UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Expedia, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2013

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Expedia, Inc., which will be held on Tuesday, June 18, 2013, at 8 a.m. local time at 8800 West Sunset Boulevard, West Hollywood, California 90069.

At the Annual Meeting, you will be asked (1) to elect ten directors, (2) to approve the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan, including an amendment to increase the number of shares of Expedia common stock authorized for issuance thereunder by 6,000,000, (3) to approve the Expedia, Inc. 2013 Employee Stock Purchase Plan and the Expedia, Inc. 2013 International Employee Stock Purchase Plan, and (4) to ratify the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for 2013. The Board of Directors unanimously recommends a vote FOR proposals 1, 2, 3 and 4.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote. You may vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously submitted your vote.

Sincerely,

Dara Khosrowshahi Chief Executive Officer 333 108th Avenue N.E. Bellevue, Washington 98004

EXPEDIA, INC.

333 108th Avenue N.E.

Bellevue, Washington 98004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Expedia, Inc., a Delaware corporation, will be held Tuesday, June 18, 2013, at 8 a.m. local time at 8800 West Sunset Boulevard, West Hollywood, California 90069.

Items of business at the Annual Meeting will be:

1.	To elect the ten directors named in this proxy statement, each to hold office for a one-year term ending on the date of the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors);

2.	To approve the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan, including an amendment to increase the number of shares of Expedia common stock authorized for issuance thereunder by 6,000,000;

3.	To approve the Expedia, Inc. 2013 Employee Stock Purchase Plan and the Expedia, Inc. 2013 International Employee Stock Purchase Plan;

4.	To ratify the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for 2013; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of Expedia capital stock at the close of business on April 19, 2013 are entitled to notice of, to attend, and to vote at the Annual Meeting and any adjournments or postponements thereof.

We are furnishing proxy materials to our stockholders primarily via the internet instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about May 2, 2013, we will send a Notice of Internet Availability of Proxy Materials to the holders of record and beneficial owners of our capital stock as of the close of business on the record date and also provided access to our proxy materials over the internet.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By order of the Board of Directors,

Robert J. Dzielak Executive Vice President, General Counsel and Secretary

April 30, 2013

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 18, 2013

This Proxy Statement and the 2012 Annual Report are available at:

www.RRDEZProxy.com/2013/EXPE

Page
PROCEDURAL MATTERS	1
Date, Time and Place of Meeting	1
Record Date and Voting Rights	1
Quorum; Abstentions; Broker Non-Votes	2
Solicitation of Proxies	2
Voting Proxies	2
Voting in Person at the Annual Meeting	3
Revocation of Proxies	4
Other Business	4

PROPOSAL 1: ELECTION OF DIRECTORS	5
Nominees	5
Board Meetings and Committees	9
Director Nominations	12
Communications With the Board	12
Compensation of Non-Employee Directors	12
Compensation Committee Interlocks and Insider Participation	14
Required Vote	15

PROPOSAL 2: APPROVAL OF THE SECOND AMENDED AND RESTATED EXPEDIA, INC. 2005 STOCK AND ANNUAL INCENTIVE PLAN, INCLUDING AN AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 6,000,000	16
Introduction	16
Key Changes	16
Summary of Terms of the Amended 2005 Plan	17
U.S. Federal Income Tax Consequences	22
Required Vote	23
Equity Compensation Plan Information	24

PROPOSAL 3: APPROVAL OF EXPEDIA, INC. 2013 EMPLOYEE STOCK PLAN AND EXPEDIA, INC. 2013 INTERNATIONAL EMPLOYEE STOCK PLAN	25
Description of the ESPPs	25
Certain U.S. Federal Income Tax Consequences	28
Non-U.S. Income Tax Consequences	28
Required Vote	29

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
Required Vote	30

AUDIT COMMITTEE REPORT	31
Fees Paid to Our Independent Registered Public Accounting Firm	32
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm Fees	32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
Section 16(a) Beneficial Ownership Reporting Compliance	35
Information Concerning Executive Officers	35

COMPENSATION DISCUSSION AND ANALYSIS	36

COMPENSATION COMMITTEE REPORT	49

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PROCEDURAL MATTERS

This Proxy Statement is being furnished to holders of common stock and Class B common stock of Expedia, Inc., a Delaware corporation, in connection with the solicitation of proxies by Expedia’s Board of Directors for use at its 2013 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Expedia’s principal offices are located at 333 108th Avenue N.E., Bellevue, Washington 98004. This Proxy Statement is being made available to Expedia stockholders on or about April 30, 2013.

Date, Time and Place of Meeting

The Annual Meeting will be held on Tuesday, June 18, 2013, at 8 a.m. local time at 8800 West Sunset Boulevard, West Hollywood, California 90069.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, otherwise known as holding in “street name,” you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Use of cameras and recording devices will not be permitted at the Annual Meeting.

Record Date and Voting Rights

General. The Board of Directors established the close of business on April 19, 2013 as the record date for determining the holders of Expedia stock entitled to notice of and to vote at the Annual Meeting. On the record date, 122,341,563 shares of common stock and 12,799,999 shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. Expedia stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the record date, voting together as a single voting group, in (i) the election of seven of the ten director nominees, (ii) the approval of the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan (the “Amended 2005 Plan”), including an amendment to increase the number of shares of Expedia common stock authorized for issuance thereunder by 6,000,000, (iii) the approval of the Expedia, Inc. 2013 Employee Stock Purchase Plan and the Expedia, Inc. 2013 International Employee Stock Purchase Plan (the “U.S. ESPP” and the “International ESPP,” respectively, and collectively, the “ESPPs”) and (iv) the ratification of the appointment of Expedia’s independent registered public accounting firm. Expedia stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the three director nominees that the holders of Expedia common stock are entitled to elect as a separate class pursuant to the Company’s amended and restated certificate of incorporation.

Barry Diller, the Chairman and Senior Executive of Expedia, generally controls the vote of shares that he owns as well as, pursuant to an irrevocable proxy, those shares beneficially owned by Liberty Interactive Corporation (“Liberty Interactive”) and its subsidiaries. Based on information filed by Mr. Diller and Liberty Interactive and certain of their affiliates on a Statement of Beneficial Ownership on Schedule 13D, most recently amended on April 2, 2012, a Form 4 filed by Mr. Diller on March 15, 2013, and a Form 4 filed by Liberty Interactive on March 4, 2013, Mr. Diller and Liberty Interactive together beneficially own approximately 12% of the outstanding shares of common stock (or 22% assuming exercise of Mr. Diller’s vested stock options and conversion of all shares of Class B common stock into shares of common stock) and 100% of the outstanding shares of Class B common stock and, consequently, approximately 58% of the combined voting power of the outstanding Expedia capital stock as of the record date. As a result, regardless of the vote of any other Expedia stockholder, Mr. Diller has control over the vote relating to the election of seven of the ten director nominees, the approval of the amendments to the Amended 2005 Plan, the approval of the ESPPs and the ratification of the appointment of Expedia’s independent registered public accounting firm.

Voting of Stock Held in 401(k) Plan. The trustee of Expedia’s 401(k) plan for employees, Fidelity Management Trust Company, will vote Expedia common stock credited to employee accounts in accordance with such employees’ voting instructions. The trustee will vote the 401(k) plan stock for which voting instructions are not received in the same proportion as the shares for which voting instructions are received.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all previously submitted proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. In the election of seven of the ten director nominees, the approval of the Amended 2005 Plan, the approval of the ESPPs and the ratification of the appointment of our independent registered public accounting firm, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. In the election of the three directors whom the holders of Expedia common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of votes of the outstanding common stock constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Expedia stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on the election of our directors, the approval of the Amended 2005 Plan or the approval of the ESPPs, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Solicitation of Proxies

Expedia will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Expedia, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise. Following the original mailing of the proxies and other soliciting materials, Expedia will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Expedia capital stock and to request authority for the exercise of proxies. In such cases, Expedia, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.

Voting Proxies

The manner in which your shares may be voted depends on whether you are a:

•	Registered stockholder: your shares are represented by certificates or book entries in your name on the records of the Company’s stock transfer agent;

•	401(k) plan participant: your shares are held in Expedia’s 401(k) plan for employees; or

•	Beneficial stockholder: your shares are held “in street name” through a broker, trust, bank or other nominee.

Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form provided. To vote using the internet or by telephone, you will be required to enter the control number that is included on your Notice of Internet Availability of Proxy Materials or other voting instruction form provided by your broker, trust, bank or other nominee.

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Using the Internet. Registered stockholders and 401(k) plan participants may vote using the internet by going to www.investorvote.com/EXPE and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Telephone. Registered stockholders and 401(k) plan participants may vote, from within the United States, using any touch-tone telephone by calling 1-800-652-VOTE (8683) and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Mail. Registered stockholders and 401(k) plan participants may submit proxies by mail by requesting printed proxy cards and marking, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided by their brokers, trusts, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If you are a stockholder of record and submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each of the proposals described in this Proxy Statement.

Expedia is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder (Delaware General Corporation Law section 212(c)). The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

Voting in Person at the Annual Meeting

You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made by mail, telephone or the internet. We will provide a ballot to registered stockholders who request one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote via the internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

Revocation of Proxies

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, or (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet prior to the vote at the Annual Meeting, or (iii) attending the Annual Meeting and properly giving notice of revocation to the inspector of election or voting in person. Registered holders may send any written notice or request for a new proxy card to Expedia, Inc., c/o Computershare, P.O. Box 43006, Providence, RI 02940-3006, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the internet. Registered holders may also request a new proxy card by calling 1-866-202-9254.

Other Business

The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, a board of ten directors will be elected to hold office until the next annual meeting of stockholders or until their successors shall have been duly elected and qualified (or, if earlier, any director’s removal or resignation from the Board of Directors). The Company’s amended and restated certificate of incorporation provides that the holders of the Company’s common stock, acting as a single class, are entitled to elect a number of directors equal to 25% percent of the total number of directors, rounded up to the next whole number of directors, which is currently three directors. The Board has designated Messrs. Battle, Jacobson and Kern as nominees for the positions on the Board to be elected by the holders of Expedia common stock voting as a separate class. Pursuant to an Amended and Restated Governance Agreement among Expedia, Liberty Interactive and Mr. Diller dated December 20, 2011 (the “Governance Agreement”), Liberty Interactive has the right to nominate up to a number of directors equal to 20% of the total number of the directors on the Board (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to Liberty Interactive are satisfied. Liberty Interactive has designated Dr. Malone and Ms. Coe as its nominees to the Board. Although management does not anticipate that any of the nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board.

The name and certain background information regarding each nominee, as of March 15, 2013, are set forth below. There are no family relationships among directors or executive officers of Expedia. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that he or she should be nominated or renominated as a director, each nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to Expedia and our Board as demonstrated by the nominee’s past service. All of our director-nominees also have extensive management experience in complex organizations. The Board considered the NASDAQ requirement that the Company’s Audit Committee be composed of at least three independent directors, as well as specific NASDAQ and Securities and Exchange Commission (“SEC”) requirements regarding financial literacy and expertise.

Name	Age	Position With Expedia, Inc.
Barry Diller	71	Chairman and Senior Executive
Victor A. Kaufman	69	Director and Vice Chairman
Dara Khosrowshahi	43	Director and Chief Executive Officer
A. George “Skip” Battle	69	Director
Pamela L. Coe	53	Director
Jonathan L. Dolgen	67	Director
Craig A. Jacobson	60	Director
Peter M. Kern	45	Director
John C. Malone	72	Director
José A. Tazón	69	Director

Barry Diller has been the Chairman of the Board and Senior Executive of Expedia since the completion of the Company’s spin-off from IAC/Interactive Corp (“IAC”) on August 9, 2005 (the “IAC/Expedia Spin-Off”). Mr. Diller has been the Chairman of the Board and Senior Executive of IAC since December 2010 and also served as Chairman of the Board and Chief Executive Officer of IAC (and its predecessors) from August 1995 through November 2010. Mr. Diller also acts as a special advisor to the Chief Executive Officer of TripAdvisor, Inc. He had previously served as Chairman and Senior Executive of TripAdvisor, Inc. from completion of its spin-off from the Company on December 20, 2011 (the “TripAdvisor Spin-Off”), until December 2012 and as a member of the TripAdvisor, Inc. Board of Directors from the TripAdvisor Spin-Off until April 2013. Mr. Diller previously served as the Non-Executive Chairman of the Board of Ticketmaster Entertainment, Inc. from August 2008 through January 2010 and as the Non-Executive Chairman of the Board of Live Nation Entertainment from January 2010 through October 2010 and remained a member of the Board of Live Nation Entertainment through January 2011. He also served as Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994 and as the Chairman of the Board and Chief Executive Officer of Fox, Inc. from 1984 to 1992. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is currently a member of the Boards of Directors of The Washington Post Company and of The Coca-Cola Company. Mr. Diller is also a member of the Board of Councilors for the University of Southern California’s School of Cinematic Arts, the New York University Board of Trustees, the Executive Board for the Medical Sciences of the University of California, Los Angeles and a member of the Council on Foreign Relations.

Board Membership Qualifications: As result of his involvement with Expedia both while it was operated within IAC and since the IAC/Expedia Spin-Off, Mr. Diller has a great depth of knowledge and experience regarding Expedia and its businesses. Mr. Diller has extensive management experience, including through his service as Chief Executive Officer of media and interactive commerce companies, as well as experience as a director serving on other public company boards, including as Chairman. Mr. Diller also effectively controls Expedia.

Victor A. Kaufman has been a director and the Vice Chairman of Expedia since completion of the IAC/Expedia Spin-Off. Mr. Kaufman has been a director of IAC (and its predecessors) since December 1996 and has served as the Vice Chairman of IAC since October 1999. Mr. Kaufman previously served as Vice Chairman of the Board of Ticketmaster Entertainment, Inc. from August 2008 through January 2010 and as a director of Live Nation Entertainment from January 2010 through December 2010. Mr. Kaufman served in the Office of the Chairman of IAC from January 1997 to November 1997 and as Chief Financial Officer of IAC from November 1997 to October 1999. Prior to his tenure with IAC, Mr. Kaufman served as the Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in those capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star’s successor company, Columbia Pictures Entertainment, Inc. He resigned from those positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman served as a director of TripAdvisor, Inc. from the completion of the TripAdvisor Spin-Off on December 20, 2011, until February 7, 2013.

Board Membership Qualifications: Mr. Kaufman has unique knowledge of and experience with Expedia and its businesses gained through his involvement with Expedia both while it was operated within IAC and since the IAC/Expedia Spin-Off. Mr. Kaufman also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions, as well as experience as a director serving on other public company boards.

Dara Khosrowshahi has been a director and the Chief Executive Officer of Expedia since completion of the IAC/Expedia Spin-Off. Mr. Khosrowshahi served as the Chief Executive Officer of IAC Travel, a division of IAC, from January 2005 to the IAC/Expedia Spin-Off date. Prior to his tenure as Chief Executive Officer of IAC Travel, Mr. Khosrowshahi served as Executive Vice President and Chief Financial Officer of IAC from January 2002 to January 2005. Mr. Khosrowshahi served as IAC’s Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002 and as President, USA Networks Interactive, a division of IAC, from 1999 to 2000. Mr. Khosrowshahi joined IAC in 1998 as Vice President of Strategic Planning and was promoted to Senior Vice President in 1999. Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998. Mr. Khosrowshahi served as director of TripAdvisor, Inc., from the TripAdvisor Spin-Off until February 7, 2013.

Board Membership Qualifications: Mr. Khosrowshahi possesses in-depth experience with and knowledge of the online travel industry gained through his service as Chief Executive Officer of IAC Travel prior to the

IAC/Expedia Spin-Off, as Chief Executive Officer of Expedia since the IAC/Expedia spin-off and as a director of TripAdvisor, Inc. following the TripAdvisor Spin-Off. Mr. Khosrowshahi also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

A. George “Skip” Battle has been a director of Expedia since completion of the IAC/Expedia Spin-Off. Mr. Battle previously served as the Executive Chairman of Ask Jeeves, Inc. from January 2004 through July 2005 and as its Chief Executive Officer from December 2000 until January 2004. Mr. Battle was a business consultant and investor and served as a member of the boards of directors of several technology companies from 1995 to 2000. Prior thereto, Mr. Battle served with Andersen Consulting in various roles, including Worldwide Managing Partner, Market Development, until his retirement from Andersen Consulting in 1995. Mr. Battle is currently Chairman of the Board of Fair Isaac Corporation, a position he has held since 2002, and serves as lead independent director on the Board of Directors of LinkedIn Corporation, a position he has held since December 2010. He is also a director of Netflix, Inc., OpenTable, Inc., Workday, Inc. and three nonprofit organizations. Mr. Battle also served as a director of PeopleSoft, Inc. from 1995 until its acquisition by Oracle Corp. in 2004, of Barra, Inc. from 1996 until 2004, Advent Software, Inc. from 2006 to May 2011, the Masters Select family of funds (all registered investment companies) from August 1996 until December 2012, and of Sungevity, Inc. from February 2010 until January 2013. Mr. Battle holds a B.A. in economics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Board Membership Qualifications: Mr. Battle has extensive financial, strategic, operational, and corporate governance experience, acquired through his more than 25 years as a business consultant as well as his prior service as a chief executive officer. Mr. Battle also has experience as a director serving on other public company boards.

Pamela L. Coe has been a director of Expedia since November 2012. Ms. Coe is currently Vice President, Deputy General Counsel and Secretary of Liberty Interactive Corporation. Prior to joining Liberty Interactive, Ms. Coe provided legal services to Liberty on a consultancy basis for three years having previously served as Senior Counsel, Finance at Liberty’s predecessor parent company, Tele-Communications, Inc. (“TCI”) for seven years. Prior to her tenure at TCI, Ms. Coe was a partner in a major San Francisco-based law firm, specializing in corporate, securities and banking law. Ms. Coe received her B.S. degree in finance from Arizona State University and her J.D. from the UCLA School of Law.

Board Membership Qualifications: Ms. Coe was nominated as a director by Liberty Interactive, which currently has the right to nominate two individuals for election to Expedia’s Board of Directors pursuant to the Governance Agreement. Ms. Coe has significant legal and business knowledge and experience in corporate governance matters.

Jonathan L. Dolgen has been a director of Expedia since completion of the IAC/Expedia Spin-Off. From July 2004 until April 2010, Mr. Dolgen was a Senior Advisor to Viacom, Inc. (“Old Viacom”), a worldwide entertainment and media company, where he provided advisory services to the chief executive officer of Old Viacom, or others designated by him, on an as-requested basis. Effective December 31, 2005, Old Viacom was separated into two publicly traded companies, Viacom Inc. (“New Viacom”) and CBS Corporation. From the separation of Old Viacom, Mr. Dolgen provided advisory services to the chief executive officer of New Viacom, or others designated by him, on an as-requested basis. Since July 2004, Mr. Dolgen has been a private investor, and since September 2004, Mr. Dolgen has been the principal of Wood River Ventures, LLC, a private entity that seeks investment and other opportunities and provides consulting services, primarily in the media sector. From April 2005 until April 2013, Mr. Dolgen, through Wood River, had an arrangement with Madison Dearborn Partners, LLC to seek investment opportunities and consult, primarily in the media sector. From October 2006 through March 2008, Mr. Dolgen served as senior consultant for ArtistDirect, Inc. From April 1994 to July 2004, Mr. Dolgen served as Chairman and Chief Executive Officer of the Viacom Entertainment Group, a unit of Old Viacom, where he oversaw various operations of Old Viacom’s businesses, which during 2003 and 2004 primarily included the operations engaged in motion picture production and distribution, television production and distribution, regional theme parks, theatrical exhibition and publishing. As a result of the separation of Old

Viacom, Old Viacom’s motion picture production and distribution and theatrical exhibition business became part of New Viacom’s businesses, and substantially all of the remaining businesses of Old Viacom overseen by Mr. Dolgen remained with CBS Corporation. Mr. Dolgen began his career in the entertainment industry in 1976 and, until joining the Viacom Entertainment Group, served in executive positions at Columbia Pictures Industries, Inc., Twentieth Century Fox and Fox, Inc., and Sony Pictures Entertainment. Mr. Dolgen has also been a director of Live Nation Entertainment, Inc. since its formation following the merger of Live Nation, Inc. and Ticketmaster in January 2010. Prior to the merger, Mr. Dolgen was a director of Ticketmaster from August 2008. From October 2004 until September 2008, Mr. Dolgen was a Director of Charter Communications, Inc. He is also a member of the Board of Trustees of the Claremont Graduate School and a director of the Simon Wiesenthal Center. Mr. Dolgen holds a B.S. from Cornell University and a J.D. from New York University.

Board Membership Qualifications: Mr. Dolgen has extensive high-level executive management experience, including prior service as a Chief Executive Officer. Mr. Dolgen also has experience as a director serving on other public company boards. Mr. Dolgen has significant expertise in both traditional and new media.

Craig A. Jacobson has been a director of Expedia since December 2007. Mr. Jacobson is a founding partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush & Kaller, L.L.P., where he has practiced entertainment law for the past 20 years. Mr. Jacobson is a member of the Board of Directors of Aver Media, a privately-held Canadian lending institution, Charter Communications and Tribune Entertainment and was a director of Ticketmaster from August 2008 until its merger with Live Nation, Inc. in January 2010.

Board Membership Qualifications: Mr. Jacobson has extensive legal and business knowledge and experience in corporate governance matters. Mr. Jacobson also has significant financial knowledge gained during his more than twenty years practicing law as well as his service as a director serving on public and private company boards.

Peter M. Kern has been a director of Expedia since completion of the IAC/Expedia Spin-Off. Mr. Kern is a Managing Partner of InterMedia Partners, LP, a private equity firm. Prior to joining InterMedia, Mr. Kern was Senior Managing Director and Principal of Alpine Capital LLC. Prior to Alpine Capital, Mr. Kern founded Gemini Associates in 1996 and served as President from its inception through its merger with Alpine Capital in 2001. Prior to founding Gemini Associates, Mr. Kern was at the Home Shopping Network and Whittle Communications. Since April 2013, Mr. Kern has served as Chairman of the Board of Directors of Hemisphere Media Group, Inc., a publicly-traded Spanish-language media company. Mr. Kern also serves on the boards of a number of private companies, including Televicentro of Puerto Rico, LLC, Luxury Retreats International Holdings, Inc. and Cine Latino, Inc. Mr. Kern holds a B.S. degree from the Wharton School at the University of Pennsylvania.

Board Membership Qualifications: Through his extensive background in private equity and as a director of several private companies, as well as prior experience in senior executive positions, Mr. Kern has a high level of financial expertise and background in analyzing investments and strategic transactions.

John C. Malone has been a director of Expedia since completion of the IAC/Expedia Spin-Off, other than for a brief period in November/December 2012. Dr. Malone has served as the Chairman of the Board of Liberty Interactive Corporation (formerly known as Liberty Media Corporation) since 1994, and as Chairman of the Board of Liberty Media Corporation (formerly known as Liberty Spinco, Inc.) since August 2012 and as a director since January 2013, and he served as Liberty Interactive’s Chief Executive Officer from August 2005 through February 2006. Dr. Malone previously served as Chairman of the Board of Starz (formerly known as Liberty Media Corporation) from August 2011 to January 2013, and served as a director of Starz from December 2010 to January 2013. Dr. Malone also served as Chairman of the Board of Tele-Communications, Inc. from 1996 to 1999 and as Chief Executive Officer of Tele-Communications, Inc. from 1994 to 1997. In addition, Dr. Malone has served as Chairman of the Board of Directors of Liberty Global, Inc. since June 2005 and served as Chairman of the Board of Liberty Global’s predecessor, LMI, from March 2004 to June 2005. Dr. Malone served as a director of UnitedGlobalCom, Inc., now a subsidiary of Liberty Global, Inc., from January 2002 to June 2005. He has served as a director of Discovery Communications, Inc. since September 2008, and he served as Chairman of the Board of its predecessor, Discovery Holding Company, from March 2005 to September 2008. Dr. Malone has served as a director of Sirius XM Radio Inc. since April 2009. Dr. Malone served as a director of the Bank of New York Company, Inc. from June 2005 to April 2007, of Cablevision Systems Corp. from March 2005 to June 2005 and of Ascent Capital Group, Inc. from January 2010 to September 2012. In addition, Dr. Malone served as Chairman of the Board of Directors of DIRECTV from November 2009 until June 2010 and previously to that he served as Chairman of the Board of DIRECTV’s predecessor, The DirecTV Group, Inc., from February 2008 to November 2009. Dr. Malone also served as a director of IAC/InterActiveCorp from May 2006 until June 2010, and of Live Nation Entertainment, Inc. from January 2010 until February 2011.

Board Membership Qualifications: Dr. Malone was nominated as a director by Liberty Interactive, which currently has the right to nominate two individuals for election to Expedia’s Board of Directors pursuant to the Governance Agreement. Dr. Malone is a leader in the media and telecommunications industry and has extensive senior executive experience as well as experience as a director serving on other public company boards.

José A. Tazón has been a director of Expedia since March 2009. Since January 1, 2009, Mr. Tazón has served as the non-executive Chairman of the Board of Directors of Amadeus IT Group S.A., a leading provider of IT solutions to the travel and tourism industry. Mr. Tazón served as Amadeus’ President and Chief Executive Officer from October 1990 until December 2008. Prior to joining Amadeus, Mr. Tazón worked at Iberian Airlines from 1975 until 1987, where he served as Head of Systems Planning from 1983 until 1987. Mr. Tazón received advanced degrees in Telecommunications Engineering and Data Processing from the Universidad Politécnica, Madrid, Spain.

Board Membership Qualifications: Mr. Tazón has extensive senior-level management experience, including eighteen years as a chief executive officer. He also has a wealth of knowledge of the travel and tourism industry, including insight and understanding of technology solutions related to the industry, and a strong background in the global travel marketplace.

Board Meetings and Committees

Controlled Company Status. Expedia is subject to the NASDAQ Stock Market Listing Rules. These rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, such as Expedia, from certain requirements.

Pursuant to an amended and restated stockholders agreement dated December 20, 2011 (the “Stockholders Agreement”), by and between Liberty Interactive and Mr. Diller, Mr. Diller generally controls the vote of shares that he owns as well as those shares beneficially owned by Liberty Interactive. Based on information filed by Mr. Diller and Liberty Interactive and certain of their affiliates on a Statement of Beneficial Ownership on Schedule 13D, most recently amended on April 2, 2012, a Form 4 filed by Mr. Diller on March 15, 2013, and a Form 4 filed by Liberty Interactive on March 4, 2013, Mr. Diller and Liberty Interactive together beneficially own, as of the record date, approximately 12% of the outstanding common stock (or 22% assuming exercise of Mr. Diller’s vested stock options and conversion of all shares of Class B common stock into shares of common stock) and 100% of the outstanding Class B common stock and, consequently, approximately 58% of the combined voting power of the outstanding Expedia capital stock. On this basis, Expedia is relying on the exemption for controlled companies from certain NASDAQ requirements, including, among others, the requirement that a majority of the Board of Directors be composed of independent directors, the requirement that the Compensation Committee be composed solely of independent directors and certain requirements relating to the nomination of directors.

Director Independence. The Board of Directors has determined that each of Messrs. Battle, Dolgen, Jacobson, Kern and Tazón is an “independent director” as defined by the NASDAQ listing rules. In making its independence determinations, the Board considered the applicable legal standards and any relevant transactions, relationships or arrangements, including legal services provided to a subsidiary of IAC by the law firm in which Mr. Jacobson is a partner and Mr. Tazón’s service as non-executive chairman of Amadeus, a company with which Expedia has a contractual relationship.

The Board. The Board of Directors met four times in 2012. During such period, all of the incumbent directors, other than Mr. Dolgen, attended at least 75% of the meetings of the Board and the Board committees on which they served (held during the period that such director served). During 2012, Mr. Dolgen was unable to attend one meeting of the Compensation and Section 16 Committees and two meetings of the Board as he was recovering from an illness. The independent directors meet in regularly scheduled sessions, typically before or after each Board meeting, without the presence of management. Directors are encouraged, but not required to attend annual meetings of Expedia stockholders. Nine of the ten members of the Board attended the 2012 Annual Meeting of Stockholders.

The Board of Directors has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee and the Executive Committee. The Audit, Compensation and Section 16 Committees operate under written charters adopted by the Board of Directors. These charters are available on the “Corporate Governance” page of the “Investors” section of the Company’s corporate website at www.expediainc.com.

Board Leadership Structure. Mr. Diller serves as the Chairman and also serves as Senior Executive of the Company, and Mr. Khosrowshahi serves as Chief Executive Officer of the Company. The roles of Chief Executive Officer and Chairman of the Board are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or appoints a Chief Executive Officer, based on the relevant facts and circumstances applicable at such time. Independent members of the Board chair our Audit, Compensation and Section 16 Committees. Expedia has had the current leadership structure since the completion of IAC/Expedia Spin-Off.

Board’s Role in Risk Oversight. As part of its general oversight duties, the Board of Directors oversees the Company’s risk management. The Chief Executive Officer, Chief Financial Officer and General Counsel attend quarterly Board meetings and discuss operational risks with the Board. Management also provides quarterly reports and presentations on strategic risks to the Board. Between quarterly meetings, the Chief Executive Officer, Chief Financial Officer and General Counsel attend regular Executive Committee Meetings, and the members are informed of any immediate risks at such meetings.

In addition, the Audit Committee is responsible for discussing with management the Company’s major financial risks and the steps management has taken to monitor and control such risks, including the Company’s risk assessment and risk management policies. The Audit Committee also has oversight responsibility for the Company’s foreign exchange risk management policy and investment management policy. In fulfilling its responsibilities, the Audit Committee receives regular reports from the Chief Financial Officer, General Counsel, Vice President of Internal Audit, Treasurer, Chief Technology Officer and Chief Accounting Officer. In addition, the Committee reviews the results of the annual risk assessment survey of key company leaders. The Vice President of Internal Audit reports directly to the Audit Committee and provides quarterly (or more frequent) reports on the results of internal audits and investigations. The Chairman of the Audit Committee makes regular reports to the Board.

Audit Committee. The Audit Committee of the Board of Directors currently consists of three directors: Messrs. Battle, Jacobson and Kern. Each current Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and NASDAQ. The Board has determined that each of Messrs. Battle and Kern is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee functions pursuant to a written charter adopted by the Board, pursuant to which the Audit Committee is granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. The full text of the Audit Committee charter is available on the “Corporate Governance” page of the “Investors” section of the Company’s corporate website at www.expediainc.com. The Audit Committee is appointed by the Board to assist the Board with a variety of matters discussed in detail in the charter, including monitoring: (i) the integrity of the Company’s financial reporting process, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of Company’s internal audit function and the independent registered public accounting firm and (iv) the Company’s compliance with legal and regulatory requirements.

Mr. Battle is the Chairman of the Audit Committee. The Audit Committee met nine times in 2012 and acted by written consent one time. The formal report of the Audit Committee with respect to the year ended December 31, 2012, is set forth under the heading “Audit Committee Report” below.

Compensation Committee. During 2012, the Compensation Committee consisted of Messrs. Dolgen, Kern and, until December 2012, Mr. Fitzgerald. On December 20, 2012, the Board of Directors appointed Ms. Coe as a member of the Compensation Committee replacing Mr. Fitzgerald, whose resignation from the Board of Directors was effective as of the same date. On February 28, 2013, the Board of Directors appointed Mr. Jacobson as a member of the Compensation Committee on a temporary basis as Mr. Dolgen was recovering from an illness. With the exception of Ms. Coe, each member is an “independent director” as defined by the NASDAQ listing rules. No member of the Compensation Committee is an employee of Expedia. The Compensation Committee is responsible for (i) administering and overseeing the Company’s executive compensation program, including salary matters, bonus plans and stock compensation plans, and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (see section below titled “Section 16 Committee”). Mr. Dolgen is the Chairman of the Compensation Committee. In 2012, the Compensation Committee met six times. A description of the Company’s processes and procedures for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis.”

Section 16 Committee. During 2012, the Section 16 Committee consisted of Messrs. Dolgen and Kern. On February 28, 2013, the Board of Directors appointed Mr. Jacobson as a member of the Section 16 Committee on a temporary basis as Mr. Dolgen was recovering from an illness. Each member is an “independent director” as defined by the NASDAQ listing rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act. The Section 16 Committee is authorized to exercise all powers of the Board of Directors with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to Expedia’s executive officers. Mr. Dolgen is the Chairman of the Section 16 Committee. The Section 16 Committee met six times in 2012.

Executive Committee. The Executive Committee consists of Messrs. Diller, Kaufman and Khosrowshahi. The Executive Committee has all the power and authority of the Board of Directors, except those powers specifically reserved to the Board by Delaware law. Mr. Diller is the Chairman of the Executive Committee. In 2012, the Executive Committee held two meetings and acted by written consent three times.

Other Committees. The Board of Directors may from time to time establish other committees of the Board consisting of one or more of its directors. No such other committees were established in 2012.

Compensation Policies and Practices Risk Assessment. Consistent with SEC disclosure requirements, management has assessed compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Management has also assessed the compensation consultancy services provided by Compensia, Inc. to the Company, including the independence-related factors required to be considered under SEC rules, and concluded that such services do not raise any conflicts of interest.

Director Nominations

Given the ownership structure of the Company and its status as a “controlled company,” the Board of Directors does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. Pursuant to the Governance Agreement, Liberty Interactive has the right to nominate a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board so long as certain stock ownership requirements are satisfied. The Board does not have specific requirements for eligibility to serve as a director of Expedia, nor does it have a specific policy on diversity. However, in evaluating candidates, regardless of how recommended, the Board considers whether the professional and personal ethics and values of the candidate are consistent with those of Expedia, whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Expedia, including in providing a mix of Board members that represent a diversity of backgrounds, perspectives and opinions, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board, and whether the candidate is prepared and qualified to represent the best interests of Expedia’s stockholders. Given the controlled status of Expedia, the Board believes the process described above is appropriate. Liberty Interactive has nominated Dr. Malone and Ms. Coe as nominees for 2013. The other nominees to the Board were recommended by the Chairman and then were considered and recommended by the entire Board.

The Board of Directors does not have a formal policy regarding the consideration of director candidates recommended by stockholders. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Expedia, Inc., 333 108th Avenue N.E., Bellevue, Washington 98004, Attention: Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board.

Communications With the Board

Stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to Expedia, Inc., 333 108th Avenue N.E., Bellevue, Washington 98004, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to the specified director(s).

Compensation of Non-Employee Directors

The Board of Directors sets non-employee director compensation, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align directors’ interests with those of our stockholders.

Expedia employees do not receive compensation for services as directors, and Liberty Interactive nominees have historically agreed that they would not receive compensation for their Expedia Board service, including for 2013. During 2012, each non-employee director of Expedia was entitled to receive the following compensation:

•	an annual retainer of $45,000, paid in equal quarterly installments;

•

a grant of restricted stock units (“RSUs”) with a value of $250,000 (based on the closing price of Expedia’s common stock on the NASDAQ Stock Market on the day prior to the grant), upon such director’s initial election to office and annually thereafter on June 1, such RSUs to vest in three equal installments commencing on the first anniversary of the grant date and, in the event of a change in control (as defined in the Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan (the “Expedia 2005 Plan”) and described in the section below titled “Executive Compensation—Potential Payments Upon Termination or Change in Control”), to vest automatically in full, and such RSUs to be entitled to dividends declared and paid on the underlying shares of common stock during the vesting period;

•	an annual retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committee (including the Chairman); and

•	an additional annual retainer of $10,000 for the Chairman of the Audit Committee and $10,000 for the Chairman of the Compensation Committee.

Members of the Section 16 Committee do not receive additional compensation for service on that committee. Expedia reimburses directors for all reasonable expenses incurred to attend Board and committee meetings.

Director Stock Ownership Guidelines

In March 2010, the Board of Directors adopted stock ownership guidelines for directors to further align the interests of the directors with the interests of the stockholders of the Company. The director stock ownership guidelines apply to all directors except (i) directors who are also subject to the Company’s Executive Stock Ownership Guidelines and (ii) directors nominated by Liberty Interactive, who do not receive compensation from the Company for service on the Board of Directors (“Covered Directors”).

Covered Directors are encouraged to hold a number of shares of Expedia common stock during their tenure with a minimum value equal to three times the value of the annual Board membership retainer (currently $45,000, with the current holding requirement thereby equal to $135,000). Each Covered Director will have three years from the later of (i) the adoption of the policy and (ii) election to the Board of Directors to acquire such shares. If the annual cash retainer is increased during a Covered Director’s service, the Covered Director shall have three years from the date of the increase in the annual cash retainer to acquire the additional stock. Based on the closing price of the Company’s common stock on March 15, 2013, each Covered Director held shares of Expedia common stock with a value significantly greater than $135,000.

Non-Employee Director Deferred Compensation Plan

Under Expedia’s Non-Employee Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units, representing the number of shares of Expedia common stock that could have been purchased on the date such fees would otherwise be payable, or (ii) credited to a cash fund. If any dividends are paid on Expedia common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of the Company, a director will receive (1) with respect to share units, such number of shares of Expedia common stock as the share units represent, and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

2012 Non-Employee Director Compensation

As employees of the Company, Messrs. Diller, Kaufman and Khosrowshahi did not receive compensation for service as directors. Mr. Fitzgerald, who resigned from the Board on December 20, 2012, Dr. Malone and Ms. Coe, all of whom were nominated by Liberty Interactive, also did not receive compensation for their Expedia Board service. The following table shows the 2012 compensation information for the remaining directors of the Company.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
A. George “Skip” Battle(6)	$75,000	$249,963	$—	$6,960	331,923
Jonathan L. Dolgen(7)	70,000	249,963	—	6,960	326,923
Craig A. Jacobson(8)	65,000	249,963	—	6,960	321,923
Peter M. Kern(9)	80,000	249,963	—	6,960	336,923
José A. Tazón(10)	45,000	249,963	—	6,960	301,923

(1)	This column reports the amount of cash compensation earned in 2012 for Board and committee service.
(2)	Amounts shown reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the directors. Stock awards consist of RSUs valued using the closing price of Expedia common stock on the NASDAQ Stock Market on the day immediately preceding the grant date.
(3)	Each of Messrs. Battle, Dolgen, Jacobson, Kern and Tazón had 15,974 RSUs outstanding at December 31, 2012.
(4)	Expedia has not granted any options for service as a director. At December 31, 2012, Mr. Battle held options to purchase 9,947 shares of Expedia common stock that were issued in connection with IAC’s acquisition of Ask Jeeves, Inc. in July 2005.
(5)	Unvested RSUs held by directors are credited with dividend equivalents at the same rate and at the same time as cash dividends paid to the Company’s common stockholders. Such dividend equivalents vest and are paid upon vesting of the underlying RSUs. The amounts of such dividend equivalents are reflected in the closing price of Expedia common stock on the NASDAQ Stock Market for the 2012 RSU grants shown in the above table; however, dividend equivalents were not reflected in the closing price of Expedia common stock on the NASDAQ Stock Market for the RSUs awarded to directors prior to 2010 as the Company historically did not declare regular cash dividends. Accordingly, dividend equivalents paid to directors in 2012 on unvested RSUs awarded prior to 2010 are included in “All Other Compensation.”
(6)	Mr. Battle is the Chairman of the Audit Committee.
(7)	Mr. Dolgen is the Chairman of each of the Compensation and Section 16 Committees.
(8)	Mr. Jacobson is a member of the Audit Committee. As of February 28, 2013, Mr. Jacobson was appointed, on a temporary basis, to the Compensation and Section 16 Committees.
(9)	Mr. Kern is a member of each of the Audit, Compensation and Section 16 Committees.
(10)	Mr. Tazón elected to defer his director fees, net of applicable taxes, in 2010, 2011 and 2013 pursuant to Expedia’s Non-Employee Director Deferred Compensation Plan, which is described above. Mr. Tazón did not elect to defer his director fees for 2012. At April 3, 2013, Mr. Tazón held a total of 4,105.065 share units.

Compensation Committee Interlocks and Insider Participation

The Board of Directors currently has a Compensation Committee consisting of Messrs. Dolgen, Kern and Jacobson (on a temporary basis) and Ms. Coe and a Section 16 Committee consisting of Messrs. Dolgen, Kern and Jacobson (on a temporary basis). Mr. Fitzgerald, who resigned from the Board on December 20, 2012, was a member of the Compensation Committee. None of Messrs. Dolgen, Kern, Jacobson or Fitzgerald, or Ms. Coe was an officer or employee of Expedia, formerly an officer of Expedia, or an executive officer of an entity for which an executive officer of Expedia served as a member of the compensation committee or as a director during the one-year period ended December 31, 2012.

Required Vote

At the Annual Meeting, stockholders will be asked to elect ten members of the Board of Directors, each to hold office for a one-year term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation).

Election of Messrs. Diller, Kaufman, Khosrowshahi, Dolgen, Malone and Tazón and Ms. Coe as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia common stock and Class B common stock, present in person or represented by proxy, voting together as a single class.

Election of Messrs. Battle, Jacobson and Kern as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia common stock, present in person or represented by proxy, voting together as a separate class.

For the election of the directors, abstentions and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

PROPOSAL 2:

APPROVAL OF THE SECOND AMENDED AND RESTATED EXPEDIA, INC. 2005 STOCK AND ANNUAL INCENTIVE PLAN, INCLUDING AN AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 6,000,000

Introduction

We ask that our stockholders vote to approve the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan (the “Amended 2005 Plan”), which includes an amendment to increase the number of shares authorized under the current stock and annual incentive plan by 6,000,000 shares. The Amended 2005 Plan was adopted by our Board of Directors on February 28, 2013, subject to approval by our stockholders.

The Amended 2005 Plan is an important part of the Company’s overall compensation program. It allows the Company to make annual and long-term incentive awards to the Company’s current and prospective officers, employees, directors and consultants. The purpose of the Amended 2005 Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide them with incentives that are directly linked to the future growth and profitability of the Company’s business.

If the Amended 2005 Plan is approved by stockholders, it will allow awards under the Amended 2005 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code to be tax-deductible. Section 162(m) of the Code generally places a $1 million annual limit on a Company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to stockholders and approved by a majority stockholder vote. We are asking stockholders to approve the material terms of the performance goals under the Amended 2005 Plan so that the Company may make awards that qualify as performance-based compensation under Section 162(m), and thus, would be tax deductible. For purposes of Section 162(m), the material terms of the performance goals requiring stockholder approval include the following:

•	the employees eligible to receive awards under the Amended 2005 Plan;

•	the business criteria used as the basis for the performance goals; and

•	the limits on the maximum amount of compensation payable to any employee in a given time period.

By approving the Amended 2005 Plan, the stockholders will be approving, among other things, the eligibility requirements, performance goals and limits on various cash and stock awards contained therein for purposes of Section 162(m).

Key Changes

If approved, the Amended 2005 Plan would make the following key changes to the current stock and annual incentive plan:

Increase in Authorized Shares	Increase the shares authorized for issuance under the Amended 2005 Plan by 6,000,000 shares.
Term of Plan	Extend the term of the plan through the tenth anniversary of the date on which our stockholders approve the Amended 2005 Plan.
Administrative Changes	Make certain other administrative changes.

Promotion of Good Compensation Practices

The Amended 2005 Plan is designed to reinforce the alignment between equity compensation arrangements for officers, employees, directors and consultants, and stockholders’ interests and, as highlighted below, includes a number of provisions that the Company believes represent best practices.

No Discounted Stock Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.

No “Repricing” without Stockholder Approval. The Company may not, without the approval of stockholders, (1) reduce the exercise price of an outstanding stock option or the grant price of an outstanding stock appreciation right (“SAR”) or (2) cancel and re-grant an outstanding stock option or SAR or exchange such stock option or SAR for either cash or a new award with a lower (or no) exercise price when the exercise price of such stock option or the grant price of such SAR is above the fair market value of a share of common stock.

No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the Amended 2005 Plan can be automatically replenished.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee.

No Automatic Grants. The Amended 2005 Plan does not provide for “reload” or other automatic grants to participants.

No Tax Gross-ups. The Amended 2005 Plan does not provide for any tax gross-ups.

Key Data

The following table includes information regarding outstanding equity awards, shares available for future equity awards under the current stock and annual incentive plan and total shares outstanding as of March 15, 2013 (and without giving effect to approval of this Proposal 2):

Total shares underlying outstanding options	15,989,240
Weighted average exercise price of outstanding options	$34.7189
Weighted average remaining contractual life of outstanding options	5.46 years
Total shares underlying outstanding unvested restricted stock units (“RSUs”)	954,029
Total shares currently available for grant	3,711,349
Total shares currently available for grant as full-value awards	3,711,349
Total Shares Outstanding	135,944,454

Based on a review of the Company’s historical practice, the Board believes the shares available for grant under the Amended 2005 Plan, after giving effect to the amendment and restatement, will be sufficient to cover awards for at least the next two years. In 2010, 2011 and 2012, the Company granted equity awards (gross equity grants, which do not reflect the impact of cancellations) representing a total of approximately 6,341,000 shares, 7,892,000 shares and 6,194,000 shares, respectively, which included equity awards representing a total of approximately 724,000 shares and 2,080,000 shares in 2010 and 2011, respectively, to employees of the Company’s former TripAdvisor business. Immediately prior to the TripAdvisor Spin-Off in December 2011, Expedia effected a one-for-two reverse stock split of outstanding shares of our capital stock. When adjusted to reflect the impact of the 2011 reverse stock split, equity awards granted by the Company in 2010 and 2011 represent a total of approximately 3,170,500 shares and 3,946,000 shares, respectively. These awards reflect a three-year average utilization rate of 3.55%, which is below the Institutional Shareholder Services burn rate threshold of 3.93% applied to our industry. Additionally, purchases under our share repurchase program (as described in our Annual Report on Form 10-K) have enabled us to mitigate the dilutive effect of past awards under our equity plan. Notwithstanding circumstances not currently accounted for in our projections, such as significant market value fluctuations or acquisitions, the Board expects to continue to grant awards under the Amended 2005 Plan consistent with the Company’s historic share utilization rates.

Summary of Terms of the Amended 2005 Plan

The principal features of the Amended 2005 Plan are described below. This summary is qualified in its entirety by reference to the full text of the Amended 2005 Plan, a copy of which is attached as Appendix A to this Proxy Statement and incorporated into this Proxy Statement by reference. Please refer to Appendix A for more information.

Administration

The Amended 2005 Plan is administered by the Compensation Committee. Among other things, the Compensation Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award and to determine the terms and conditions of any such awards.

Term

Awards under the Amended 2005 Plan may be made for ten years following the date that stockholders approve the Amended 2005 Plan at this year’s annual meeting of stockholders.

Eligibility

Awards may be granted under the Amended 2005 Plan to current or prospective officers, employees, directors and consultants of Expedia and Expedia’s subsidiaries and affiliates. Shares of common stock may also be issued under the Amended 2005 Plan pursuant to the adjustment of awards granted under certain IAC and other historical incentive plans. As of March 15, 2013, approximately 9,590 individuals were eligible to participate in the Amended 2005 Plan. During 2012, a total of approximately 1,281 individuals received awards under the Amended 2005 Plan and as of March 15, 2013, a total of approximately 1,590 individuals had received awards under the plan during 2013.

Shares Subject to the Amended 2005 Plan

The current stock and annual incentive plan authorizes the issuance of up to 42,616,336 shares pursuant to awards under the plan, plus up to approximately 1,929,779 shares pursuant to outstanding adjusted awards that were assumed in connection with the spin-off of the Company from IAC/Interactive Corp. in 2005 (the “IAC/Expedia Spin-Off”). As of March 15, 2013, 3,711,349 shares remained available for grants of new awards under the plan. If stockholders approve the Amended 2005 Plan at the 2013 Annual Meeting of stockholders, the following limitations will apply under the Amended 2005 Plan:

•

Maximum number of shares underlying awards that may be granted: 48,616,336, plus up to approximately 1,929,779 shares pursuant to outstanding adjusted awards that were assumed in connection with the IAC/Expedia Spin-Off

•	Maximum number of shares that may be granted pursuant to incentive stock options: 7,000,000

•	No participant may be granted during any calendar year:

•	stock options and SARs covering in excess of 3,000,000 shares

•	performance-based awards (other than stock options and SARs) intended to qualify under Section 162(m) covering in excess of 2,000,000 shares

The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement.

The shares subject to grant under the Amended 2005 Plan are to be made available from authorized but unissued shares or from treasury shares. Other than adjusted awards, to the extent that any award is forfeited or any option or SAR terminates, expires or lapses without being exercised or any award is settled for cash, the shares subject to such awards not delivered as a result thereof will again be available for awards under the Amended 2005 Plan. If the exercise price of any option and/or the tax withholding obligations relating to any award are satisfied by delivering shares (by either actual delivery or by attestation), only the number of shares issued net of the shares delivered or attested to will be deemed delivered for purposes of the limits in the plan. To the extent any shares subject to an award are withheld to satisfy the exercise price (in the case of an option) and/or the tax withholding obligations relating to such award, such shares are not deemed to have been delivered for purposes of the limits set forth in the plan.

As indicated above, several types of stock grants can be made under the Amended 2005 Plan. A summary of these grants is set forth below. In addition, Expedia options and Expedia RSUs that converted from IAC options and IAC RSUs in connection with the IAC/Expedia Spin-Off are governed by the Amended 2005 Plan to the extent that the terms and conditions in the Amended 2005 Plan are not inconsistent with the terms and conditions that were applicable to such awards immediately prior to the IAC/Expedia Spin-Off.

Stock Options and SARs

Stock options granted under the Amended 2005 Plan can either be incentive stock options (“ISOs”) or nonqualified stock options. SARs granted under the Amended 2005 Plan can be granted either alone or in tandem with a stock option. The exercise price of options and SARs cannot be less than 100% of the fair market value of the stock underlying the options or SARs on the date of grant. The closing price of Expedia common stock, as reported on the NASDAQ Stock Market, on the last business day of the quarter ended March 31, 2013 was $60.02 per share. Stock options and SARs cannot be repriced without stockholder approval. Optionees may pay the exercise price in cash or, if approved by the Compensation Committee, in shares (valued at their fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of options and SARs are as determined by the Compensation Committee, but a stock option may not have a term longer than ten years from the date of grant. The Compensation Committee determines the vesting and exercise schedule of options and SARs, which the Compensation Committee may waive or accelerate at any time, and the extent to which they will be exercisable after the award holder’s employment terminates. Generally, unvested options and SARs terminate upon the termination of employment, and vested options and SARs will remain exercisable for one year after the award holder’s death, disability or retirement and 90 days after the award holder’s termination for any other reason. Vested options and SARs also terminate upon the optionee’s termination for cause. Stock options and SARs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the case of nonqualified stock options or SARs, as otherwise expressly permitted by the Compensation Committee, including, if so permitted, pursuant to a transfer to the participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise.

Restricted Stock

The Amended 2005 Plan provides for the award of shares that are subject to forfeiture and restrictions on transferability as set forth in the Amended 2005 Plan and as may be otherwise determined by the Compensation Committee. Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the Compensation Committee, (i) cash dividends on the shares that are the subject of the restricted stock award shall be automatically reinvested in additional restricted stock, held subject to the vesting of the underlying restricted stock, and (ii) dividends payable in shares shall be paid in the form of additional restricted stock, held subject to the vesting of the underlying restricted stock. Restricted stock granted under the Amended 2005 Plan may or may not be subject to performance conditions. During the restriction period set by the Compensation Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

RSUs

The Amended 2005 Plan authorizes the Compensation Committee to grant RSUs. RSUs are awards denominated in shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, shares or both, based upon the fair market value of a specified number of shares. RSUs are not shares of our common stock and do not entitle the recipients to the rights of a stockholder. The award agreement for RSUs will specify whether, to what extent and on what terms and conditions the applicable participant will be entitled to receive current or delayed payments of cash, shares or other property corresponding to the dividends payable on the shares. RSUs granted under the Amended 2005 Plan may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber RSUs granted under the Amended 2005 Plan prior to their vesting.

Other Stock-Based Awards

Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares, including unrestricted stock, dividend equivalents and convertible debentures, may be granted under the Amended 2005 Plan.

Cash-Based Awards

Cash-based awards may be granted under the Amended 2005 Plan. No participant may be granted a cash-based award that has an aggregate maximum payment value in any calendar year in excess of $10.0 million if the award is intended to qualify as tax-deductible performance-based compensation under Section 162(m).

Performance Goals

The Amended 2005 Plan provides that performance goals may be established by the Compensation Committee in connection with the grant of any award under the Amended 2005 Plan. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code, such goals will be based on the attainment of specified levels of one or more of the following measures: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, including hotel room night bookings or air tickets sold, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing- spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any subsidiary, affiliate, division or department of the Company. Such performance goals also may be based upon the attaining of specified levels of Company, subsidiary, affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

Change in Control

Unless otherwise provided by the Compensation Committee in an award agreement (and with respect to adjusted awards, only if provided in an applicable award agreement or in the IAC plan under which the award was granted), in the event of a change in control of Expedia, in the case of officers of Expedia, Inc., the Delaware corporation (and not its subsidiaries), who are Senior Vice Presidents and above as of the time of the change in control and, in the case of other employees of Expedia, if provided by the Compensation Committee in an award agreement:

•	any stock options and SARs outstanding that are not then exercisable and vested will become fully exercisable and vested,

•	the restrictions applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested and transferable, and

•	all RSUs will be considered to be earned and payable in full, any restrictions will lapse and such RSUs will be settled in cash or shares as promptly as practicable.

In addition, in the event that, during the two-year period following a change in control, a participant’s employment is terminated by Expedia, other than for cause or disability, or a participant resigns for good reason:

•	any SARs and stock options outstanding as of the date of termination of employment that were outstanding as of the date of the change in control will become fully exercisable and vested and will remain exercisable for the greater of (1) the period that they would remain exercisable absent the change in control provision and (2) the lesser of the original term or one year following such termination of employment,

•	the restrictions applicable to restricted stock will lapse, and such restricted stock will become free of all restrictions and fully vested and transferable, and

•	all RSUs will be considered to be earned and payable in full, any restrictions will lapse and such RSUs will be settled in cash or shares as promptly as practicable.

Amendment and Discontinuance

The Amended 2005 Plan may be amended, altered or discontinued by the Board of Directors, but no amendment, alteration or discontinuance may impair the rights of an optionee under an option or a recipient of a SAR, restricted stock award, RSU award or cashed-based award previously granted without the optionee’s or recipient’s consent. Amendments to the Amended 2005 Plan will require stockholder approval to the extent such approval is required by law or the listing standards of the applicable exchange. If approved by the stockholders at the Annual Meeting on June 18, 2013, the Amended 2005 Plan will terminate on June 18, 2023.

New Plan Benefits

All awards made under the Amended 2005 Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the Amended 2005 Plan are not determinable at this time. However, please refer to the “Executive Compensation—2012 Grants of Plan-Based Awards” table below, which provides information on the grants made to the named executive officers in 2012, and to the section above titled “Proposal 1 - Election of Directors—Compensation of Non-Employee Directors,” which provides information on grants made to our non-employee directors in the last fiscal year. In addition, the table below reflects equity-based awards granted on March 13, 2013 for the named executive officers as a group, executive officers as a group, all non-executive officer employees as a group and all directors as a group.

	Number of Shares Underlying Stock Options	Stock Option Exercise Price ($)	Number of Restricted Stock Units
All named executive officers, as a group	520,000	$65.75	0
All executive officers, as a group (6 persons)	529,000	65.75	0
All non-executive officer employees, as a group	3,281,970	65.75	61,487
All directors as a group	0	N/A	0

Contingent Awards

On July 31, 2012, the Company granted to Mr. Khosrowshahi RSUs with respect to 50,000 shares of our common stock (the “DK RSU Grant”). The DK RSU Grant vests on July 31, 2015, subject to Mr. Khosrowshahi’s continuous employment through the vesting date and the satisfaction of applicable performance goals that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code. As of the date of this proxy statement, one of the applicable performance goals has been satisfied, but has not yet been certified by the Compensation Committee. Mr. Khosrowshahi has agreed to forfeit the DK RSU Grant in the event that our stockholders do not approve the Amended 2005 Plan.

On March 13, 2013, the Compensation Committee established the 2013 calendar year annual bonus plan for named executive officers (the “2013 Cash Bonus Plan”). The 2013 Cash Bonus Plan is intended to establish awards that satisfy the performance-based compensation exception under Section 162(m) of the Code. Under the 2013 Cash Bonus Plan, the Compensation Committee established a maximum award opportunity of $10 million for each named executive officer, subject to satisfaction of one of two performance goals. The $10 million award opportunity is established to preserve flexibility under Section 162(m) of the Code to allow deductibility of any bonus that the Compensation Committee determines appropriate. If one of the two performance goals is satisfied, the Compensation Committee retains discretion to reduce the bonus payment to each named executive officer. As of the date of this proxy statement, neither of the applicable performance goals has been satisfied. Payment of bonuses to the named executive officers and other specified executives under the 2013 Cash Bonus Plan is subject to stockholder approval of the Amended 2005 Plan and no bonuses will be paid under the 2013 Cash Bonus Plan if our stockholders do not approve the Amended 2005 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the Amended 2005 Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Amended 2005 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

SARs

A participant will not recognize taxable income at the time of grant of a SAR, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock

A participant will not recognize taxable income at the time of grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Section 162(m) Limitations

As explained above, Section 162(m) of the Code generally places a $1 million annual limit on a Company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The Amended 2005 Plan is designed so that stock options and SARs qualify for this exemption, and it also permits the Compensation Committee to grant other awards designed to qualify for this exception. However, the Compensation Committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the Company.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended 2005 Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended 2005 Plan.

Required Vote

At the Annual Meeting, stockholders will be asked to approve the Amended 2005 Plan, including an amendment to increase the number of shares authorized for issuance under the Amended 2005 Plan by 6,000,000. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia capital stock, present in person or represented by proxy, voting together as a single class.

Abstentions and broker non-votes will be counted toward the tabulation of votes cast on the approval of the proposal to approve the Amended 2005 Plan, including an amendment to increase the number of shares authorized for issuance thereunder by 6,000,000, and will have the same effect as votes against that proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED EXPEDIA, INC. 2005 STOCK AND ANNUAL INCENTIVE PLAN, INCLUDING AN AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 6,000,000.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2012, relating to Expedia’s equity compensation plans pursuant to which grants of stock options, restricted stock, RSUs or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(C)
Equity compensation plans approved by security holders(2)	14,527,275	$24.5238	(3)	7,379,162	(4)
Equity compensation plans not approved by security holders(5)	3,909	—	(6)	101,831	(7)

Total	14,531,184			7,480,993

(1)	Information excludes the following securities, which represent IAC equity-based compensation awards that were converted into Expedia equity-based awards on the effective date of the IAC/Expedia Spin-Off and were outstanding as of December 31, 2012: 1,945,838 securities with a weighted-average exercise price of $30.1318 to be issued upon the exercise of outstanding stock options.
(2)	The Amended 2005 Plan.
(3)	Excludes the following equity-based awards outstanding as of December 31, 2012: (i) 1,220,763 securities issuable in connection with RSUs for which there is no related exercise price and (ii) grants of 70,000 SARs. 50,000 SARs represented the right to receive the difference between $6.765 and the value of one share of the common stock of eLong, Inc., a subsidiary of the Company, at the time of exercise, to be settled in the Company’s stock. The remaining 20,000 SARs represented the right to receive the difference between $4.30 and the value of one share of common stock of eLong at the time of exercise, to be settled in the Company’s stock.
(4)	Excludes the proposed 6,000,000 additional authorized shares under the Amended 2005 Plan.
(5)	The Expedia Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Plan”).
(6)	Excludes outstanding share units for which there is no related exercise price.
(7)	In connection with the TripAdvisor Spin-Off and related one-for-two reverse stock split, the number of shares available to grant under Director Deferred Plan was adjusted, such that the market value of shares available for issuance under the Director Deferred Plan was the same immediately before and after the TripAdvisor Spin-Off and one-for-two reverse stock split that was effected immediately prior to the TripAdvisor Spin-Off.

PROPOSAL 3:

APPROVAL OF EXPEDIA, INC. 2013 EMPLOYEE STOCK PLAN

AND EXPEDIA, INC. 2013 INTERNATIONAL EMPLOYEE STOCK PLAN

We believe that encouraging additional Expedia stock ownership by our employees is an effective method of further aligning the interests of employees and Expedia stockholders. We intend to encourage employee stock ownership by adopting the Expedia, Inc. 2013 Employee Stock Purchase Plan, which we refer to as the U.S. ESPP, and the Expedia, Inc. 2013 International Employee Stock Purchase Plan, which we refer to as the International ESPP, each subject to the approval of our stockholders. We refer to the U.S. ESPP and the International ESPP collectively as the ESPPs. The ESPPs will become effective on the date they are approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

Description of the ESPPs

The principal features of the ESPPs are summarized below. We encourage you to read the entire proposed U.S. ESPP and International ESPP, which are attached as Appendices B and C, respectively, to this Proxy Statement, for the full statement of their legal terms and conditions. If there is any conflict or inconsistency between this summary and the provisions of the ESPPs, the provisions of the ESPPs will govern.

Overview; Eligibility

The ESPPs are broad-based plans offering almost all of our employees and the employees of our designated subsidiaries the opportunity to buy shares of common stock at a 15% discount from the prevailing fair market value. The U.S. ESPP is designed to meet the requirements of Section 423 of the Internal Revenue Code (the “Code”). Generally, all of our employees and the employees of our designated U.S. subsidiaries will be eligible to participate in the U.S. ESPP, except: (i) employees who customarily work twenty hours or less per week, (ii) highly compensated employees whose annual base salary equals or exceeds $200,000, or (iii) non-U.S. employees for whom participation in the U.S. ESPP would violate local law or the terms of the U.S. ESPP. Generally, all employees of our designated non-U.S. subsidiaries will be eligible to participate in the International ESPP, except: (a) employees classified as a vice president or more senior position, or (b) employees not employed in a country designated by our Board of Directors for purposes of the International ESPP. Our Board of Directors will designate which of our subsidiaries will participate in the ESPPs.

Shares Authorized for Issuance

The ESPPs authorize the issuance of a total of 1,500,000 shares of our common stock, which would represent approximately 1.10% of our outstanding common stock on March 15, 2013. The shares to be issued under the ESPPs may be authorized and unissued shares (which will not be subject to preemptive rights), treasury shares or shares purchased on the open market or by private purchase or any combination of the foregoing. Any shares issued under the U.S. ESPP or the International ESPP will reduce on a share-for-share basis the number of shares available for subsequent issuance under the ESPPs. If an outstanding option under the U.S. ESPP or the International ESPP expires or is terminated or canceled, the shares allocable to the unexercised portion of such option will again be available for issuance under the ESPPs. Upon the occurrence of certain events that affect our capitalization, appropriate adjustments will be made to the number and kind of shares that may be issued in the aggregate under the ESPPs, and to the number and kind of shares and exercise price per share under each outstanding option under the ESPPs.

Administration

The ESPPs generally will be administered by the Employee Stock Purchase Plan Administration Committee (we refer to such administrator as the “Committee”). All decisions and actions of the Committee will be final and conclusive. Subject to limitations of applicable laws or rules, the Committee may delegate its administrative responsibilities and powers under the ESPPs to any of our employees or group of employees or any of our subsidiaries.

Exercise Price for the Shares

Under the ESPPs, participating employees are granted options to purchase shares of common stock at a price equal to 85% of the stock’s fair market value on the date on which the option is exercised to purchase shares under the ESPPs. The ESPPs generally define “fair market value” as the closing price reported for our common stock on the Nasdaq Stock Market on the date for which fair market value is being determined (or the preceding trading date if the market is closed on such determination date). On March 15, 2013, the closing price of our common stock on the Nasdaq Stock Market was $66.22.

Plan Contributions

In general, the ESPPs are implemented by a series of approximately three-month exercise periods, at the end of each of which the options that were granted at the beginning of the exercise period and outstanding under the ESPPs are exercised to purchase shares of common stock at the exercise price. Prior to the beginning of an exercise period, an eligible employee may elect to participate in the exercise period by authorizing after-tax “plan contributions” to be deducted from his or her compensation during the exercise period. Generally, exercise periods are approximately three-month periods beginning on (i) March 1 of each year and ending on the last day of May of such year, (ii) June 1 of each year and ending on the last day of August of such year, (iii) September 1 of each year and ending on the last day of November of such year, or (iv) December 1 of each year and ending on the last day of February of the following year, until the U.S. ESPP or the International ESPP, as applicable, terminates. The first exercise period will begin on June 1, 2013.

Employees may authorize plan contributions in multiples of 1%, up to a maximum of 10%, of their compensation during the exercise period to be deducted and used to purchase shares under the ESPPs at the end of the exercise period. Plan contributions will be credited to the participant’s individual bookkeeping account during an exercise period. These accounts will not bear interest. A participant will automatically continue to participate in each succeeding exercise period at the same plan contribution rate, unless the participant elects to change the rate of his or her plan contributions for a succeeding exercise period or elects to withdraw from an exercise period. If a participant withdraws from an exercise period, all plan contributions credited to such participant’s account and not yet used to purchase shares will be returned to the participant as soon as administratively practicable, and such participant’s unexercised options to purchase shares pursuant to the ESPPs will be automatically terminated. Plan contributions will not resume on behalf of such participant unless he or she enrolls in a subsequent exercise period.

We may decrease a participant’s rate of plan contributions to comply with any applicable law, including, in the case of the U.S. ESPP, Section 423 of the Code. The Committee may make changes to the occurrence, duration and frequency of exercise periods prior to the start of the first affected exercise period (but in no event may an exercise period exceed five years under the U.S. ESPP). The Board of Directors may at any time with notice to participants terminate an exercise period then in progress and provide in its discretion that the outstanding balance of plan contributions credited to participant accounts and not yet used to purchase shares will either be used to purchase shares on an early exercise date established by the Board of Directors or distributed to the applicable participants.

Purchase of Shares

On the first day of each exercise period in which a participant is enrolled, the participant will be granted an option to purchase shares on the last day of the exercise period, which we refer to as the “exercise date.” Unless a participant has elected to withdraw from an exercise period, or otherwise ceased to participate in the U.S. ESPP or the International ESPP, his or her option will be automatically exercised on the exercise date to purchase the number of whole shares of common stock that can be purchased at the exercise price for such exercise period with the participant’s plan contributions accumulated during the then-current exercise period prior to such exercise date and retained in the participant’s account as of such exercise date. However, no participant may purchase during an exercise period a number of shares with a fair market value on the first day of such exercise period that exceeds $25,000. Additionally, no participant may purchase more than $25,000 of common stock (using the fair market value of the common stock on the first day of the exercise period with respect to which such shares are purchased) under the U.S. ESPP or the International ESPP (and any other employee stock purchase plan of the Company or a subsidiary) per calendar year. Any portion of a participant’s option remaining unexercised after the end of an exercise period will expire immediately upon the end of such exercise period. Any cash balance remaining in a participant’s account following any exercise date will be refunded to the participant as soon as practicable after such exercise date, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to purchase shares in the subsequent exercise period.

If the aggregate number of shares to be purchased by all participants under the ESPPs on an exercise date exceeds the number of shares remaining available for issuance, a pro rata allocation of the remaining shares will be made in as uniform a manner as practicable and as we determine to be equitable, disregarding any fractional shares resulting from such pro rata allocation to any participant.

We may require that purchased shares be deposited directly into a brokerage account established for the participant at a brokerage firm designated by us (called the “ESPP Brokerage Account”). Generally, except in the case of termination of the participant’s employment due to death, shares deposited into the ESPP Brokerage Account must be held in such account for at least six months following the exercise date on which such shares are purchased before the participant may sell or otherwise dispose of such shares.

Termination of Employment

Generally, if a participant’s employment terminates for any reason, he or she may not make further plan contributions, his or her right to purchase shares of common stock during the then-current exercise period will immediately terminate and any cash credited to his or her account will be promptly refunded. All shares held in such participant’s ESPP Brokerage Account will remain in such ESPP Brokerage Account, unless such participant sells or transfers such shares, and continue to be subject to satisfaction of the six-month holding period described above (however, this holding period does not apply in the event of the participant’s death). Under the U.S. ESPP, a transfer of a participant’s employment between or among the Company and a subsidiary or subsidiaries will be treated as a termination of such participant’s employment only if the subsidiary to which the participant transfers is not a designated subsidiary under the U.S. ESPP. Under the International ESPP, any transfer of a participant’s employment to the Company or a subsidiary will be treated as a termination of such participant’s employment, regardless of whether such subsidiary is a designated subsidiary under the International ESPP.

Company Transaction, Dissolution or Liquidation

If a company transaction, as defined in the ESPPs, such as a merger, occurs, then, in the Committee’s discretion, either (i) each option under the ESPPs will be assumed or an equivalent option will be substituted by our successor corporation or its parent corporation, unless the Committee determines in its discretion to shorten the then-current exercise period by setting a new exercise date, in which case each option will be exercised automatically on such new exercise date; or (ii) the ESPPs will terminate, in which case any shares held in ESPP Brokerage Accounts and all plan contributions credited to participant accounts and not yet used to purchase shares will be distributed to the applicable participant.

In the event of any proposed dissolution or liquidation of the Company, then immediately prior to the consummation of such proposed action, any outstanding exercise period will terminate, and any shares held in ESPP Brokerage Accounts, and all plan contributions credited to participant accounts and not used to purchase shares will be distributed to each applicable participant, unless otherwise provided by the Committee.

Amendment and Termination of the ESPPs

The Board of Directors or the Committee may amend or suspend the ESPPs at any time, but such amendment may not materially adversely affect the previously accrued rights of any participant with respect to any option without such participant’s consent, and notice must be provided to participants prior to any such suspension and prior to the termination of any such suspension. Stockholder approval is required for any amendment that would require stockholder approval to the extent necessary to comply with Section 423 of the Code, in the case of the U.S. ESPP, or under any other applicable law, regulation or rule. Unless sooner terminated by the Board of Directors, or extended or modified, the ESPPs will terminate upon the earliest of (i) the exercise date at which participants become entitled to purchase a number of shares greater than the number of shares remaining available for issuance under the ESPPs or (ii) the last exercise date immediately preceding the tenth anniversary of the effective date of the ESPPs. Upon any termination of the ESPPs, any exercise period then in progress will be treated as terminated and the Board of Directors may provide in its discretion that the outstanding balance of plan contributions credited to participant accounts and not yet used to purchase shares will either be used to purchase shares on an earlier exercise date established by the Board of Directors or distributed to the applicable participants, and any shares held in the ESPP Brokerage Accounts will be distributed to the applicable participants.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences under the Code, as in effect on the date of this summary, applicable to the Company and employees in connection with participation and purchase of shares of common stock under the U.S. ESPP. This summary is not intended to be exhaustive and, among other things, does not describe state, local or non-U.S. tax consequences, or the effect of gift, estate or inheritance taxes.

The amounts deducted from the salary of an employee who participates in the U.S. ESPP will constitute ordinary income taxable to the employee.

The grant of an option under the U.S. ESPP will not have any U.S. federal income tax consequences to either the employee or the Company or any of its affiliates. The purchase of common stock under the U.S. ESPP also will not have any immediate U.S. federal income tax consequences to the employee. Any determination of U.S. federal income tax consequences will depend on whether the shares purchased are disposed of after the expiration of one year after the date those shares are transferred to the employee and two years after the date of grant of the option (referred to below as the “holding periods”). If the holding periods are met, 15% of the fair market value of the shares of common stock on the first day of the exercise period, or, if less, the excess, if any, of the fair market value of the common stock at the time of such disposition or death over the total exercise price of the shares, will be treated as ordinary income and any additional gain will be treated as long-term capital gain. Neither the Company nor any affiliate employing the participant will be entitled to any U.S. federal income tax deduction with respect to the amount treated as long-term capital gain or as ordinary income as a result of the rules described above for shares disposed of after expiration of the holding periods. If the shares are disposed of prior to the expiration of the holding periods (a “disqualifying disposition”), generally the excess of the fair market value of those shares on the exercise date over the aggregate exercise price will be ordinary income at the time of such disqualifying disposition, and the Company will be entitled to a U.S. federal tax deduction in a like amount. Any disposition proceeds in excess of the value of the shares at the exercise date will result in capital gain (or loss) to the participant and will not be deductible to us.

Non-U.S. Income Tax Consequences

The income tax consequences to participants in the International ESPP will vary by country. Generally, those participants will be subject to income tax (and social security liability) at the time shares of common stock are purchased under the International ESPP on the excess of the fair market value of those shares on the exercise date over the total exercise price of the shares.

New Plan Benefits

As of March 15, 2013, there were approximately 6,323 employees who would be eligible to participate in the ESPPs. No awards will be granted under the ESPPs unless the ESPPs are approved by our stockholders. The actual amount of benefits provided to executives and our other employees under the ESPPs will vary depending upon the actual exercise prices established under the ESPPs, the fair market value of the common stock at various future dates, and the extent to which employees choose to participate in the ESPPs through future payroll contributions. Therefore, it is not possible to determine currently the total dollar amount of benefits that would be received by participants in the ESPPs if the ESPPs are approved by the stockholders. In addition, the benefits or amounts that would have been received by, or allocated to, those persons for the last completed fiscal year if the ESPPs had been in effect cannot be determined.

Required Vote

At the Annual Meeting, stockholders will be asked to approve and adopt the U.S. ESPP and the International ESPP. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia capital stock, present in person or represented by proxy, voting together as a single class.

Abstentions and broker non-votes will be counted toward the tabulation of votes cast on the approval of the proposal to approve the U.S. ESPP and the International ESPP, and will have the same effect as votes against that proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EXPEDIA, INC. 2013 EMPLOYEE STOCK PLAN AND THE EXPEDIA, INC. 2013 INTERNATIONAL EMPLOYEE STOCK PLAN.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP was Expedia’s independent registered public accounting firm for the year ended December 31, 2012. The Audit Committee of the Board of Directors has also appointed Ernst & Young LLP as Expedia’s independent registered public accounting firm for the year ending December 31, 2013.

Selection of Expedia’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. If the stockholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without resubmitting the matter to Expedia stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Expedia and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Required Vote

At the Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for 2013. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia common stock and Class B common stock, present in person or represented by proxy, voting together as a single class.

Abstentions will be counted toward the tabulations of votes cast on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EXPEDIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. The Company’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements, together with the results of the assessment of the internal control over financial reporting, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm as required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent registered public accounting firm their independence from the Company and its management. Finally, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with their independence.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

Members of the Audit Committee:

A. George “Skip” Battle (Chairman)

Craig A. Jacobson

Peter M. Kern

Fees Paid to Our Independent Registered Public Accounting Firm

The following table sets forth aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2012 and 2011.

	2012	2011
Audit Fees(1)	$4,833,000	$5,673,000
Audit-Related Fees(2)	689,000	247,000

Total Audit and Audit-Related Fees	5,522,000	5,920,000
Tax Fees	12,000	2,000
Other Fees(3)	33,000	44,000

Total Fees	$5,567,000	$5,966,000

(1)	Audit Fees include fees and expenses associated with the annual audit of the Company’s consolidated financial statements, statutory audits, reviews of Expedia’s periodic reports, accounting consultations, reviews of SEC registration statements and consents and other services related to SEC matters.
(2)	Audit-Related Fees include fees for due diligence in connection with acquisitions, and related accounting consultations.
(3)	Other Fees include professional education offerings to the Company’s employees, as well as access fees for Ernst & Young LLP’s online research tools.

Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm Fees

The Audit Committee has considered the non-audit services provided by Ernst & Young LLP as described above and believes that they are compatible with maintaining Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm.

The Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from the Company and its management. Unless a type of service to be provided by the Company’s independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and it has currently delegated this authority to its Chairman, subject to a limit of $500,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as of March 15, 2013 relating to the beneficial ownership of Expedia’s capital stock by (i) each person or entity known to Expedia to own beneficially more than 5% of the outstanding shares of Expedia’s common stock and Class B common stock, (ii) each director of Expedia, (iii) the named executive officers, and (iv) the executive officers and directors of Expedia, as a group. Unless otherwise indicated, beneficial owners listed in the table may be contacted at Expedia’s corporate headquarters at 333 108th Avenue N.E., Bellevue, Washington 98004.

Shares of Expedia Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Expedia common stock; therefore, the common stock column below includes shares of Class B common stock held by each listed person, entity or group. For each listed person, entity or group, the number of shares of Expedia common stock and Class B common stock and the percentage of each such class listed include shares of Expedia common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options and warrants, which can be converted or exercised, and RSUs that will have vested within 60 days of March 15, 2013. Pursuant to SEC rules, for each listed person, entity or group, the number of shares of Expedia common stock and Class B common stock and the percentage of each such class listed assume the conversion or exercise of certain Expedia equity securities, as described below, owned by such person, entity or group, but do not assume the conversion or exercise of any equity securities owned by any other person, entity or group.

The percentage of votes for all classes of Expedia’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock.

	Common Stock			Class B Common Stock			Percent (%) of Votes (All Classes)
Beneficial Owner	Shares		%	Shares		%
Liberty Interactive Corporation 12300 Liberty Boulevard Englewood, CO 80112	23,077,575	(1)	16.98	12,799,999	(2)	100	55.06
JP Morgan Chase & Co. 270 Park Avenue New York, NY 10017	8,718,391	(3)	7.08	—		—	3.24
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	8,301,500	(4)	6.74	—		—	3.31
Barry Diller	29,945,214	(5)	21.71	12,799,999	(2)	100	57.33
Victor A. Kaufman	254,955	(6)	*	—		—	*
Dara Khosrowshahi	967,502	(7)	*	—		—	*
A. George “Skip” Battle	50,208	(8)	*	—		—	*
Pamela L. Coe	—	(9)	*	—		—	*
Jonathan L. Dolgen	40,776	(10)	*	—		—	*
Craig A. Jacobson	20,198		*	—		—	*
Peter M. Kern	37,728		*	—		—	*
John C. Malone	—	(9)	*	—		—	*
José A. Tazón	18,270		*	—		—	*
Mark D. Okerstrom	229,583	(11)	*	—		—	*
Robert J. Dzielak	22,007	(12)	*	—		—	*
Lance A. Soliday	17,690	(13)	*	—		—	*
Dhiren Fonseca	350,796	(14)	*	—		—	*
Gary M. Fritz	183,472	(15)	*	—		—	*
All current executive officers, directors and director nominees as a group (13 persons)	31,604,131	(16)	22.74	12,799,999		100	57.75

*	The percentage of shares beneficially owned does not exceed 1% of the class.
(1)	Based on information filed on a Schedule 13D, as amended, with the SEC on November 1, 2007 by Liberty Interactive and Mr. Diller (the “Liberty/Diller Schedule 13D”), information filed on a Form 4 with the SEC on March 4, 2013 and the Company’s records. Consists of 10,277,576 shares of common stock and 12,799,999 shares of Class B common stock held by Liberty USA Holdings, LLC, a wholly owned subsidiary of Liberty Interactive (“Liberty USA”). Pursuant to the Stockholders Agreement described in the section above titled “Proposal 1 - Election of Directors—Board Meetings and Committees,” Mr. Diller generally has the right to vote all the shares of common stock and Class B common stock held by Liberty Interactive and Liberty USA.
(2)	Consists of shares of Class B common stock held by Liberty USA. Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all the shares of Class B common stock held by Liberty Interactive and Liberty USA.
(3)	Based on information filed on a Schedule 13G with the SEC on January 24, 2013 by JPMorgan Chase & Co. reporting sole voting power over 8,001,504 shares of common stock, shared voting power over 143,058 shares of common stock, sole dispositive power over 8,575,304 shares of common stock and shared dispositive power over 143,087 shares of common stock.
(4)	Based on information filed on a Schedule 13G/A with the SEC on February 13, 2013 by Capital World Investors, LLC reporting sole voting power over and sole dispositive power over 8,301,500 shares of common stock.
(5)	Consists of (i) 4,408,396 shares of common stock owned by Mr. Diller, (ii) options to purchase 2,019,691 shares of common stock held by Mr. Diller that are exercisable within 60 days of March 15, 2013, (iii) 439,552 shares of common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, (iv) 10,277,576 shares of common stock held by Liberty USA (see footnote 1 above), and (v) 12,799,999 shares of Class B common stock held by Liberty USA (see footnote 2 above). Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all the shares of common stock and Class B common stock held by Liberty Interactive and Liberty USA. Excludes shares of common stock and options to purchase shares of common stock held by Mr. Diller’s spouse, as to which Mr. Diller disclaims beneficial ownership.
(6)	Consists of 52,645 shares of common stock and options to purchase 202,310 shares of common stock that are exercisable within 60 days of March 15, 2013.
(7)	Consists of (i) 346,194 shares of common stock held by Mr. Khosrowshahi, (ii) options to purchase 556,308 shares of common stock that are exercisable within 60 days of March 15, 2013, and (iii) 65,000 shares of common stock held by a private foundation as to which Mr. Khosrowshahi disclaims beneficial ownership. Mr. Khosrowshahi is restricted from selling or otherwise transferring 203,360 shares of common stock he holds directly until August 2, 2015. See the section below titled “Compensation Discussion and Analysis—Compensation Program Elements—Equity Compensation—2012 Equity Compensation—2012 Khosrowshahi Equity Compensation.”
(8)	Consists of (i) 22,209 shares of common stock held by Mr. Battle, (ii) options to purchase 9,947 shares of common stock that are exercisable within 60 days of March 15, 2013, (iii) 15,519 shares of common stock held by the Battle Family Foundation, as to which Mr. Battle disclaims beneficial ownership, and (iv) 2,533 shares of common stock held by Mr. Battle’s wife as custodian under CAUTMA for Catherine McNelley, as to which Mr. Battle disclaims beneficial ownership.
(9)	Excludes shares of common stock and Class B common stock held by Liberty USA, as to which Ms. Coe and Dr. Malone disclaim beneficial ownership.
(10)	Consists of (i) 40,543 shares of common stock held by Mr. Dolgen, and (ii) 233 shares of common stock held indirectly by a charitable trust, of which Mr. Dolgen is a trustee and as to which Mr. Dolgen disclaims beneficial ownership.
(11)	Consists of 11,690 shares of common stock and options to purchase 217,893 shares of common stock that are exercisable within 60 days of March 15, 2013.
(12)	Consists of 1,595 shares of common stock and options to purchase 20,412 shares of common stock that are exercisable within 60 days of March 15, 2013.
(13)	Consists of 2,165 shares of common stock and options to purchase 15,525 shares of common stock that are exercisable within 60 days of March 15, 2013.

(14)	Consists of 231,377 shares of common stock and options to purchase 119,419 shares of common stock that are exercisable within 60 days of March 15, 2013. Mr. Fonseca also holds 42,250 shares, which represents less than 1% of the outstanding voting securities, of eLong, Inc., a subsidiary of Expedia.
(15)	Consists of (i) 3,472 shares of common stock, and (ii) options to purchase 180,000 shares of common stock that are exercisable within 60 days of March 15, 2013, which were purchased by Mr. Fritz subsequent to his resignation. Mr. Fritz resigned from the Company effective March 13, 2012.
(16)	Consists of (i) 15,762,046 shares of common stock, (ii) 12,799,999 shares of Class B common stock, and (iii) options to purchase 3,042,086 shares of common stock that are exercisable within 60 days of March 15, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, Expedia officers and directors and persons who beneficially own more than 10% of a registered class of Expedia’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish Expedia with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to Expedia and/or written representations that no additional forms were required, Expedia believes that all of its directors and officers complied with all of the reporting requirements applicable to them with respect to transactions during 2012, except that one transaction was inadvertently reported late for Mr. Dzielak due to an administrative error on the part of the Company.

Information Concerning Executive Officers

Background information about each of Expedia’s current executive officers, who does not also serve as a director of Expedia, is provided below.

Name	Age	Position With Expedia, Inc.
Robert J. Dzielak	42	Executive Vice President, General Counsel and Secretary
Mark D. Okerstrom	40	Executive Vice President and Chief Financial Officer
Lance A. Soliday	40	Vice President, Chief Accounting Officer and Controller

Robert J. Dzielak has served as Expedia’s Executive Vice President, General Counsel and Secretary since April 2012. Mr. Dzielak had previously served as Expedia’s Senior Vice President and acting General Counsel since October 2011. Since joining Expedia as Assistant General Counsel in April 2006 and through his service as Vice President and Associate General Counsel between February 2007 and October 2011, Mr. Dzielak held primary responsibility for the worldwide litigation portfolio of Expedia and its brands. Prior to joining Expedia, Mr. Dzielak was a partner at the law firm of Preston, Gates and Ellis, LLP (now K&L Gates LLP), where his practice focused on commercial and intellectual property litigation. Mr. Dzielak received his J.D. from The John Marshall Law School.

Mark D. Okerstrom has served as Expedia’s Executive Vice President and Chief Financial Officer since September 2011, and previously served as its Secretary from October 2011 until April 2012. He previously served as Senior Vice President of Corporate Development of Expedia since February 2009. Having joined Expedia in October 2006, Mr. Okerstrom had also previously served as Vice President, Corporate Development until February 2009 and as Senior Director, Corporate Development until February 2008. Prior to joining Expedia, Mr. Okerstrom was a consultant with Bain & Company in Boston and San Francisco, and worked with UBS Investment Bank in London. Prior to that, Mr. Okerstrom practiced as an attorney with the global law firm of Freshfields Bruckhaus Deringer in London. Mr. Okerstrom holds an M.B.A. from Harvard Business School and a law degree from the University of British Columbia.

Lance A. Soliday has served as Expedia’s Vice President, Chief Accounting Officer and Controller since September 2011 and, prior to that, as Senior Director, Financial Reporting since February 2009. Mr. Soliday has previously served as Expedia’s Director, Financial Reporting since December 2006 and Director, Accounting Research since joining Expedia in May 2006. Prior to Expedia, Mr. Soliday held various roles in the finance departments of Amazon.com and Microsoft Corporation. Previously, Mr. Soliday was an accountant with Deloitte & Touche LLP. Mr. Soliday received his bachelor’s degree from Central Washington University and is a certified public accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes Expedia’s executive compensation program as it relates to the following individuals who were “named executive officers” of Expedia during the fiscal year ended December 31, 2012:

Barry Diller	Chairman/Senior Executive
Dara Khosrowshahi	Chief Executive Officer
Mark D. Okerstrom	Executive Vice President and Chief Financial Officer
Robert J. Dzielak	Executive Vice President, General Counsel and Secretary
Victor A. Kaufman	Vice Chairman
Dhiren Fonseca	Former Co-President, Partner Services Group, Chief Commercial Officer
Gary M. Fritz	Former Co-President, Partner Services Group

During the first quarter of 2012, Expedia reorganized its Partner Services Group, the Company’s supply function formerly led by Messrs. Fonseca and Fritz, in order to integrate specific product supply functions more closely with complementary brands within the Company. In connection with this internal reorganization, Mr. Fritz left Expedia in March 2012 and Mr. Fonseca transitioned to the role of Chief Commercial Officer, in which he continued to assist with the transition to the new supply function organizational structure and advise on supply matters and strategic commercial initiatives.

On December 20, 2011, Expedia completed the TripAdvisor Spin-Off, following which TripAdvisor became an independent, separately-traded public company. In connection with the TripAdvisor Spin-Off, Expedia and TripAdvisor entered into an employee matters agreement that, among other matters, governed the treatment of equity awards held by Expedia employees, including the named executive officers, at the time of the spin-off.

Roles of the Compensation Committee and Section 16 Committee

Expedia has a Compensation Committee and a Section 16 Committee that together have primary responsibility for establishing the compensation of Expedia’s named executive officers.

The Compensation Committee is responsible for (i) administering and overseeing Expedia’s executive compensation program, including salary matters, bonus plans and equity compensation plans, and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (see below).

The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to named executive officers.

The Compensation Committee is appointed by the Board of Directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code. The Section 16 Committee is also appointed by the Board of Directors and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. For the purposes of this Compensation Discussion and Analysis, we refer to the Compensation Committee and Section 16 Committee collectively as the “Compensation Committees.”

During 2012, the Compensation Committee consisted of Messrs. Dolgen, Kern and, until December 2012, Mr. Fitzgerald. On December 20, 2012, the Board of Directors appointed Ms. Coe as a member of the Compensation Committee replacing Mr. Fitzgerald, whose resignation from the Board of Directors was effective as of the same date. During 2012, the Section 16 Committee consisted of Messrs. Dolgen and Kern. Mr. Dolgen is the chairman of the Committees.

On February 28, 2013, the Board of Directors appointed Mr. Jacobson as a member of the Committees on a temporary basis as Mr. Dolgen was recovering from an illness. The compensation policies and equity grants made prior to Ms. Coe and Mr. Jacobson’s respective appointments reflect determinations made by the members of the Compensation Committees at such times.

Role of Executive Officers

Expedia management participates in reviewing and refining Expedia’s executive compensation program. Mr. Khosrowshahi, Expedia’s Chief Executive Officer, annually reviews the performance of Expedia and each executive officer with the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual cash bonus and grants of long-term equity incentive awards for each executive officer, other than in connection with compensation for himself, Mr. Diller, Expedia’s Chairman/Senior Executive, and Victor A. Kaufman, Expedia’s Vice Chairman. The Chief Executive Officer and the Compensation Committees discuss each recommendation. Based in part on these recommendations and other considerations discussed below, the Compensation Committees review and approve the annual compensation package of each executive officer.

Role of Compensation Consultants

In connection with the Company’s February 2012 annual compensation review meeting, management retained Compensia, Inc. to conduct an independent review of the 2011 compensation peer group for positions held by the named executive officers other than the Chairman/Senior Executive position and the 2011 compensation peer group for the Chairman/Senior Executive position, and to compile data from proxy statements and other SEC filings of peer companies regarding compensation for certain executive officer positions, including the positions held by each of the named executive officers. During 2012, management also retained Compensia to advise on matters related to certain broad-based employee compensation programs.

In connection with the Company’s March 2013 annual compensation review meeting, management retained Compensia to conduct an independent review of the 2012 compensation peer group for positions held by executive officers other than the Chairman/Senior Executive position, and to compile compensation data for certain executive officer positions, including the positions held by each named executive officer who continued to serve as executive officers at the time of the March 2013 meeting.

Expedia also regularly uses non-customized survey or other data from a number of compensation consulting firms. A more detailed description of the compensation peer group review and use of survey and other data provided by compensation consultants is included below in the section titled “—The Role of Peer Groups, Surveys and Benchmarking.”

Compensation Program Objectives

Expedia’s executive compensation program is designed to attract, motivate and retain highly skilled executives with the business experience and acumen that management and the Compensation Committees believe are necessary for achievement of Expedia’s long-term business objectives. In addition, the executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of Expedia’s stockholders. Management and the Compensation Committees evaluate both performance and compensation levels to ensure that Expedia maintains its ability to attract and retain outstanding employees in executive positions and that the compensation provided to these executives remains competitive with the compensation paid to similarly situated executives at comparable companies. To that end, management and the Compensation Committees believe executive compensation packages provided by Expedia to the named executive officers should include both cash and equity-based compensation.

The Role of Stockholder Say-on-Pay Votes

Expedia provides its stockholders with the opportunity to cast a triennial advisory vote on executive compensation (a “Say-on-Pay Proposal”), which reflects the preference expressed by stockholders in 2011 with respect to the frequency of the Say-on-Pay vote. At Expedia’s annual meeting of stockholders held in December 2011, a substantial majority of the votes cast on the Say-on-Pay Proposal at that meeting was voted in favor of the proposal. The Compensation Committees believe that the vote affirmed stockholders support of Expedia’s approach to executive compensation, and, as such, did not make changes to 2012 or 2013 compensation based on the 2011 vote. Stockholders will again have an opportunity to cast an advisory vote on a Say-on-Pay Proposal in connection with the Company’s 2014 annual meeting of stockholders. The Compensation Committees will continue to consider the outcome of say-on-pay votes when making future compensation decisions for executive officers.

Compensation Program Elements

General

The primary elements of the executive compensation program are base salary, cash bonus and equity compensation. The Compensation Committees review these elements in the first quarter of each year in light of Company and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term compensation arrangements. Management and the Compensation Committees believe that there are multiple, dynamic factors that contribute to success at an individual and business level. Management and the Compensation Committees have therefore avoided adopting strict formulas and have relied primarily on a discretionary approach that allows the Compensation Committees to set executive compensation levels on a case-by-case basis, taking into account all relevant factors.

Following recommendations from management, the Compensation Committees may adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the fixed portion of a named executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within Expedia and similarly situated executives at comparable companies.

Base salary is typically reviewed annually or prior to entering into an employment agreement, at which time management makes recommendations to the Compensation Committee based on consideration of a variety of factors, including:

•	the executive’s total compensation relative to other executives in similarly situated positions;

•	individual performance of the executive;

•	the executive’s responsibilities, prior experience, and individual compensation history, including any additional compensation such as signing bonuses or relocation benefits;

•	the terms of the executive’s employment agreement, if any;

•	general economic conditions;

•	competitive compensation market data, when available; and

•	the recommendations of the Chief Executive Officer, other than in connection with compensation for himself, the Chairman/Senior Executive and the Vice Chairman.

In February 2012, prior to his appointment as an executive officer of the Company, Mr. Dzielak’s base salary was increased from $260,000 to $300,000 in order to reflect his promotion to Senior Vice President and acting General Counsel and the additional responsibilities associated with those roles. Based on management’s recommendations, the Compensation Committee approved (i) an increase in Mr. Okerstrom’s base salary from $425,000 to $500,000 in March 2012 to reflect his superior performance since his promotion to the Chief Financial Officer role, and (ii) an increase to Mr. Dzielak’s base salary from $300,000 to $375,000 in May 2012 to reflect his promotion to the General Counsel role and his entry into a three-year employment agreement with the Company. Management’s recommendations regarding the base salary increases for Messrs. Okerstrom and Dzielak also took into account the compensation of executives in similar positions at comparable companies.

In March 2013, based on management’s recommendation, the Compensation Committee approved an increase in Mr. Dzielak’s base salary from $375,000 to $450,000 in order to reflect his performance following his promotion to the General Counsel role. Mr. Kaufman has never received a base salary from the Company and no named executive officer other than Mr. Dzielak received an increase to base salary in connection with the 2013 annual compensation review. Base salaries for Messrs. Diller and Khosrowshahi were not changed in 2012 or 2013.

Cash Bonuses

Cash bonuses are granted to recognize and reward an individual’s annual contribution to Company performance. Bonus target percentages for executive officers, other than the Chairman/Senior Executive, the Vice Chairman and the Chief Executive Officer, are generally established by the Compensation Committee, based on the recommendation of management, at the time of the executive’s hire, promotion or expansion in responsibilities and are reviewed each year by the Chief Executive Officer with the approval of the Chairman/Senior Executive and the Compensation Committee. In addition to annual bonuses related to performance, management may also recommend that the Compensation Committee grant bonuses to new executive officers upon hire or promotion. Expedia utilizes new hire bonuses to help attract highly skilled executives to Expedia and to offset an executive’s loss of incentive compensation from a prior employer.

For 2012, neither Mr. Diller, as Chairman/Senior Executive, nor Mr. Khosrowshahi, as Chief Executive Officer, had a target cash bonus percentage. Mr. Kaufman has never received a cash bonus and does not have a target cash bonus percentage. For 2012 and 2013, Mr. Fonseca’s target cash bonus was equal to 75% of his base salary. Mr. Okerstrom’s target cash bonus was increased from 75% to 100% in late March 2012 to reflect his superior performance since promotion to the Chief Financial Officer role and an additional expansion in his responsibilities. Mr. Dzielak’s target cash bonus was increased from 50% to 70% in May 2012 in connection with his promotion to General Counsel and further increased to 75% in connection with the 2013 annual compensation review. Mr. Fritz’ employment with the Company terminated in March 2012 and he did not receive a 2012 annual bonus.

At a meeting of the Committees on March 13, 2013, management recommended bonuses with respect to calendar year 2012 for each of the named executive officers other than Messrs. Kaufman and Fritz, after taking into account a variety of factors, including:

•	Expedia’s business and financial performance, including year-over-year performance;

•	the executive’s target cash bonus percentage, if any;

•	the executive’s individual performance;

•	the terms of the executive’s employment agreement or separation arrangements, if applicable;

•	the overall funding of the cash bonus pool;

•	amount of bonus relative to other Company executives;

•	general economic conditions;

•	competitive compensation market data, when available; and

•	the recommendations of the Chief Executive Officer, other than in connection with compensation for himself and the Chairman/Senior Executive.

Based on the Compensation Committees’ consideration of these factors, the Compensation Committee approved annual cash bonus awards to Messrs. Diller, Khosrowshahi, Okerstrom and Dzielak for 2012 that were significantly higher than the cash bonus awarded to each such executive officer for 2011, which reflected strong individual and Company performance during 2012. Mr. Dzielak also received a special cash bonus of $50,000 prior to his appointment as an executive officer in recognition of his additional responsibilities while serving as acting General Counsel. Mr. Fonseca received an annual cash bonus award for 2012 in line with his annual cash bonus for the prior year. Messrs. Kaufman and Fritz did not receive an annual cash bonus award for 2012.

For 2012, the annual cash bonuses awarded to the Messrs. Diller, Khosrowshahi, Okerstrom, Dzielak and Fonseca, the Compensation Committees gave particular consideration to:

•	Expedia’s 2012 financial performance compared to Expedia’s financial performance in 2011;

•

the Chief Executive Officer’s recommendations for Messrs. Dzielak, Okerstrom and Fonseca, which reflected their individual performance during 2012 as well as, in the case of Mr. Dzielak, his increased responsibilities following his appointment to the General Counsel role and, the case of Mr. Okerstrom, his additional expansion in responsibilities subsequent to his appointment as Chief Financial Officer as well as his role in successfully completing significant investments and acquisitions; and

•	for Mr. Khosrowshahi, his role in:

•	significantly improving the performance of the Company’s Brand Expedia business,

•	driving robust year-on-year growth in key 2012 financial and operating metrics, including stock price growth, and

•	directing the continued expansion of Expedia’s business lines internationally both organically and through significant investments and acquisitions.

The annual cash bonuses awarded to the named executive officers for 2012 were subject to the achievement of performance goals relating either to stock price performance or worldwide hotel bookings, which were satisfied. These performance goals were designed to permit Expedia to deduct all named executive officer compensation for 2012 in accordance with Section 162(m) of the Code. Specifically, the cash bonuses awarded to named executive officers in 2012 were subject to the satisfaction of either one of the following performance goals:

•

Worldwide hotel room night bookings (room nights stayed basis) of Expedia on a consolidated basis in any of the three consecutive calendar quarters beginning with the second quarter of 2012 must be at least 5% higher than worldwide hotel bookings in the corresponding calendar quarter twelve months before, excluding the benefit of any acquisitions by the Expedia during such period; or

•

On at least 30 trading days during the period beginning February 29, 2012 through December 31, 2012, the closing price per share of Expedia’s common stock must exceed by at least 5% the closing price of Expedia’s common stock on February 28, 2012, which was $33.79, taking into account any Share Change or Corporate Transaction (each as defined in the Expedia 2005 Plan).

In general, these performance goals reflect the minimally acceptable Company performance that must be achieved in order for any amount of cash bonuses to be awarded to the named executive officers, but with respect to which there is substantial uncertainty when established. Based on data provided by management, the Compensation Committee certified that the Section 162(m) goals for 2012 had been satisfied. The Compensation Committee exercises negative discretion in setting payouts under the annual incentive plan. By setting a high amount that can then be reduced, Expedia is advised by legal counsel that Expedia’s annual incentive plan meets the requirements of Section 162(m). As a result, while performance targets are utilized in setting compensation under this plan, ultimately the level of those targets and the Compensation Committee’s use of negative discretion typically result in the award of compensation as if the annual incentive plan were operating as a discretionary plan. Additional information about the role of Section 162(m) as a factor in the Compensation Committee’s decision-making is included below in the section titled “—Tax Matters.”

The cash bonuses described above are reflected in the “Bonus” column of the table titled “2012 Summary Compensation Table” in the section below titled “Executive Compensation.”

Equity Compensation

Equity compensation is designed to align executive compensation with the interests of stockholders and the long-term performance of Expedia. Equity compensation awards link compensation to financial performance because the value of equity awards depends on Expedia’s stock price. Equity compensation awards are also an important employee retention tool because they generally vest over a multi-year period, subject to continued service by the award recipient.

Prior to March 2009, Expedia had utilized restricted stock units as its principal form of equity compensation. In March 2009, following a review of Expedia’s equity compensation program and practices in light of Expedia’s overall compensation program objectives, management recommended, and the Compensation Committees approved, awards of stock options as Expedia’s primary equity vehicle. In each year since 2009, the Compensation Committees, based on management’s recommendation, have approved awards of stock options as Expedia’s primary equity compensation vehicle, but have also awarded restricted stock at the time of hire to replace forfeited equity of a prior employer and pursuant to individually negotiated arrangements and special circumstances.

Equity awards are typically granted to executive officers upon hire or promotion and annually thereafter. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committees meet to make determinations regarding annual bonuses for the last completed fiscal year and to set compensation levels for the current fiscal year. The meeting at which the Compensation Committees make these awards is generally scheduled several months in advance and is generally timed to occur after the public disclosure of Expedia’s prior year financial statements.

The Compensation Committees review various factors considered by management when establishing the Expedia-wide equity grant pool, including:

•	Expedia’s business and financial performance, including year-over-year performance;

•	dilution rates, taking into account projected headcount changes and employee turnover;

•	non-cash compensation as a percentage of adjusted EBITDA;

•	equity compensation utilization by peer companies;

•	general economic conditions; and

•	competitive compensation market data regarding award values.

For specific grants to named executive officers, management makes recommendations to the Section 16 Committee based on a variety of factors, including:

•	individual performance and future potential of the executive;

•	the overall size of the equity grant pool;

•	award value relative to other Company executives;

•	the value of previous grants and amount of outstanding unvested equity awards;

•	competitive compensation market data, to the degree that the available data is comparable; and

•	the recommendations of the Chief Executive Officer, other than in connection with compensation for himself and the Chairman/Senior Executive.

2012 Equity Compensation

After review and consideration of management’s recommendations, the Section 16 Committee decides whether to approve the grants of equity compensation to executive officers and the Compensation Committee decides whether to approve grants of equity compensation to non-executive officers.

2012 Annual Review Stock Option Awards: In February 2012, Messrs. Dzielak, Fonseca, Kaufman and Okerstrom were awarded stock options that vest in equal installments on the first four anniversaries of the grant date. These awards reflected the factors described above in relation to the establishment of the Expedia-wide equity grant pool and specific equity award grants. The exercise price for each stock option was $33.79, the closing price of Expedia’s common stock on the date of grant, and each stock option has a seven-year term.

In connection with the annual review stock option awards granted to Messrs. Okerstrom and Kaufman, the Section 16 Committee reviewed, with input from Mr. Khosrowshahi in the case of Mr. Okerstrom, and Mr. Diller in the case of Mr. Kaufman, the individual performance of each executive during 2011. For the annual stock option award to Mr. Kaufman, consideration was given to the fact that he does not receive a base salary or cash bonus compensation. Neither Mr. Diller nor Mr. Khosrowshahi received a stock option award in connection with the 2012 annual compensation review. As described in further detail below, Mr. Khosrowshahi subsequently received a grant of equity awards in July 2012.

As Messrs. Dzielak and Fonseca were not executive officers of Expedia in February 2012, their 2012 equity awards were approved by the Compensation Committee, rather than the Section 16 Committee. Mr. Dzielak’s 2012 equity award was based on his performance in the role of Vice President and later Senior Vice President, and acting General Counsel during 2011 and Mr. Fonseca’s 2012 equity award was based on his performance in the role of Co-President, Partner Services Group during 2011. Mr. Fritz’ employment with the Company terminated in March 2012 and he did not receive a 2012 equity award.

2012 Khosrowshahi Equity Compensation: In July 2012, the Section 16 Committee awarded Mr. Khosrowshahi (i) 300,000 stock options with an exercise price of $56.99, the closing price of the Company’s common stock on the grant date and have a seven year term, and (ii) 50,000 restricted stock units that vest in their entirety on the third anniversary of the grant date, which are subject to the achievement of either one of the following performance goals designed to permit the Company to deduct all Mr. Khosrowhshi’s compensation for 2012 in accordance with Section 162(m) of the Code and consistent with the approach described in the section below titled “—Tax Matters”:

•

Worldwide hotel room night bookings (room nights stayed basis) of Expedia on a consolidated basis in any of the four consecutive calendar quarters beginning with the fourth quarter of 2012 must be at least 5% higher than worldwide hotel bookings in the corresponding calendar quarter twelve months before, excluding the benefit of any acquisitions by the Expedia during such period; or

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On at least 30 trading days during the period beginning August 2, 2012 through August 2, 2013, the closing price per share of Expedia’s common stock must exceed by at least 5% the closing price of Expedia’s common stock on August 1, 2012, which was $56.40, taking into account any Share Change or Corporate Transaction (each as defined in the Expedia 2005 Plan).

As further described under “Proposal 2: Approval of the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan—Contingent Awards”, Mr. Khosrowshahi has agreed to forfeit the 2012 grant of restricted stock units in the event that our stockholders do not approve the Amended 2005 Plan.

At the same time as the grants to Mr. Khosrowshahi described above, in light of Mr. Khosrowshahi’s performance and other considerations described below in this section, management recommended, and the Compensation Committees approved, accelerated vesting of 400,000 restricted stock units held by Mr. Khosrowshahi (the “Khosrowshahi Performance RSU Award”) that had been subject to the achievement of a business goal tied to the operating income before amortization (“OIBA”) of the Company, which had not at that time been achieved. In addition, the vesting of the Khosrowshahi Performance RSU Award was separately subject to the satisfaction of either of two goals tied to stock price performance or growth in EBITA, which had been achieved, and which were designed to satisfy the requirements of Section 162(m) of the Code.

Mr. Khosrowshahi is restricted from selling or otherwise transferring 80% of the shares received upon acceleration of the Khosrowshahi Performance RSU Award (net of shares withheld to cover applicable taxes) until August 2, 2015, the third anniversary of the accelerated vesting date.

The Khosrowshahi Performance RSU Award was derived from a restricted stock unit award originally granted in March 2006 covering 800,000 shares of Expedia common stock. In connection with the TripAdvisor Spin-Off, Expedia and TripAdvisor agreed to divide the original award between the companies, in accordance with the treatment of shares of Expedia common stock in the spin-off, such that the initial award was converted into (1) the Khosrowshahi Performance RSU Award and (2) restricted stock units covering 400,000 shares of TripAdvisor common stock. The terms of the Khosrowshahi Performance RSU Award provided that, subject to Mr. Khosrowshahi’s continued employment through the applicable vesting date, (1) 75% of the Khosrowshahi Performance RSU Award would vest upon Expedia’s achievement of $714.4 million of OIBA in a fiscal year, as adjusted to take into account acquisitions (the “OIBA Target”); provided that at the election of Expedia, such vesting would be conditioned on Mr. Khosrowshahi agreeing to remain employed as the Chief Executive Officer of Expedia for an additional two years following satisfaction of the OIBA Target, and (2) 25% of the Khosrowshahi Performance RSU Award would vest on the one-year anniversary of the satisfaction of the OIBA Target, or, if earlier, upon Mr. Khosrowshahi’s termination of employment by Expedia without “Cause” (as defined in the applicable award agreement) following satisfaction of the OIBA Target; provided that this vesting event would not occur and such restricted stock units would be forfeited in the event that Mr. Khosrowshahi voluntarily terminated his employment with Expedia or Expedia terminated Mr. Khosrowshahi’s employment with Expedia for Cause.

In connection with the 2012 stock option and restricted stock unit grants to Mr. Khosrowshahi, as well as the acceleration of the Khosrowshahi Performance RSU Award, the following factors were considered in addition to the factors noted above for equity grants to named executive officers:

•	Mr. Khosrowshahi was entering into a new three year employment agreement replacing his prior employment agreement that had expired in May 2012;

•	Mr. Khosrowshahi had not received an equity award in connection with the 2012 annual compensation review;

•	Mr. Khosrowshahi had assumed day-to-day management responsibility for the Company’s Expedia brand in early 2012, in addition to his ongoing responsibilities as Chief Executive Officer;

•	the Expedia brand specifically and the Company broadly had shown improved performance during the first half of 2012;

•

in the case of the acceleration of the Khosrowshahi Performance RSU Award specifically, internal Company projections regarding satisfaction of the Khosrowshahi Performance RSU Award OIBA Target and restrictions on post-acceleration sale or transfer of shares ; and

•	the Committees’ desire to ensure that Mr. Khosrowshahi has significant at risk equity awards to appropriately align his interests with the interests of our stockholders.

The 2012 equity grants to the named executive officers are reflected in the table titled “2012 Grants of Plan-Based Awards” in the section below titled “Executive Compensation.”

Other Compensation

In addition to the primary elements of compensation (base salary, cash bonuses and equity awards) described above, the named executive officers may also receive compensation in the following forms:

•

401(k) Match: Executives who participate in Expedia’s 401(k) Retirement Program are eligible for Company matching contributions (as are all domestic Expedia employees). Expedia matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Service limits.

•

Personal Use of Corporate Aircraft: Executives may receive benefits attributable to the personal use of certain aircraft, including an aircraft jointly owned by Expedia and IAC (or charter aircraft if that aircraft is temporarily unavailable) and aircraft in which Expedia has purchased a fractional ownership interest. Pursuant to Company policy, Mr. Diller and Mr. Khosrowshahi are encouraged to (and other senior executives are permitted to) travel, both for business and personal purposes, on corporate aircraft. In addition to serving general security interests, this means of travel permits Mr. Diller and Mr. Khosrowshahi to travel non-stop and without delay, to remain in contact with Expedia while traveling, to change plans quickly in the event Company business requires, and to conduct confidential Company business while flying, be it telephonically, by email or in person. These interests are furthered on both business and personal flights, as Mr. Diller and Mr. Khosrowshahi typically provide services to Expedia while traveling in either case. Nonetheless, the incremental cost to Expedia of travel for personal purposes during 2012 is reflected as compensation from Expedia to each of Mr. Diller, Mr. Khosrowshahi and Mr. Okerstrom.

In addition, in connection with the spin-off of Expedia from IAC in 2005 and in light of Mr. Diller’s senior role at both companies, Expedia and IAC agreed to share certain expenses associated with the provision of personal benefits to Mr. Diller, including the use of automobiles for personal purposes and certain office space and IT equipment used by individuals who work for Mr. Diller personally. Currently, Expedia and IAC cover 35% and 65% of these costs, respectively.

The Role of Peer Groups, Surveys and Benchmarking

Management considers multiple data sources when reviewing compensation information to ensure that the data reflect compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information, when available, in connection with its recommendations to the Compensation Committees regarding compensation for named executive officers:

•	Data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors, and

•	Data regarding compensation for comparable executive officer positions from recent proxy statements and other SEC filings of peer companies, which include:

•	direct industry competitors, and

•	non-industry companies with which Expedia commonly competes for talent (including both regional and national competitors).

When available, management considers competitive market compensation paid by other peer group companies but does not attempt to maintain a certain target percentile within the peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for the named executive officers. Management and the Compensation Committees strive to incorporate flexibility into the compensation programs and the assessment process to respond to and adjust for the evolving business environment and the value delivered by the named executive officers.

2012 Peer Groups

In late 2011, management engaged Compensia, an independent compensation consulting firm, to conduct a review of Expedia’s compensation peer group. Compensia considered the peer group companies used for the 2011 compensation year, which included public companies in technology, travel and/or e-commerce businesses with which Expedia competes for talent at both the executive and employee levels, as well as other public companies based on their similarities to Expedia with respect to revenue, industry, location and/or size. For the purposes of establishing the peer group for 2012, the Compensation Committees agreed with management’s proposal, which was based on Compensia’s recommendations, to remove eBay Inc. due to its increased revenue and market capitalization and to add Electronic Arts, Inc. as a publicly-traded company in the technology industry of similar size with Expedia in terms of revenue and market capitalization. The companies constituting the 2012 compensation peer group for executive compensation other than that of Mr. Diller were:

Activision Blizzard, Inc.	Orbitz Worldwide, Inc.

Adobe Systems Incorporated	Paychex, Inc.

Alaska Air Group Inc.	priceline.com Incorporated

Electronic Arts Inc.	Royal Caribbean Cruises Ltd.

Equifax Inc.	salesforce.com, inc.

HSN, Inc.	Starwood Hotels & Resorts Worldwide, Inc.

Intuit Inc.	Total System Services, Inc.

Netflix, Inc.

Also in late 2011, Compensia updated its review of the compensation peer group for the role of Chairman/Senior Executive. Compensia did not identify, and management did not recommend, any changes to the 2011 peer group. The Committees agreed with management’s recommendation and the peer group for the role of Chairman/Senior Executive remained unchanged from the prior year. Accordingly, the companies constituting the 2012 compensation peer group for the Chairman/Senior Executive role were:

Barnes & Noble, Inc.	Linear Technology Corporation

Cablevision Systems Corporation	M&T Bank Corporation

CBS Corporation	News Corporation

Fidelity National Information Services, Inc.	Starbucks Corporation

Guess, Inc.	Viacom Inc.

Host Hotels & Resorts, Inc.

2013 Peer Groups

Management again engaged Compensia, in late 2012, to update its review of Expedia’s peer group for executive compensation. Management evaluated the potential changes to the list of 2012 Peer Group Companies identified by Compensia and made recommendations to the Compensation Committees. The Compensation Committees agreed with the recommendations of management, which were to add Autodesk, Inc. and BMC Software, both of which are publicly-traded companies in the technology sector of similar size to the Company in terms of revenue and market capitalization. Accordingly, the companies constituting the 2013 compensation peer group for executive compensation other than that of Mr. Diller are:

Activision Blizzard, Inc.	Netflix, Inc.

Adobe Systems Incorporated	Orbitz Worldwide, Inc.

Alaska Air Group Inc.	Paychex, Inc.

Autodesk, Inc.	priceline.com Incorporated

BMC Software, Inc.	Royal Caribbean Cruises Ltd.

Electronic Arts Inc.	salesforce.com, inc.

Equifax Inc.	Starwood Hotels & Resorts Worldwide, Inc.

HSN, Inc.	Total System Services, Inc.

Intuit Inc.

Also in late 2012, following discussions with Compensia, management recommended that a review of the compensation peer group for the role of Chairman/Senior executive be deferred until the following year. The Compensation Committees agreed with management’s recommendation and the peer group for the role of Chairman/Senior Executive remained unchanged from the prior year.

Stock Ownership Policy

To further align the interests of Expedia management and Expedia stockholders, the Executive Committee of the Board of Directors adopted a Stock Ownership Policy, effective October 26, 2009. The Stock Ownership Policy specifies a number of shares that the Chief Executive Officer and all executives reporting directly to the Chief Executive Officer are expected to accumulate and hold by the later of five years from the date of hire or promotion into an eligible position or September 30, 2016 (the “Ownership Target Date”).

The Stock Ownership Policy minimum stockholding target is 200,000 shares for Mr. Khosrowshahi and 60,000 shares for Messrs. Dzielak and Okerstrom. The Stock Ownership Policy minimum stockholding requirement was 40,000 shares for each of Messrs. Fonseca and Fritz when serving as Co-Presidents of the Partner Services Group. Unexercised stock options and unvested RSUs are not counted toward compliance with the minimum stockholding target. The Stock Ownership Policy also includes stock retention provisions. Prior to the Ownership Target Date, if eligible executives have not met their stockholding requirement, they are required to retain 25% of the net shares received from any exercised options or any vested RSUs until they have met their stockholding requirement. Net shares are the shares remaining after payment of the exercise price and/or withholding of taxes. If executives subject to the policy have not met their stockholding requirement on the Ownership Target Date, the net-share retention percentage increases to 100% until they have met their stockholding requirement.

Expedia’s Securities Trading Policy prohibits employees, including executive officers, from engaging in short sales with respect to Expedia securities or the purchase, sale or issuance of options or rights relating to Expedia securities.

Tax Matters

Section 162(m) of the Code generally permits a tax deduction to public corporations for compensation over $1 million paid in any fiscal year to a corporation’s chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). Expedia endeavors to structure its compensation policies to qualify as performance-based under Section 162(m) whenever it is reasonably possible to do so while meeting Expedia’s compensation objectives. For 2012, the grants of stock options and the payments of annual bonuses were designed to meet the requirements for deductible compensation.

Nonetheless, deductibility under Section 162(m) of the Code is one of many factors the Compensation Committees take into account in determining executive officer compensation. From time to time certain nondeductible compensation may be paid and the Board of Directors and the Compensation Committees reserve the authority to award nondeductible compensation to executive officers in appropriate circumstances. It is possible that some compensation paid pursuant to certain equity awards that have already been granted may be nondeductible as a result of Section 162(m). Additionally, under applicable Internal Revenue Service rules, the personal use of corporate aircraft leads to a disallowance of the deduction by Expedia for tax purposes of certain airplane-related costs.

For purposes of allowing Expedia to deduct all employee compensation in accordance with Section 162(m), the Compensation Committees made all annual bonuses payable to named executive officers in 2012 and the award of restricted stock units to Mr. Khosrowshahi in 2012 subject to the satisfaction of the performance goals described under “—Compensation Program Elements—Cash Bonuses.” As further described under “Proposal 2: Approval of the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan—Contingent Awards”, Mr. Khosrowshahi has agreed to forfeit the 2012 grant of restricted stock units in the event that our stockholders do not approve the Amended 2005 Plan.

Change in Control

Under the Expedia 2005 Plan, certain executive officers are entitled to accelerated vesting of equity awards in the event of a change in control of Expedia. The Compensation Committees believe that accelerated vesting of equity awards in connection with change in control transactions would provide an incentive for these executives to continue to help execute successfully such a transaction from its early stages until closing.

For a description and quantification of these change in control benefits, please see the section below titled “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Severance

Employment Agreement Severance Provisions

Expedia had entered into an employment agreement with each of Messrs. Dzielak, Khosrowshahi, Okerstrom, Fonseca and Fritz, pursuant to which, in the event of a qualifying termination (and in the case of Mr. Fonseca, also upon termination of his employment due to the expiration of his employment agreement):

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Expedia will continue to pay base salary through the longer of the end of the term of the employment agreement and 12 months, or 18 months in the case of Messrs. Fonseca and Fritz (in all cases provided that such payments will be offset by any amount earned from another employer during such time period);

•	Expedia will consider in good faith the payment of discretionary bonuses on a pro rata basis for the year in which termination of employment occurs;

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Expedia will pay COBRA health insurance coverage for a period of 12 months in the case of Messrs. Dzielak, Khosrowshahi and Okerstrom, or 18 months in the case of Messrs. Fonseca and Fritz (provided that in each case such payments will be offset by any amount earned from another employer during such time period and in the case of Messrs. Khosrowshahi and Dzielak, such amount will be paid in a lump sum);

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all equity holdings that otherwise would have vested during the 12-month period following termination of employment will accelerate (provided that (i) equity awards that vest less frequently than annually shall be treated as though such awards vested annually, and (ii) in Mr. Fonseca’s case, if such acceleration is the result of his termination of employment due to expiration of his employment agreement, that only equity holdings granted prior to February 15, 2012 shall accelerate); and

•

Messrs. Dzielak, Khosrowshahi, Okerstrom Fonseca and Fritz will have 18 months following the date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.

On April 17, 2013, Expedia entered into a new employment agreement with Mr. Fonseca, pursuant to which the Company will provide the same payments and equity acceleration on the same terms and conditions as described above except that, if Mr. Fonseca is terminated due to expiration of his employment agreement, he will only be entitled to receive $312,500 over 18 months.

The foregoing arrangements are intended to attract and retain qualified executives who may have other employment alternatives that may appear to them to be less risky absent these arrangements.

2012 Severance Arrangements with Mr. Fritz

In connection with the reorganization of Expedia’s Partner Services Group in early 2012, Mr. Fritz’ employment terminated effective March 12, 2012. Consistent with the severance provisions of his employment agreement described above, Mr. Fritz is receiving his existing base salary and reimbursement for the monthly premiums of group health plan continuation coverage under COBRA, which payments will continue during the 18-month period following termination (provided that such payments will be offset by any amount earned from another employer during such time period). In addition, all equity that would otherwise have vested during the 12-month period following his termination was accelerated as of March 20, 2012 and Mr. Fritz has 18 months following the date of termination to exercise any vested stock options.

COMPENSATION COMMITTEE REPORT

The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2013 proxy statement.

Members of the Compensation Committee:

Jonathan L. Dolgen (Chairman) Pamela L. Coe Craig A. Jacobson Peter M. Kern

Members of the Section 16 Committee:

Jonathan L. Dolgen (Chairman) Craig A. Jacobson Peter M. Kern

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The table below sets forth certain information regarding the compensation earned during the fiscal year ended December 31, 2012 by the following “named executive officers”: (i) Expedia’s Chief Executive Officer and Chief Financial Officer; (ii) three other most highly compensated executive officers (who were serving as executive officers at December 31, 2012); and (iii) two highly compensated former executive officers (who were no longer serving as executive officers at December 31, 2012).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)		All Other Compensation ($)(4)	Total ($)
Barry Diller	2012	$465,000	$2,500,000	—		—		$452,104	$3,417,104
Chairman and Senior Executive	2011	465,000	1,000,000	$101,540	(5)	$7,154,801	(5)	370,862	9,092,203
	2010	465,000	1,000,000	—		2,210,516		643,796	4,319,312

Dara Khosrowshahi	2012	1,000,000	3,000,000	3,691,876	(6)	6,722,193		895,000	15,309,069
Chief Executive Officer	2011	1,000,000	1,000,000	1,546,446	(5)	2,405,633	(5)	379,633	6,331,712
	2010	1,000,000	1,125,000	—		2,763,610		284,200	5,172,810

Mark D. Okerstrom	2012	488,461	1,500,000	—		1,295,365		36,662	3,320,488
Executive Vice President and Chief Financial Officer	2011	387,143	438,438	16,835	(5)	1,562,167	(5)	10,130	2,414,713

Robert J. Dzielak	2012	362,309	450,000	—		1,066,533		6,840	1,885,682
Executive Vice President, General Counsel and Secretary

Victor A. Kaufman	2012	—	—	—		1,295,365		9,365	1,304,730
Vice Chairman

Dhiren Fonseca	2012	425,000	318,750	—		777,219		13,282	1,534,251
Former Co-President, Partner Services Group	2011	460,210	385,391	23,091	(5)	1,382,060	(5)	20,613	2,271,365
	2010	399,616	225,000	—		736,963		8,300	1,369,879

Gary M. Fritz	2012	—	—	—		3,537,613	(7)	465,766	4,003,379
Former Co-President, Partner Services Group	2011	451,471	385,391	23,091	(5)	1,382,060	(5)	13,438	2,255,451
	2010	399,616	225,000	—		736,963		8,300	1,369,879

(1)	Reflects base salary earned during 2012. The amounts shown for Messrs. Okerstrom and Dzielak reflect a mid-year salary adjustment. See the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—Base Salary” for a description of changes to annual base salaries during 2012.
(2)	Bonus amounts for 2012 reflect annual cash bonuses that were paid in 2013, for performance in 2012, related to (a) the 2012 Cash Bonus Plan for senior executive employees of the Company approved by the Compensation Committee on February 28, 2012 (the “2012 Cash Bonus Plan”) and (b) an annual cash bonus and special bonus for 2012 for Mr. Dzielak of $400,000 and $50,000 prior to his appointment as an executive officer. Pursuant to the 2012 Cash Bonus Plan, each of the named executive officers (except Mr. Fritz) were eligible to receive a cash bonus, subject to (i) the achievement of performance goals relating either to stock price performance or worldwide hotel bookings and (ii) a $10 million maximum amount that was intended to preserve flexibility under Section 162(m) of the Code to ensure deductibility of any bonus that the Compensation Committee determined appropriate. See the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—Cash Bonuses” for a description of the 2012 Cash Bonus Plan and “Compensation Discussion and Analysis—Tax Matters” for a description of Section 162(m). Having previously certified that the relevant performance criteria had been met, the Compensation Committees approved cash bonus awards pursuant to the 2012 Cash Bonus Plan to each of the named executive officers (except Messrs. Kaufman and Fritz) on February 28, 2013.

(3)	Includes aggregate grant date fair value of awards granted in the year indicated, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of awards reflects an estimate as of the grant date and may not correspond to the actual value that will be recognized by the named executive officers. Stock awards consist of restricted stock units valued using the closing price of Expedia common stock on the NASDAQ Stock Market on the day immediately preceding the grant date and option awards consist of stock options valued using a Black-Scholes model. The Black-Scholes model incorporates various other assumptions including expected volatility, expected term and risk-free interest rates. The expected volatility is based on historical volatility of our common stock and other relevant factors. The expected term is based on our historical experience and on the terms and conditions of the stock option awards granted to employees. For option awards granted to the named executive officers during 2012, the Black-Scholes option pricing model assumptions were as follows:

	Grant Date	Expected Term (years)	Risk-Free Interest Rate (%)	Expected Volatility (%)	Assumed Annual Dividend Rate (% of grant date closing price)
Dara Khosrowshahi	07/31/2012	4.00	0.48	54.29	0.91
Robert J. Dzielak	05/09/2012	4.00	0.60	53.83	0.87
Messrs. Okerstrom, Dzielak, Kaufman and Fonseca	02/28/2012	4.00	0.66	53.12	1.06

The aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards granted to Mr. Kaufman during 2010 and 2011 was $1,381,805 and $574,999, respectively.

(4)	For additional information regarding certain components of amounts reflected in the “All Other Compensation” column, see the table below entitled “2012 All Other Compensation.” For 2011, reflects a reduction in the amount of $57,351 and $49,274 for Messrs. Diller and Khosrowshahi, respectively, to correct an administrative reporting error.
(5)	Reflects the impact of a modification relating to the TripAdvisor Spin-Off on the outstanding employee equity awards, which was designed to maintain the same intrinsic value of the awards before and after the spin-off. Pursuant to accounting guidance prescribed under FASB ASC Topic 718, the modification resulted in additional non-cash stock-based compensation. For reconciliation and the spin-off impact on 2011 compensation of our named executive officers, see the discussion and table in the Company’s Definitive Proxy Statement for fiscal year 2011 on Schedule 14A filed with the SEC on April 26, 2012, in the section entitled, “Impact of Spin-Off Adjustment on 2011 Executive Compensation.”
(6)	Includes $885,876 that relates to the incremental fair value attributable to the acceleration of the Khosrowshahi Performance RSU Award. Also includes $2,806,000 that relates to the grant of 50,000 RSUs to Mr. Khosrowshahi. Mr. Khosrowshahi has agreed to forfeit the award of RSUs if the stockholders of the Company do not approve the Amended 2005 Plan. For further discussion, see the section entitled “Compensation Discussion and Analysis—Equity Compensation—2012 Equity Compensation—2012 Khosrowshahi Equity Compensation.”
(7)	Reflects the incremental fair value attributable to the acceleration of stock-based awards pursuant to the severance arrangements set forth in Mr. Fritz’s employment agreement with Expedia. For further discussion, see the section entitled “Compensation Discussion and Analysis—Severance—2012 Severance Arrangements with Mr. Fritz.”

2012 All Other Compensation

The following table provides additional detail regarding the amounts for 2012 reflected in the “All Other Compensation” column of the 2012 Summary Compensation Table above.

	Barry Diller	Dara Khosrowshahi	Mark D. Okerstrom	Robert J. Dzielak	Victor A. Kaufman	Dhiren Fonseca	Gary M. Fritz
Personal Use of Corporate Aircraft(1)	$386,821	$421,197	$19,774	—	—	—	—
Dividend Equivalents(2)	10,937	463,453	4,538	$1,628	$9,365	$5,932	$9,337
401(k) Company Match(3)	—	7,350	7,350	4,962	—	7,350	7,350
Charitable Matching Gift(4)	—	3,000	5,000	250	—	—	—
Severance(5)	—	—	—	—	—	—	449,079
Miscellaneous(6)	54,346	—	—	—	—	—	—

(1)	Reflects the incremental cost to Expedia for personal use of corporate aircraft, including an aircraft jointly owned by each of Expedia and IAC and aircraft in which Expedia has purchased a fractional ownership interest. In 2012, the incremental cost to Expedia for Messrs. Diller, Khosrowshahi and Okerstrom’s personal use of these aircraft is based on the average variable operating cost to Expedia. Variable operating costs include fuel, certain maintenance costs, navigation fees, onboard catering, landing fees, crew travel expenses and other miscellaneous variable costs. Calculated separately for the jointly-owned aircraft and the aircraft for which Expedia has purchased a fractional interest, the total annual variable costs are divided by the annual number of hours such aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use (for the jointly-owned aircraft, including flights to the hangar or other locations without passengers, commonly referred to as “deadhead” flights), to derive the incremental cost. We do not include fixed costs that do not change based on usage, such as pilots’ salaries, purchase costs, insurance, scheduled maintenance and non-trip-related hangar expenses in the case of the jointly-owned aircraft, and purchase costs and management fees in the case of the fractional interest aircraft. Executive officers occasionally have family members or other guests accompany them on personal trips, at minimal incremental cost to the Company. See the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—Other Compensation” for a description of the Company’s policy regarding the personal use of Company aircraft by executive officers.
(2)	Unvested RSUs held by executives are credited with dividend equivalents at the same rate and at the same time as cash dividends paid to the Company’s common stockholders. Such dividend equivalents vest and are paid upon vesting of the underlying RSUs. The amounts of such dividend equivalents are reflected in the closing price of Expedia common stock on the NASDAQ Stock Market for the 2012 RSU grant; however, dividend equivalents were not reflected in the closing price of Expedia common stock on the NASDAQ Stock Market for the RSUs awarded to executives prior to 2010. Accordingly, dividend equivalents paid to executives in 2010, 2011 and 2012, respectively, on unvested RSUs awarded prior to 2010 are included in “2012 All Other Compensation.”
(3)	Represents matching contributions of Expedia under the Expedia 401(k) Retirement Savings Plan. Under this plan as in effect through December 31, 2012, Expedia matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to limits imposed by the Code.
(4)	Represents charitable matching contributions of Expedia under the Company’s matching gifts program, which is available to all U.S.- and Canada-based employees. The charitable matching requests were approved and made to the charitable organizations during 2012.
(5)	Includes $425,000 of base salary, including post-employment, and $24,079 for group health plan continuation coverage under COBRA, in each case paid during 2012 pursuant to the severance provisions of Mr. Fritz’s employment agreement. Mr. Fritz’s employment terminated effective March 12, 2012.
(6)	In connection with the IAC/Expedia Spin-Off, Expedia and IAC agreed that, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources for the benefit of both companies, certain expenses associated with such usage would be shared between Expedia and IAC. Mr. Diller is provided with the use of certain automobiles for business and personal purposes and certain IAC-owned office space and IT equipment for use by certain individuals who work for Mr. Diller personally. For 2012 Expedia and IAC covered 35% and 65% of these costs, respectively.

2012 Grants of Plan-Based Awards

During fiscal year 2012, the Compensation Committee or Section 16 Committee, as appropriate, approved stock option and RSU awards to the named executive officers as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)(1)	Exercise Price or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Barry Diller	—	—	—	—	—	—
Dara Khosrowshahi	07/31/2012	300,000	$56.99	$56.99	—	$6,722,193
	07/31/2012	—	—	—	50,000	2,806,000
Mark D. Okerstrom	02/28/2012	100,000	33.79	33.79	—	1,295,365
Robert J. Dzielak	02/28/2012	20,000	33.79	33.79	—	259,073
	05/09/2012	50,000	41.14	41.14	—	807,460
Victor A. Kaufman	02/28/2012	100,000	33.79	33.79	—	1,295,365
Dhiren Fonseca	02/28/2012	60,000	33.79	33.79	—	777,219
Gary M. Fritz	—	—	—	—	—	—

(1)	All options have a seven-year term and vest in four equal installments commencing on the first anniversary of the grant date.
(2)	Represents the number of shares of Expedia common stock to be issued upon satisfaction of the conditions to vesting, without taking into account shares withheld to cover applicable taxes, if any. The vesting of the award is subject to (i) the achievement of performance goals relating either to stock price performance or worldwide hotel bookings and (ii) a $10 million maximum amount that was intended to preserve flexibility under Section 162(m) of the Code to ensure deductibility of any bonus that the Compensation Committee determined appropriate. Mr. Khosrowshahi’s RSU award is described in further detail in the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—2012 Equity Compensation Awards.” Mr. Khosrowshahi has agreed to forfeit the award described in this footnote if the stockholders of the Company do not approve the Amended 2005 Plan.
(3)	These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the named executive officers. For stock options, reflects the full grant date fair value, calculated in accordance with FASB ASC Topic 718 using a Black-Scholes option valuation methodology. See footnote 3 of the “2012 Summary Compensation Table” above for more information regarding assumptions used in the Black-Scholes pricing model. For RSUs, reflects the full grant date fair value, calculated in accordance with FASB ASC Topic 718 using the closing price of Expedia common stock on the NASDAQ Stock Market on the day immediately preceding the grant date.

2013 Grants of Plan-Based Awards

On March 13, 2013, the Section 16 Committee approved stock option awards to the named executive officers as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)(1)	Exercise Price or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($)	Grant Date Fair Value of Option Awards ($)(2)
Barry Diller	03/13/2013	100,000	$65.75	$65.75	$3,021,654
Dara Khosrowshahi	03/13/2013	200,000	65.75	65.75	4,395,463
Mark D. Okerstrom	03/13/2013	100,000	65.75	65.75	2,197,731
Robert J. Dzielak	03/13/2013	70,000	65.75	65.75	1,538,412
Victor A. Kaufman	03/13/2013	50,000	65.75	65.75	1,098,866
Dhiren Fonseca	—	—	—	—	—
Gary M. Fritz	—	—	—	—	—

(1)	All options have a seven-year term and vest in four equal installments commencing on the first anniversary of the grant date.
(2)	Reflects the full grant date fair value, calculated in accordance with FASB ASC Topic 718 using a Black-Scholes option valuation methodology. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the named executive officers. The Black-Scholes model incorporates various other assumptions including expected volatility, expected term and risk-free interest rates. The expected volatility is based on historical volatility of our common stock and other relevant factors. The expected term is based on our historical experience and on the terms and conditions of the stock option awards granted to employees. The expected term (and related risk-free interest rate) for Mr. Diller is based on his historical practice of holding Expedia stock options until expiration. The following are the assumptions used in the Black-Scholes option pricing model for awards to the named executive officers on March 13, 2013:

	Expected Term (years)	Risk-Free Interest Rate (%)	Expected Volatility (%)	Assumed Annual Dividend Rate (% of grant date closing price)
Barry Diller	7.00	1.35	48.10	0.79
All other named executive officers	4.00	0.68	44.88	0.79

Outstanding Equity Awards at 2012 Year-End

The following table provides information regarding the holdings of stock options and RSUs by the named executive officers as of December 31, 2012. The market value of the RSUs is based on the closing price of Expedia common stock on the NASDAQ Stock Market on December 31, 2012, the last trading day of the year, which was $61.44.

		Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options(#)		Number of Securities Underlying Unexercised Options(#)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
		Exercisable		Unexercisable
Barry Diller	06/07/2005	1,196,855	(2)	—		$26.95	06/07/2015	—		—	—		—
	06/07/2005	698,165	(2)	—		36.27	06/07/2015	—		—	—		—
	03/02/2009	—		24,935	(4)	6.97	03/02/2016	—		—	—		—
	02/23/2010	49,868		49,869	(5)	21.21	02/23/2017	—		—	—		—
	03/01/2011	12,467		37,401	(5)	18.63	03/01/2018	—		—	—		—
	02/28/2008	—		—		—	—	10,319	(6)	$634,000	—		—

Dara Khosrowshahi	03/02/2009	3,423		66,088	(4)	6.97	03/02/2016	—		—	—		—
	03/02/2009	211,481	(3)	—		8.71	03/02/2016	—		—	—		—
	02/23/2010	116,706		158,611	(5)	21.21	02/23/2017	—		—	—		—
	03/01/2011	39,652		118,959	(5)	18.63	03/01/2018	—		—	—		—
	07/31/2012	—		300,000	(5)	56.99	07/31/2019	—		—	—		—
	02/28/2008	—		—		—	—	43,640	(6)	2,681,242	—		—
	07/31/2012	—		—		—	—	—		—	50,000	(8)	$3,072,000

Mark D. Okerstrom	03/02/2009	26,414		17,949	(4)	6.97	03/02/2016	—		—	—		—
	04/06/2009	19,450		13,218	(4)	9.81	04/06/2016	—		—	—		—
	04/06/2009	37,009	(3)			12.26	04/06/2016	—		—	—		—
	02/23/2010	23,341		31,722	(5)	21.21	02/23/2017	—		—	—		—
	03/01/2011	19,826		59,479	(5)	18.63	03/01/2018	—		—	—		—
	09/15/2011	13,217		39,653	(5)	27.94	09/15/2018	—		—	—		—
	02/28/2012	—		100,000	(5)	33.79	02/28/2019	—		—	—		—
	02/28/2008	—		—		—	—	2,837	(6)	174,305	—		—
	08/21/2008	—		—		—	—	2,293	(7)	140,882	—		—

Robert J. Dzielak	03/02/2009	—		10,786	(4)	6.97	03/02/2016	—		—	—		—
	02/23/2010	—		10,574	(5)	21.21	02/23/2017	—		—	—		—
	03/01/2011	—		13,878	(5)	18.63	03/01/2018	—		—	—		—
	02/28/2012	—		20,000	(5)	33.79	02/23/2019	—		—	—		—
	05/09/2012	—		50,000	(5)	41.14	05/09/2019	—		—	—		—
	02/28/2008	—		—		—	—	1,397	(6)	85,832	—		—

Victor A. Kaufman	03/02/2009	77,053		39,653	(4)	6.97	03/02/2016	—		—	—		—
	02/23/2010	58,352		79,306	(5)	21.21	02/23/2017	—		—	—		—
	03/01/2011	19,826		59,479	(5)	18.63	03/01/2018	—		—	—		—
	02/28/2012	—		100,000	(5)	33.79	02/28/2019	—		—	—		—
	02/28/2008	—		—		—	—	6,984	(6)	429,097	—		—

Dhiren Fonseca	03/02/2009			59,479	(4)	6.97	03/02/2016	—		—	—		—
	02/23/2010	—		42,296	(5)	21.21	02/23/2017	—		—	—		—
	03/01/2011	—		71,375	(5)	18.63	03/01/2018	—		—	—		—
	02/28/2012	—		60,000	(5)	33.79	02/28/2019	—		—	—		—
	02/28/2008	—		—		—	—	5,238	(6)	321,823	—		—

Gary M. Fritz	—	—		—		—	—	—		—	—		—

(1)	Represents the date on which the original grant was approved by the applicable compensation committee. All awards with a grant date prior to the effective date of the IAC/Expedia Spin-Off of August 9, 2005 were granted by IAC and were converted into Expedia equity awards upon effectiveness of the spin-off. All share and per share amounts have been adjusted to reflect Expedia’s one-for-two reverse stock split effected and the impact of the TripAdvisor Spin-Off, both completed on December 20, 2011.

(2)	Options vested in full on June 7, 2010, the fifth anniversary of the grant date.
(3)	Options vested in full on March 2, 2012, or April 6, 2012 in the case of Mr. Okerstrom, the third anniversary of the grant date.
(4)	Options vested in full on March 2, 2013, or April 6, 2013 in the case of Mr. Okerstrom, the fourth anniversary of the grant date.
(5)	Options vest in four equal installments commencing on the first anniversary of the grant date.
(6)	These RSUs vested on February 28, 2013.
(7)	These RSUs will vest on August 21, 2013.
(8)	These RSUs will vest in full on July 31, 2015, subject to (i) the achievement of performance goals relating either to stock price performance or worldwide hotel bookings and (ii) stockholder approval of the Amended 2005 Plan. Mr. Khosrowshahi has agreed to forfeit the award described in this footnote if the stockholders of the Company do not approve the Amended 2005 Plan. Mr. Khosrowshahi’s RSU award is described in further detail in the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—2012 Equity Compensation Awards.”

TripAdvisor Spin-Off: Equity Compensation Award Adjustments

In the connection with the TripAdvisor Spin-Off and a one-for-two reverse stock split that was effective immediately prior to the completion of that spin-off on December 20, 2011, the following adjustments to equity compensation awards held by Expedia employees, including the named executive officers:

Vested options: Vested Expedia stock options were converted into options to purchase shares of Expedia common stock and options to purchase shares of TripAdvisor common stock with adjustments to the number of shares subject to such options and the option exercise prices to maintain pre- and post-transaction values.

Unvested options other than unvested options held by Mr. Diller: Unvested options held by employees that continued to work for Expedia following the spin-off (other than those unvested options held by Mr. Diller), remained options to purchase shares of Expedia common stock, with adjustments to the exercise prices and number of options to maintain pre- and post-transaction values.

Restricted stock units: Restricted stock units held by employees that continued to work for Expedia following the spin-off (other than those held by Mr. Diller and 800,000 performance-based restricted stock units held by Mr. Khosrowshahi) remained restricted stock units of Expedia, with adjustments to the number of restricted stock units to maintain pre- and post-transaction values.

Restricted stock units and unvested options held by Mr. Diller: Following completion of the spin-off, Mr. Diller served as Senior Executive and Chairman of the Board of TripAdvisor, as well as retaining those roles at Expedia. As a result of the one-for-two reverse stock split and the spin-off, immediately following the spin-off, Mr. Diller held restricted stock units of Expedia and TripAdvisor, in each case equal to one half the number of Expedia restricted stock units that he held immediately prior to the spin-off. With respect to Mr. Diller’s unvested Expedia stock options, such options were converted into options to purchase shares of Expedia common stock and options to purchase shares of TripAdvisor common stock, with adjustments to the number of shares subject to such options and the option exercise prices to maintain pre- and post-transaction values.

Performance-based restricted stock units held by Mr. Khosrowshahi: On March 7, 2006, Expedia and Mr. Khosrowshahi, entered into a restricted stock unit agreement covering 800,000 shares of Expedia common stock, with vesting of such restricted stock units generally subject to the satisfaction of performance goals, including achievement of a specified level of operating income before amortization (“OIBA”) in a given fiscal year. In connection with the spin-off, Expedia and TripAdvisor agreed to divide Mr. Khosrowshahi’s 800,000 restricted stock unit award between the companies, in accordance with the treatment of shares of Expedia common stock in the spin-off, such that the initial award was converted into (1) restricted stock units covering 400,000 shares of Expedia common stock and (2) restricted stock units covering 400,000 shares of TripAdvisor common stock.

For named executive officers other than Mr. Diller, any value realized upon exercise of TripAdvisor stock options is considered compensation payable to them in their respective capacities as executive officers of Expedia. In the case of Mr. Diller, any value realized upon exercise of his TripAdvisor stock options or vesting of his TripAdvisor restricted stock units is considered compensation payable to him in his capacity as Chairman/

Senior Executive of TripAdvisor following the TripAdvisor Spin-Off. In the case of Mr. Khosrowshahi, any value realized upon the vesting of his TripAdvisor performance-based restricted stock unit award is considered compensation payable to him in recognition of his role in growing TripAdvisor during the five years between the original 2006 grant date of the performance-based restricted stock unit award and the TripAdvisor Spin-Off as well as in his capacity as a director of TripAdvisor following the TripAdvisor Spin-Off.

2012 Option Exercises and Stock Vested

The following table provides information regarding (i) Expedia stock options exercised by and Expedia restricted stock unit awards vested for the named executive officers, and (ii) TripAdvisor stock options exercised by the named executive officers other than Mr. Diller, in each case during the fiscal year ended December 31, 2012:

		Option Awards		Stock Awards
Name	Company(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)		Value Realized on Vesting ($)(4)
Barry Diller	Expedia	149,605	$7,848,277	19,530		$645,685
Dara Khosrowshahi	Expedia	125,000	6,601,773	484,271	(5)	25,604,051
	TripAdvisor	62,336	1,415,102	—		—
Mark D. Okerstrom	Expedia	—	—	6,420		290,212
	TripAdvisor	22,178	399,629
Robert J. Dzielak	Expedia	23,191	472,168	2,907		96,081
	TripAdvisor	2,493	50,458	—		—
Victor A. Kaufman	Expedia	52,870	2,498,885	16,723		552,544
Dhiren Fonseca	Expedia	249,798	9,645,561	10,594		350,174
	TripAdvisor	66,075	1,268,712	—		—
Gary M. Fritz	Expedia	354,217	10,973,641	15,832		516,271

(1)	The table immediately below presents TripAdvisor stock options held by our named executive officers as of December 31, 2012 for which any value realized upon exercise will be considered compensation payable to them in their respective capacities as current, or former as in the case of Mr. Fritz, executive officers of Expedia.

Name	Number of Options (#)	Option Exercise Price ($)	Option Expiration Date
Dara Khosrowshahi	37,401	23.76	02/23/2017

Victor A. Kaufman	37,401	7.80	03/02/2016
	18,700	23.76	02/23/2017

Gary M. Fritz	56,102	7.80	09/12/2013
	9,973	23.76	09/12/2013

(2)	Represents the value of exercised options calculated by multiplying (i) the number of shares of Expedia’s (or TripAdvisor’s, as the case may be) common stock to which the exercise of the option related by (ii) the difference between the market price of Expedia’s (or TripAdvisor’s, as the case may be) common stock at exercise and the exercise price of the options.
(3)	Represents the gross number of shares acquired upon vesting of RSUs without taking into account any shares that may be withheld to satisfy applicable tax obligations.
(4)	Represents the value of vested RSUs calculated by multiplying the gross number of vested RSUs by the closing price of Expedia common stock on the NASDAQ Stock Market on the vesting date or if the vesting occurred on a day on which the NASDAQ Stock Market was closed for trading, the next trading day.

(5)	Includes the acceleration of 400,000 Expedia performance based restricted stock units. See further discussion in “Compensation Discussion and Analysis—Equity Compensation—2012 Equity Compensation—2012 Khosrowshahi Equity Compensation.”

Potential Payments Upon Termination or Change in Control

Certain of our compensation plans, award agreements and employment agreements entitle some of the named executive officers to accelerated vesting of equity awards and other severance benefits in the event of a change in control of Expedia and/or upon the termination of the executive’s employment with Expedia under specified circumstances. These plans and agreements are described below as they apply to each named executive officer.

Expedia 2005 Plan

Pursuant to the Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan (the “Expedia 2005 Plan”), in the event of a change in control, outstanding stock options and RSUs held by each of our named executive officers, as of immediately prior to the change in control, will become fully vested and, in the case of options, fully exercisable. Any restrictions applicable to restricted stock and RSUs will lapse, and RSUs will be considered earned and payable in full and will be settled in cash or shares of Expedia common stock as promptly as practicable, except to the extent such settlement must be delayed pursuant to the rules and regulations of Section 409A of the Code.

The Expedia 2005 Plan defines a “change in control” as follows: (i) another party, other than Mr. Diller, Liberty Interactive Corporation or their respective affiliates, becomes the beneficial owner of at least 50% of the Company’s outstanding voting stock, with certain exceptions; (ii) the members of the Board as of the date the Expedia 2005 Plan was adopted by the Board (the “incumbent Board members”) cease to constitute a majority of the Board (with replacement directors that are endorsed by a majority of the Company directors who are incumbent Board members generally counting as incumbent Board members); (iii) the Company consummates a merger, reorganization or consolidation with another party, or the sale or other disposition of all or substantially all of the Company’s assets or the purchase of assets or stock of another entity (“Business Combination”), unless (A) all or substantially all of the beneficial stockholders of the Company immediately prior to such Business Combination retain more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from the Business Combination in substantially the same proportions as their ownership of voting stock immediately prior to such Business Combination, (B) no person (excluding Mr. Diller, Liberty Interactive Corporation and their respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from the Business Combination were incumbent members of the Company’s Board at the time of the initial agreement or Board action providing for such Business Combination; or (iv) the Company’s stockholders approve the complete liquidation or dissolution of the Company.

It is common for the Company to utilize two separate vesting schedules with respect to the stock option awards that we grant to our named executive officers:

•

A stock option award that features incremental vesting whereby 25% of the stock option vests and becomes exercisable on each anniversary of the date of grant over 4 years, subject to continued service with us through each applicable vesting date, is an “Incremental Vesting Stock Option Award”; and

•

A stock option award that features a cliff vesting schedule whereby the stock option vests in its entirety on a date certain (typically, 3 years from the date of grant), subject to continued service with us through such applicable vesting date, is a “Cliff Vesting Stock Option Award”.

Barry Diller

Stock Option Awards. Mr. Diller was granted Incremental Vesting Stock Option Awards under the Expedia 2005 Plan in March 2009, February 2010 and March 2011 and a Cliff Vesting Stock Option Award under the Expedia 2005 Plan in March 2009. In the event of a change in control of Expedia, outstanding and unvested stock options will vest as described in the section above titled “Expedia 2005 Plan.”

RSU Awards. Mr. Diller was granted an RSU award under the Expedia 2005 Plan in both February 2007 and February 2008, which award vests over a five-year term, subject to the satisfaction of certain performance goals, which have subsequently been satisfied. As of December 31, 2012, 10,319 of these RSUs remained unvested. These remaining RSUs vested on February 28, 2013.

Victor Kaufman

Stock Option Awards. Mr. Kaufman was granted Incremental Vesting Stock Option Awards under the Expedia 2005 Plan in March 2009, February 2010, March 2011 and February 2012 and a Cliff Vesting Stock Option Award under the Expedia 2005 Plan in March 2009. In the event of a change in control of Expedia, outstanding and unvested stock options will vest as described in the section above titled “Expedia 2005 Plan.”

RSU Awards. Mr. Kaufman was granted an RSU award under the Expedia 2005 Plan in both February 2007 and February 2008, with the award vesting over a five-year term, subject to the satisfaction of certain performance goals, which have subsequently been satisfied. As of December 31, 2012, 6,984 of these RSUs remained unvested. These remaining RSUs vested on February 28, 2013.

Dara Khosrowshahi

Employment Agreement. Expedia entered into an employment agreement with Mr. Khosrowshahi (the “Khosrowshahi Employment Agreement”), effective as of August 2, 2012, for a term of 3 years. Pursuant to the Khosrowshahi Employment Agreement, if Mr. Khosrowshahi resigns for good reason or the Company terminates his employment other than for cause, death or disability, Mr. Khosrowshahi is entitled to receive, provided that he timely executes a separation and release of claims agreement in favor of the Company, his base salary through the longer of (i) the completion of the term of the Khosrowshahi Employment Agreement and (ii) 12 months. Mr. Khosrowshahi is also entitled to a lump sum payment equal to 12 months of COBRA insurance premiums (regardless of whether he actually elects COBRA coverage). Further, the Company will consider in good faith the payment of discretionary bonuses on a pro rata basis for the year in which his termination of employment occurs. Pursuant to the severance benefit provisions in Mr. Khosrowshahi’s employment agreement, all equity awards held by Mr. Khosrowshahi that otherwise would have vested during the 12-month period following the termination of his employment will accelerate (provided that (i) equity awards that vest less frequently than annually will be treated as though such awards vested annually and (ii) any award amount that is subject to outstanding performance conditions will vest if and only to the extent such performance conditions are satisfied). Mr. Khosrowshahi also will have 18 months following his termination date to exercise any vested stock options (including stock options accelerated pursuant to the terms of the Khosrowshahi Employment Agreement) or, if earlier, through the scheduled expiration date of any such option. As an additional condition to receiving severance benefits, Mr. Khosrowshahi has agreed to not compete with the Company, solicit or hire Company employees, or solicit business partners and business affiliates of the Company for a two-year period following the termination of his employment with the Company.

“Good reason” means the occurrence of any of the following without Mr. Khosrowshahi’s consent (i) the Company’s material breach of any material provision of the Khosrowshahi Employment Agreement, (ii) the material reduction in Mr. Khosrowshahi’s title, duties or reporting responsibilities, (iii) a material reduction in Mr. Khosrowshahi’s base salary, or (iv) the relocation of Mr. Khosrowshahi’s principal place of employment more than 50 miles outside of the Seattle metropolitan area, in each case, following a requisite notice and cure period in favor of the Company.

“Cause” means Mr. Khosrowshahi’s (i) plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense, (ii) material breach of a fiduciary duty owed to the Company or any of its subsidiaries, (iii) material breach of any of the covenants made pursuant to the Khosrowshahi Employment Agreement, (iv) willful or gross neglect of the material duties required by the Khosrowshahi Employment Agreement, or (v) knowing and material violation of any Company policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest, subject to certain qualifications.

Stock Option Awards. Mr. Khosrowshahi was granted an Incremental Vesting Stock Option Award under the Expedia 2005 Plan in March 2009, February 2010, March 2011 and July 2012. He was granted a Cliff Vesting Stock Option Award under the Expedia 2005 Plan in March 2009. In the event of a change in control of Expedia, these stock option awards, to the extent outstanding, will vest as described in the section above titled “Expedia 2005 Plan.” In the event Mr. Khosrowshahi resigns his employment for good reason or the Company terminates his employment other than for cause, death or disability, any then-outstanding and unvested stock options will vest as described in the section above titled “Dara Khosrowshahi—Employment Agreement.”

2007, 2008 and 2012 RSU Awards. Mr. Khosrowshahi was granted an RSU award under the Expedia 2005 Plan in 2007 and 2008, with each award vesting over a five year term, and in 2012, with such award cliff vesting in its entirety three years from the date of grant. As of December 31, 2012, 93,640 of these RSUs remained unvested. In the event of a change in control of Expedia, any of these RSUs that are outstanding and unvested will vest as described in the section above titled “Expedia 2005 Plan.” In the event Mr. Khosrowshahi resigns for good reason or the Company terminates his employment other than for cause, death or disability, then outstanding and unvested RSUs will vest as described in the section above titled “Dara Khosrowshahi—Employment Agreement.” The grant of Mr. Khosrowshahi’s 2008 RSU award was contingent on the satisfaction of certain performance goals, which have subsequently been satisfied. As further described under “Compensation Discussion and Analysis—Compensation Program Elements—Equity Compensation—2012 Equity Compensation—2012 Khosrowshahi Equity Compensation,” the grant of Mr. Khosrowshahi’s 2012 RSU award is subject to the achievement of one or another certain performance goals designed to permit the Company to deduct the compensation relating to such award in accordance with Section 162(m) of the Code. In addition, Mr. Khosrowshahi has agreed to forfeit the 2012 RSU award if the stockholders of the Company do not approve the Amended 2005 Plan.

2006 RSU Award. On March 7, 2006, the Compensation Committee approved certain compensation arrangements with Mr. Khosrowshahi, including the grant of 800,000 RSUs pursuant to the Expedia 2005 Plan (the “2006 RSU Award”). In connection with the TripAdvisor Spin-Off, the 2006 RSU Award was split between Expedia and TripAdvisor, such that the award was converted into restricted stock units covering 400,000 shares of each of Expedia common stock and TripAdvisor common stock. On December 20, 2011, Expedia and Mr. Khosrowshahi entered into an RSU agreement governing the 400,000 RSUs for Expedia common stock (the “RSU Agreement”).

On August 2, 2012, pursuant to the Khosrowshahi Employment Agreement, all 400,000 RSUs for Expedia common stock subject to the RSU Agreement vested in full. Mr. Khosrowshahi is required to retain direct ownership of, and not sell, transfer, assign or pledge, 80% of the shares of Company common stock received pursuant to such vesting, net of shares withheld for taxes, until August 2, 2015 (the “Retention Requirement”). The Retention Requirement will terminate upon termination of Mr. Khosrowshahi’s employment by the Company without cause (including by reason of his death or disability) or if Mr. Khosrowshahi resigns for good reason.

Mark D. Okerstrom

Employment Agreement. Expedia entered into an employment agreement with Mr. Okerstrom (the “Okerstrom Employment Agreement”), effective as of October 20, 2011 for a term of 3 years. Pursuant to the Okerstrom Employment Agreement, if Mr. Okerstrom resigns for good reason or the Company terminates his employment without cause (other than for death or disability), Mr. Okerstrom is entitled to receive the same benefits and is subject to the same restrictions as Mr. Khosrowshahi under the Khosrowshahi Employment Agreement described above under the section titled “Dara Khosrowshahi—Employment Agreement,” except that Mr. Okerstrom’s COBRA benefits will be paid by the Company on a monthly basis. Under the Okerstrom Employment Agreement, “good reason” and “cause” have the same meaning as under the Khosrowshahi Employment Agreement, except that Mr. Okerstrom’s “good reason” rights also may be triggered if Mr. Okerstrom’s total annual compensation opportunity is materially reduced. Mr. Okerstrom severance benefits also are conditioned upon his timely execution of a separation and release of claims agreement in favor of the Company and covenants to not compete with the Company, solicit or hire Company employees, or solicit customers, suppliers, business partners and business affiliates of the Company for an 18-month period following the termination of his employment with the Company.

Stock Option Awards. Mr. Okerstrom was granted an Incremental Vesting Stock Option Award under the Expedia 2005 Plan in each of March 2009, April 2009, February 2010, March 2011, September 2011 and February 2012. He was granted a Cliff Vesting Stock Option Award under the Expedia 2005 Plan in April 2009. In the event of a change in control of Expedia, outstanding and unvested stock options will vest as described in the section above titled “Expedia 2005 Plan.” In the event Mr. Okerstrom resigns for good reason or the Company terminates his employment without cause (other than for death or disability), outstanding and unvested stock options will vest as described in the section above titled “Mark D. Okerstrom—Employment Agreement.”

RSU Awards. Mr. Okerstrom was granted RSU awards under the Expedia 2005 Plan in both 2007 and 2008, each award vesting over a five-year term. As of December 31, 2012, 5,130 of these RSUs remained unvested. In the event of a change in control of Expedia, these RSUs will vest as described in the section above titled “Expedia 2005 Plan.” In the event Mr. Okerstrom resigns for good reason or the Company terminates his employment without cause (other than for death or disability), outstanding and unvested RSUs will vest as described in the section above titled “Mark D. Okerstrom—Employment Agreement.”

Robert J. Dzielak

Employment Agreement. Expedia entered into an Employment Agreement with Mr. Dzielak (the “Dzielak Employment Agreement”), effective as of May 9, 2012, for a term of 3 years. Pursuant to the Dzielak Employment Agreement, if Mr. Dzielak resigns for good reason or the Company terminates his employment other than for cause, death or disability, Mr. Dzielak is entitled to receive the same benefits and is subject to the same restrictions as Mr. Khosrowshahi under the Khosrowshahi Employment Agreement described above under the section titled “Dara Khosrowshahi—Employment Agreement.” Under the Dzielak Employment Agreement, “good reason” and “cause” have the same meaning as under the Khosrowshahi Employment Agreement, except that Mr. Dzielak’s “good reason” rights will not be triggered if Mr. Dzielak suffers a reduction in his title or reporting responsibilities. Mr. Dzielak’s severance benefits also are conditioned upon his timely execution of a separation and release of claims agreement in favor of the Company and covenants to not compete with the Company, solicit or hire Company employees, or solicit customers, suppliers, business partners and business affiliates of the Company for an 18-month period following the termination of his employment with the Company.

Stock Option Awards. Mr. Dzielak was granted an Incremental Vesting Stock Option Award under the Expedia 2005 Plan in each of March 2009, February 2010, March 2011, February 2012 and May 2012. In the event of a change in control of Expedia, outstanding and unvested stock options will vest as described in the section above titled “Expedia 2005 Plan.” In the event Mr. Dzielak resigns for good reason or the Company terminates his employment other than for cause, death or disability, then outstanding and unvested stock options will vest as described in the section above titled “Robert J. Dzielak—Employment Agreement.”

RSU Awards. Mr. Dzielak was granted RSU awards under the Expedia 2005 Plan in both 2007 and 2008, each award vesting over a five-year term. As of December 31, 2012, 1,397 of these RSUs remained unvested. In the event of a change in control of Expedia, any outstanding and unvested RSUs will vest as described in the section above titled “Expedia 2005 Plan.” In the event Mr. Dzielak resigns for good reason or the Company terminates his employment other than for cause, death or disability, then outstanding and unvested RSUs will vest as described in the section above titled “Robert J. Dzielak—Employment Agreement.”

Dhiren Fonseca

Employment Agreement. Pursuant to a reorganization of Expedia’s Partner Services Group in early 2012, the Company entered into an Employment Agreement with Mr. Fonseca (the “2012 Fonseca Employment Agreement”), which expired April 17, 2013. Pursuant to the 2012 Fonseca Employment Agreement, if Mr. Fonseca resigned for good reason or the Company terminated his employment other than for cause, death or disability, then Mr. Fonseca was entitled to receive his base salary for 18 months and a payment equal to 18 months of COBRA health insurance premiums. Further, the Company would consider in good faith the payment of a discretionary bonus on a pro rata basis for the year in which the termination of Mr. Fonseca’s employment occurs. Equity awards held by Mr. Fonseca that otherwise would have vested during the 12-month period following termination of his employment by him for good reason or by the Company without cause would accelerate (provided that (i) equity awards that vest less frequently than annually will be treated as though such awards vested annually and (ii) any amount that is subject to outstanding performance conditions will vest if and only to the extent such performance conditions are satisfied). While his March 2009 Incremental Vesting Stock Option Award (discussed below) provides for 18 months of accelerated vesting, the award will be fully vested by March 2013. In addition, the 2012 Fonseca Employment Agreement entitled Mr. Fonseca to certain severance benefits upon his termination of employment due to the expiration of its one-year term, which are substantially similar to the benefits to which Mr. Fonseca would be eligible if he were to terminate his employment for good reason or the Company were to terminate his employment without cause, except that Mr. Fonseca’s equity award acceleration would be limited to awards granted prior to February 15, 2012. Under the 2012 Fonseca Employment Agreement, “good reason” and “cause” have the same meaning as under the Khosrowshahi Employment Agreement described above under the section titled “Dara Khosrowshahi—Employment Agreement,” except that a reduction in Mr. Fonseca’s title with the Company will not trigger a right to resign for good reason. In addition, Mr. Fonseca’s severance benefits are conditioned upon his timely execution of a separation and release of claims agreement in favor of the Company and covenants to not compete with the Company, solicit or hire Company employees, or solicit customers, suppliers, business partners and business affiliates of the Company for an 18-month period following the termination of his employment with the Company.

On April 17, 2013, Expedia entered into a new employment agreement with Mr. Fonseca, pursuant to which the Company will provide the same payments and equity acceleration on the same terms and conditions as described above except that, if Mr. Fonseca is terminated due to expiration of his new employment agreement, he will only be entitled to receive $312,500 over 18 months.

Stock Option Awards. Mr. Fonseca was granted an Incremental Vesting Stock Option Award under the Expedia 2005 Plan in each of March 2009, February 2010, March 2011 and February 2012. He was granted a Cliff Vesting Stock Option Award under the Expedia 2005 Plan in March 2009. In the event of a change in control of Expedia, outstanding and unvested stock options will vest as described in the section above titled “Expedia 2005 Plan.” In the event Mr. Fonseca resigns for good reason or the Company terminates his employment without cause, outstanding and unvested stock options will vest as described in the section above titled “Dhiren Fonseca—Employment Agreement.” In addition, upon his termination of employment due to the expiration of the one-year term of Mr. Fonseca’s employment, any outstanding and unvested stock option awards that were granted prior to February 15, 2012, will vest in the same manner as if Mr. Fonseca had terminated his employment for good reason or the Company had terminated his employment without cause.

RSU Awards. Mr. Fonseca was granted RSU awards under the Expedia 2005 Plan in both 2007 and 2008, each award vesting over a five-year term. As of December 31, 2012, 5,238 of these RSUs remained unvested. In the event of a change in control of Expedia, any of these RSUs that are outstanding and unvested will vest as described in the section above titled “Expedia 2005 Plan.” In the event Mr. Fonseca resigns for good reason or the Company terminates his employment without cause, any outstanding and unvested RSUs will vest as described in the section above titled “Dhiren Fonseca—Employment Agreement.” In addition, upon the expiration of Mr. Fonseca’s employment agreement, any unvested RSU awards that were granted prior to February 15, 2012, will vest in the same manner as if Mr. Fonseca had terminated his employment for good reason or the Company had terminated his employment without cause.

Gary M. Fritz

Employment and Severance Agreements. Mr. Fritz resigned effective March 12, 2012. Pursuant to Mr. Fritz’ Employment Agreement, dated as of June 11, 2011, and a separation agreement, dated as of March 13, 2012:

•	Mr. Fritz is entitled to receive his base salary ($425,000 on an annualized basis) during the 18-month period following his termination date;

•	Mr. Fritz is entitled to receive a monthly cash payment equal to the premiums charged to maintain COBRA health insurance for Mr. Fritz and his eligible dependents for 18 months;

•	the Compensation Committee approved a 2011 cash bonus for Mr. Fritz of $260,391, which was at the funding level applicable for the Partner Services Group division;

•	Mr. Fritz received $125,000 in connection with the termination of the individual performance bonus plan;

•	104,419 options and 5,238 RSUs held by Mr. Fritz that otherwise would have vested during the 12-month period following his termination date vested on March 20, 2012; and

•	Mr. Fritz’ vested stock options will remain exercisable for 18 months following his employment termination date.

Estimated Potential Incremental Payments Upon Termination or Change in Control

The table below reflects the estimated amount of incremental compensation payable to the named executive officers upon the occurrence of:

(i)	a termination either by the Company without cause or by the executive for good reason not in connection with a change in control; or

(ii)	a change in control.

Except as provided in the footnotes below, amounts shown in the table assume that the triggering event was effective as of December 31, 2012 and that the price of Expedia common stock on which certain of the calculations are based was the closing price of $61.44 on the NASDAQ Stock Market on that date. These amounts are estimates of the incremental amounts that would be paid out to the executive upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

Name and Benefits	Termination w/o Cause or for Good Reason		Upon Change in Control(1)
Barry Diller
RSU Awards (vesting accelerated)	$—		$633,999
Stock Option Awards (vesting accelerated)	—		4,965,576

Total Estimated Incremental Value	—		5,599,575
Victor Kaufman
RSU Awards (vesting accelerated)	—		4,290,979
Stock Option Awards (vesting accelerated)	—		106,616,756

Total Estimated Incremental Value	—		110,907,725
Dara Khosrowshahi
Cash Severance (salary)	2,607,143		—
RSU Awards (vesting accelerated)	3,705,242		5,753,241
Common Stock (release of restrictions)(2)	12,494,438		—
Stock Option Awards (vesting accelerated)	8,821,548		16,408,369
Health and Benefits(3)	18,407		—

Total Estimated Incremental Value	27,646,778		22,161,610
Mark D. Okerstrom
Cash Severance (salary)	899,725		—
RSU Awards (vesting accelerated)	315,187		315,187
Stock Option Awards (vesting accelerated)	4,281,019		9,575,975
Health and Benefits(3)	18,721		—

Total Estimated Incremental Value	5,514,652		9,891,162
Robert J. Dzielak
Cash Severance (salary)	891,140		—
RSU Awards (vesting accelerated)	85,832		85,832
Stock Option Awards (vesting accelerated)	1,390,248		3,175,022
Health and Benefits(3)	6,307		—

Total Estimated Incremental Value	2,373,527		3,260,854
Dhiren Fonseca
Cash Severance (salary)	637,500	(4)	—
RSU Awards (vesting accelerated)	321,823		321,823
Stock Option Awards (vesting accelerated)	5,523,891		9,655,953
Health and Benefits(3)	28,082		—

Total Estimated Incremental Value	6,511,296		9,977,776
Gary M. Fritz(5)			—
Cash Severance (salary)	637,500		—
RSU Awards (vesting accelerated)	177,097		—
Stock Option Awards (vesting accelerated)	2,224,044		—
Health and Benefits(3)	43,719		—

Total Estimated Incremental Value	3,082,360		—

(1)	Some of our plans and award agreements provide benefits to the named executive officers in the event of a change in control. The amounts to which the executive would be entitled in such event are reflected in the column captioned “Upon Change in Control.”
(2)	Accounts for termination of the Retention Requirement, described above under the section titled “Dara Khosrowshahi—Employment Agreement.”
(3)	Reflects the payment of COBRA premiums for 12 months following termination of employment for Mr. Khosrowshahi, Mr. Okerstrom and Mr. Dzielak, and for 18 months following termination of employment for Mr. Fonseca and Mr. Fritz.
(4)	Pursuant to the employment agreement with Mr. Fonseca, dated April 17, 2013, Mr. Fonseca will be paid a total of $312,500 following termination of his employment due to expiration of his employment agreement, with payments made over a period of 18 months, described above under the section titled “Dhiren Fonseca— Employment Agreement.”
(5)	Mr. Fritz’ employment with the Company terminated March 12, 2012. The amounts shown in this table for Mr. Fritz represent actual amounts received in connection with his employment agreement and separation agreement, which are described in the section above titled “Potential Payments Upon Termination or Change in Control—Gary M. Fritz.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

In general, the Company will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board of Directors. Related persons include the Company’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of the Company and its stockholders.

The legal and accounting departments work with business units throughout the Company to identify potential related person transactions prior to execution. In addition, the Company takes the following steps with regard to related person transactions:

•

On an annual basis, each director, director nominee and executive officer of the Company completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

•

Each director, director nominee and executive officer is expected to promptly notify the Company’s legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which the Company participates.

•	The Company performs a quarterly search of its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.

•	Any reported transaction that the Company’s legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of the Company and its stockholders.

Related Person Transactions

Relationships With Officers and Directors

Subject to the terms of the Stockholders Agreement between Mr. Diller and Liberty Interactive, Mr. Diller holds an irrevocable proxy to vote shares of Expedia common stock and Class B common stock beneficially owned by Liberty Interactive. By virtue of the proxy, as well as through shares owned by Mr. Diller directly, Mr. Diller is effectively able to control the outcome of all matters submitted to a vote or for the consent of Expedia’s stockholders (other than with respect to the election by the holders of Expedia common stock of 25% of the members of Expedia’s Board of Directors and matters as to which Delaware law requires a separate class vote).

From the completion of the TripAdvisor Spin-Off in December 2011 until December 2012, Mr. Diller was also the chairman and senior executive of TripAdvisor, and through similar arrangements between Mr. Diller and Liberty Interactive, Mr. Diller was effectively able to control the outcome of all matters submitted to a vote or for the consent of TripAdvisor’s stockholders during that time (other than with respect to the election by the holders of TripAdvisor’s common stock of 25% of the members of TripAdvisor’s Board of Directors and matters as to which Delaware law requires a separate class vote). Mr. Diller continues to serve as a director of TripAdvisor.

Mr. Diller is also the chairman and senior executive of IAC, and through his IAC ownership interests, voting power and certain contractual rights pursuant to an amended and restated governance agreement between IAC and Mr. Diller, Mr. Diller is currently in a position to influence, subject to IAC’s organizational documents and Delaware law, the composition of IAC’s Board of Directors and the outcome of corporate actions requiring stockholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions.

Relationship Between Expedia and IAC

In connection with and following the IAC/Expedia Spin-Off in August of 2005, Expedia and IAC entered into certain arrangements, including arrangements regarding the sharing of certain costs and the use and ownership of the Company aircraft and various commercial and other relationships, which are described below.

Cost-Sharing Arrangements. Expedia and IAC have agreed, in light of Mr. Diller’s senior role at both companies and his use of certain resources to the benefit of both companies, that certain expenses associated with such usage would be shared. These expenses include certain of Mr. Diller’s business expenses, costs for equipment dedicated to Mr. Diller’s use and expenses relating to Mr. Diller’s support staff, as well as certain other costs. In 2012, Expedia paid 35% of such expenses. The aggregate amount of costs paid by Expedia was approximately $234,000 for 2012, which amount does not include amounts paid by Expedia for its costs attributable to Mr. Diller’s personal use of Company aircraft. See footnote 1 to the table above titled “2012 All Other Compensation” for information regarding personal use of Company aircraft.

Aircraft Arrangements. Each of Expedia and IAC has a 50% ownership interest in an aircraft that may be used by both companies. Expedia and IAC share capital costs relating to this aircraft equally and operating costs pro rata based on actual usage. Members of the Company aircraft’s flight crew are employed by an entity in which each of Expedia and IAC has a 50% ownership interest. In 2012, total payments of approximately $581,000 were made to this entity by Expedia. On the fifth anniversary of IAC/Expedia Spin-Off and annually thereafter, or at any time when Mr. Diller ceases to serve as Chairman of either Expedia or IAC, IAC will have a call right and Expedia will have a put right with respect to Expedia’s interest in the Company aircraft, in each case at fair market value. IAC has the right to sell the aircraft on behalf of both parties. On February 1, 2013, each of Expedia and IAC paid 50% of the $46.5 million purchase price and related costs for an additional aircraft in which each company has a 50% ownership interest. The new aircraft is expected to be available for use by both companies in the third quarter of 2013.

Commercial and Other Relationships. Since the spin-off from IAC, Expedia has continued to work with some of IAC’s businesses pursuant to a variety of commercial relationships. These relationships generally include service agreements, primarily involving advertising sales services provided by IAC businesses. For 2012, these agreements did not, individually or together with similar agreements, involve revenues to (or payments from) Expedia businesses in excess of $120,000.

Relationship Between Expedia and Liberty Interactive

Liberty Interactive, Expedia and Mr. Diller are parties to the Governance Agreement, pursuant to which Liberty Interactive has the right to nominate up to a number of directors equal to 20% of the total number of directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to Liberty Interactive are satisfied.

The Governance Agreement also provides that if Expedia issues or proposes to issue shares of Expedia common stock or Expedia Class B common stock, Liberty Interactive has preemptive rights that generally entitle it to purchase a number of Expedia common shares, subject to a cap, so that Liberty Interactive will maintain the same ownership interest in Expedia that Liberty Interactive held immediately prior to such issuance or proposed issuance. Liberty Interactive did not exercise any such preemptive rights in 2012. On January 28, 2013, Liberty Interactive delivered a notice to Expedia exercising its preemptive rights under the Governance Agreement with respect to issuances by Expedia of its common stock made from May 8, 2012 to December 27, 2012. On March 6, 2013, Expedia issued 467,672 shares of its common stock to Liberty at a price per share of $54.04 and an aggregate value of approximately $25,272,995 pursuant to and in accordance with the Governance Agreement.

Relationships Between Expedia and TripAdvisor

Following the TripAdvisor Spin-Off, Expedia and TripAdvisor were related parties since they were under common control. In connection with the TripAdvisor Spin-Off, Expedia and TripAdvisor entered into various agreements, including, among others, a separation agreement, a tax sharing agreement, an employee matters agreement and a transition services agreement. Summaries of the separation, tax sharing, employee matters and transition services agreements are set forth in Expedia’s Definitive Proxy Statement/Prospectus dated October 31, 2011 and copies of each of these agreements were filed as exhibits to Expedia’s Current Report on Form 8-K filed with SEC on December 27, 2011.

Under the transition services agreement, Expedia agreed to provide certain assistance and services to TripAdvisor on an interim, transitional basis for the one-year period following the TripAdvisor Spin-Off, which, during 2012 consisted primarily of services relating to finance and accounting, tax and legal, among other assistance and services. Charges for assistance and services provided pursuant to this agreement are on a cost plus fixed percentage or hourly basis, as applicable. TripAdvisor paid Expedia approximately $219,000 for services provided to TripAdvisor pursuant to the transition services agreement in 2012.

Commercial Agreements. In connection with the TripAdvisor Spin-Off, Expedia and TripAdvisor also entered into various commercial agreements that generally had a one-year term and are discussed further below. Expedia believes that these arrangements were negotiated on an arm’s length basis and, whether taken individually or in the aggregate, do not constitute a material contract to Expedia. Although these agreements have generally expired, the parties have continued to perform under substantially similar terms. During 2012 Expedia recognized approximately $205 million in sales and marketing expense relating to these commercial agreements. During 2012, Expedia recognized approximately $6 million in advertising revenue from TripAdvisor in connection with these agreements.

Click-Based Advertising Agreements. Certain subsidiaries of Expedia entered into an agreement to purchase click-based advertising, primarily in connection with the “check rates” feature on TripAdvisor websites, but also including textlink advertising on TripAdvisor websites. The pricing for such advertising are on a cost-per-click or revenue-share basis.

Display-based and Other Advertising Agreements. Certain subsidiaries of Expedia entered into an agreement to purchase banner display and “exit window” advertising on TripAdvisor websites, and vice versa. In each case, pricing is on a cost-per-thousand impressions or revenue-share basis.

Content Sharing Agreement. Expedia and TripAdvisor entered into a content sharing agreement whereby each agreed to continue providing the other, without charge, with certain proprietary and/or user-generated content. TripAdvisor continued to provide certain subsidiaries of Expedia with proprietary content, including user-generated content, primarily hotel reviews, as well as proprietary ratings and summary statistics. Expedia continued to provide TripAdvisor with proprietary content, including hotel star ratings, thumbnail images, hotel and flight pricing and availability data.

ANNUAL REPORTS

Expedia’s Annual Report to Stockholders for 2012, which includes Expedia’s Annual Report on Form 10-K for the year ended December 31, 2012 (not including exhibits), is available at www.RRDEZProxy.com/2013/EXPE. Upon written request to Expedia, Inc., 333 108th Avenue N.E., Bellevue, Washington 98004, Attention: Secretary, Expedia will provide, without charge, an additional copy of Expedia’s 2012 Annual Report on Form 10-K. Expedia will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report on Form 10-K (including exhibits) by accessing Expedia’s corporate website at www.expediainc.com or the SEC’s website at www.sec.gov.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE

2014 ANNUAL MEETING

Stockholders who wish to have a proposal considered for inclusion in Expedia’s proxy materials for presentation at the 2014 Annual Meeting of Stockholders must submit the proposal to Expedia no later than December 29, 2013 at its principal executive offices at 333 108th Avenue N.E., Bellevue, Washington 98004, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2014 Annual Meeting of Stockholders without inclusion of the proposal in Expedia’s proxy materials are required to provide notice of such proposal to Expedia at its principal executive offices no later than March 25, 2014. Expedia reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Bellevue, Washington

April 30, 2013

Appendix A

SECOND AMENDED AND RESTATED EXPEDIA, INC.

2005 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS

The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value and to assume and govern other awards pursuant to the adjustment of awards granted under any IAC Long-Term Incentive Plan (as defined in the Employee Matters Agreement) in accordance with the terms of the Employee Matters Agreement (“Adjusted Awards”). Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b) “Adjusted Awards” has the meaning set forth in the preamble to Section 1.

(c) “Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(d) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award or Cash-Based Award granted or assumed pursuant to the terms of this Plan, including Adjusted Awards.

(e) “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash-Based Award” means an Award denominated in a dollar amount.

(h) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(i) “Change in Control” has the meaning set forth in Section 10(b).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(k) “Commission” means the Securities and Exchange Commission or any successor agency.

(l) “Committee” has the meaning set forth in Section 2(a).

(m) “Common Stock” means common stock, par value $0.001 per share, of the Company.

(n) “Company” means Expedia, Inc., a Delaware corporation or its successor.

(o) “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean “disability” within the meaning of Section 409A of the Code.

(p) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(q) “EBITA” means for any period, operating profit (loss) plus (i) amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

(r) “EBITDA” means for any period, operating profit (loss) plus (i) depreciation and amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

(s) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(t) “Employee Matters Agreement” means the Employee Matters Agreement by and between IAC and the Company dated as of August 9, 2005.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(v) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

(w) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(x) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, (ii) such later date as the Committee shall provide in such resolution or (iii) the initial date on which an Adjusted Award was granted under the applicable IAC Long-Term Incentive Plan.

(y) “IAC” means IAC/InterActiveCorp, a Delaware corporation.

(z) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(aa) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(bb) “NASDAQ” means the National Association of Securities Dealers Inc. Automated Quotation System.

(cc) “Nonqualified Option” means any Option that is not an Incentive Stock Option.

(dd) “Option” means an Award described under Section 5.

(ee) “Outside Directors” has the meaning set forth in Section 11(a).

(ff) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(gg) “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified-Performance Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, including hotel room night bookings or air tickets sold, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing- spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division or department of the Company and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

(hh) “Plan” means this Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

(ii) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(jj) “Restricted Stock” means an Award described under Section 6.

(kk) “Restricted Stock Units” means an Award described under Section 7.

(ll) “Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.

(mm) “RS Restriction Period” has the meaning set forth in Section 6(b)(ii).

(nn) “RSU Restriction Period” has the meaning set forth in Section 7(b)(ii).

(oo) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(pp) “Separation” has the meaning set forth in the Employee Matters Agreement.

(qq) “Share” means a share of Common Stock.

(rr) “Stock Appreciation Right” has the meaning set forth in Section 5(b).

(ss) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(tt) “Tandem SAR” has the meaning set forth in Section 5(b).

(uu) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(vv) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. For the avoidance of doubt, the Separation shall not constitute a Termination of Employment for purposes of any Adjusted Award. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

SECTION 2. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan and the Employee Matters Agreement (including the original terms of the grant of the Adjusted Award):

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Cash-Based Awards or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 12, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(viii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(ix) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x) to decide all other matters that must be determined in connection with an Award; and

(xi) to otherwise administer the Plan.

(b) Procedures. (i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subject to Section 11(c) and any applicable law, regulation or listing standard, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Subject to Section 1(h), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Award Agreements. The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

(a) Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be the sum of (i) the number of Shares that may be issuable upon exercise or vesting of the Adjusted Awards and (ii) 48,616,336. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 7,000,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b) Individual Limits. During a calendar year, no single Participant may be granted:

(i) Options or Stock Appreciation Rights covering in excess of 3,000,000 Shares in the aggregate; or

(ii) Qualified Performance-Based Awards (other than Options or Stock Appreciation Rights) covering in excess of 2,000,000 Shares in the aggregate;

provided, however, that Adjusted Awards shall not be subject to the limitations set forth in this Section 3(b).

(c) Rules for Calculating Shares Delivered.

(i) With respect to Awards other than Adjusted Awards, to the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan.

(ii) With respect to Awards other than Adjusted Awards, if the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).

(iii) With respect to Awards other than Adjusted Awards, to the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

(d) Adjustment Provisions.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation (other than a spinoff), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(ii) In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(iii) In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iv) Any adjustments made pursuant to this Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

(v) Any adjustment under this Section 3(d) need not be the same for all Participants.

SECTION 4. ELIGIBILITY

Awards may be granted under the Plan to Eligible Individuals and, with respect to Adjusted Awards, in accordance with the terms of the Employee Matters Agreement; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code) and, with respect to Adjusted Awards that are intended to qualify as incentive stock options within the meaning of Section 421 of the Code, in accordance with the terms of the Employee Matters Agreement.

SECTION 5. OPTIONS AND STOCK APPRECIATION RIGHTS

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the applicable Adjusted Award assumed under the Employee Matters Agreement:

(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e) Term. The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

(f) Vesting and Exercisability. Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.

(g) Method of Exercise. Subject to the provisions of this Section 5, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Option administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(h) Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i) Terminations of Employment. Subject to Section 10(c), a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i) Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

(ii) Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

(iii) Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

(v) Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

(j) Nontransferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

SECTION 6. RESTRICTED STOCK

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Expedia, Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with respect to which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(c), upon a Participant’s Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock.

(v) If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. RESTRICTED STOCK UNITS

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a) Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Qualified Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals) need not be the same with respect to each Participant.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

(iv) Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(c), upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.

(v) Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

SECTION 8. OTHER STOCK-BASED AWARDS

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9. CASH-BASED AWARDS

Cash-Based Awards may be granted under this Plan. Cash-Based Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 11 of this Plan. In addition, no Eligible Individual may be granted a Cash-Based Award that is a Qualified Performance-Based Award that has an aggregate maximum payment value in any calendar year in excess of $10.0 million. Cash-Based Awards may be paid in cash or in Shares (valued as of the date of payment) as determined by the Committee.

SECTION 10. CHANGE IN CONTROL PROVISIONS

(a) Impact of Event/Single Trigger. Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(d), 10(e) and 14(k), and with respect to Adjusted Awards only, to the extent specified in an Award Agreement or the applicable IAC Long-Term Incentive Plan (it being understood that any reference to a “change in control,” “change of control” or similar definition in an Award Agreement or the applicable IAC Long Term Incentive Plan for any such Adjusted Award shall be deemed to refer to a “change in control,” “change of control” or similar transaction with respect to the Company (as successor to the originally-referenced entity) for such Adjusted Award assumed hereunder), notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, with respect to Awards (other than Cash-Based Awards) held by officers of the Company (and not the Company’s Subsidiaries) with a title of Senior Vice President or above as of immediately prior to the Change in Control, and with respect to all other Participants solely to the extent provided in the applicable Award Agreement:

(i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Stock Units shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in the form set forth in the applicable Award Agreement (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

(b) Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller, Liberty Media Corporation, and their respective Affiliates (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Barry Diller, Liberty Media Corporation, and their respective Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, the Separation shall not constitute a Change in Control.

(c) Impact of Event/Double Trigger. Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(d), 10(e) and 14(k), and with respect to Adjusted Awards only, to the extent specified in an Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Participant’s Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below):

(i) any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control (including any Options and Stock Appreciation Rights that became vested pursuant to Section 10(a)) shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(c) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right;

(ii) all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

(d) For purposes of this Section 10, “Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

(e) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.

SECTION 11. QUALIFIED PERFORMANCE-BASED AWARDS; SECTION 16(b)

(a) The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

(b) Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12. TERM, AMENDMENT AND TERMINATION

(a) Effectiveness. The Board approved this Plan on February 28, 2013. The effective date (the “Effective Date”) of this Plan is the date that the Plan is approved by the Company’s stockholders.

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13. UNFUNDED STATUS OF PLAN

It is intended that the Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 14. GENERAL PROVISIONS

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the

Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Non-Transferability. Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s Termination of Employment and (B) the Participant’s death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

(l) Employee Matters Agreement. Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of an Adjusted Award, the terms of the Adjusted Award shall be governed by the Employee Matters Agreement, the applicable IAC Long-Term Incentive Plan and the award agreement granted thereunder.

Appendix B

EXPEDIA, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide incentive for present and future eligible Employees to acquire equity interests (or increase existing equity interests) in the Company through the purchase of Shares. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Applicable Exchange” means the NASDAQ Stock Market or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Shares.

(b) “Applicable Percentage” means the percentage specified in Section 6(b), subject to adjustment by the Committee as provided in Section 6(b).

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

(e) “Committee” means the committee appointed by the Board to administer the Plan as described in Section 14 or, in the absence of a committee, the Board.

(f) “Company” means Expedia, Inc., a Delaware corporation, or any successor thereto.

(g) “Company Transaction” has the meaning given such term in Section 13(b)(iii).

(h) “Compensation” means, with respect to each Participant for each pay period: base salary, wages, overtime, and shift premium paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (ii) any automobile, relocation or housing allowances, or reimbursement for any expenses, including automobile, relocation or housing expenses, (iii) any amounts paid as a bonus, including a starting bonus, referral fee, annual bonus, relocation bonus, or sales incentives or commissions, (iv) any amounts realized from the exercise of any stock options or incentive awards, (v) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, disability pay, or perquisites, or paid in lieu of such benefits, or (vi) other similar forms of extraordinary compensation.

(i) “Designated Subsidiaries” means the Subsidiaries (if any) whose employees have been designated by the Board in writing from time to time in its discretion as eligible to participate in the Plan.

(j) “Effective Date” means the date described in Section 16(m).

(k) “Employee” means any individual designated as an employee of the Company or a Designated Subsidiary on the payroll records thereof. Employee status shall be determined consistent with Treasury Regulation section 1.421-1(h), or its successor provision.

(l) “Entry Date” means the first day of each Exercise Period.

(m) “ESPP Brokerage Account” has the meaning given such term in Section 9(a).

(n) “Exercise Date” means the last day of each Exercise Period.

(o) “Exercise Period” means, subject to adjustment as provided in Section 4(b), the approximately three (3) month period beginning on each: (i) March 1 of each year and ending the last day of May of such year, (ii) June 1 of each year and ending on the last day of August of such year, (iii) September 1 of each year and ending on the last day of November of such year or (iv) December 1 of each year and ending on the last day of February of the following year, until the Plan terminates; provided that the first Exercise Period shall begin on June 1, 2013.

(p) “Exercise Price” means the price per Share offered in a given Exercise Period determined as provided in Section 6(b).

(q) “Fair Market Value” means, if the Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the closest preceding date on which Shares are so traded, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, the Fair Market Value of a Share shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 423 of the Code to be the fair market value of a Share.

(r) “International Plan” means the Expedia, Inc. 2013 International Employee Stock Purchase Plan, as in effect from time to time.

(s) “Participant” means an Employee who is eligible to participate in the Plan under Section 3 and who has elected to participate in the Plan by enrolling online as provided in Section 5 hereof.

(t) “Plan” means the Expedia, Inc. 2013 Employee Stock Purchase Plan, as in effect from time to time.

(u) “Plan Contributions” means, with respect to each Participant, the after-tax payroll deductions withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 7 hereof.

(v) “Share” means a share of common stock, par value $0.0001 per share, of the Company (including any new, additional or different stock or securities resulting from any change in capitalization pursuant to Section 13(b)).

(w) “Subsidiary” means any corporation of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(x) “Terminating Event” means a Participant ceases to be an Employee under any circumstances; provided, however, that, for purposes of the Plan, a Participant’s status as an Employee shall be considered to be continuing intact while such Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Committee or the Participant’s supervisor; provided further, however, that if such period of leave of absence exceeds three (3) months, and the Participant’s right to reemployment is not provided either by statute or by contract, the Participant’s status as an Employee shall be deemed to have terminated on the first day immediately following such three (3)-month period. A transfer of a Participant’s employment between or among Designated Subsidiaries of the Plan shall not be considered a Terminating Event.

3. Eligibility.

(a) General Rule. Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.

(b) Exclusion. Notwithstanding the provisions of Section 3(a), to the extent not inconsistent with the requirements of Section 423 of the Code, an Employee shall not be eligible to participate in an Exercise Period if, as of the Entry Date of such Exercise Period: (i) such Employee’s customary employment is twenty (20) hours or less per week, or (ii) such Employee is a highly compensated employee (within the meaning of Section 414(q) of the Code) and his or her annual base salary equals or exceeds $200,000, or such higher amount as the Committee may determine in its discretion prior to such Entry Date with respect to Employees generally.

4. Exercise Periods.

(a) In General. The Plan shall generally be implemented by a series of Exercise Periods, each of which lasts approximately three (3) months.

(b) Changes by Committee. The Committee shall have the authority to make changes to the occurrence, duration and/or the frequency of Exercise Periods with respect to future Exercise Periods if any such change is announced prior to the scheduled beginning of the first Exercise Period to be affected, provided that the duration of an Exercise Period may not exceed five (5) years from the Entry Date (or the expiration of such other applicable period specified under Section 423(b)(7) of the Code (or any successor provision of the Code thereto)).

5. Participation. Employees meeting the eligibility requirements of Section 3 hereof may elect to participate in the Plan commencing on any Entry Date for the applicable Exercise Period by enrolling online in the manner and through the website designated by the Company during the period beginning on the First Enrollment Date and ending at 5:30 pm Pacific time on the Last Enrollment Date that corresponds to the applicable Exercise Period set forth below:

Exercise Period	First Enrollment Date	Last Enrollment Date
March 1 – May 31	February 1	February 21
June 1 – August 31	May 1	May 24
September 1 – November 30	August 1	August 24
December 1 – February 28 or 29	November 1	November 23

; provided, however, that before the Entry Date for any such Exercise Period, the Committee may prescribe with respect to Employees generally any alternative enrollment period for such Exercise Period. Notwithstanding the foregoing, eligible Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from the Plan if (a) the grant of an option under the Plan or any offering to a citizen or resident of the non-U.S. jurisdiction is prohibited under the laws of such jurisdiction, or (b) compliance with the laws of the non-U.S. jurisdiction would cause the Plan or the offering to violate the requirements of Section 423 of the Code, in each case, to the extent allowed under Section 423 of the Code.

6. Grant of Option.

(a) Shares Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 6(c), the Participant shall be granted an option to purchase on the subsequent Exercise Date (at the Exercise Price determined as provided in Section 6(b) below) up to a number of Shares determined by dividing such Participant’s Plan Contributions accumulated during the current Exercise Period prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided that the maximum number of Shares a Participant may purchase during any Exercise Period shall be that whole number of Shares determined by dividing $25,000 by the Fair Market Value of a Share on the Entry Date of such Exercise Period; provided further that such maximum number of Shares may instead be established by the Committee as a fixed number or a different predetermined formula with respect to any Exercise Period prior to the Entry Date thereof. All Participants granted options pursuant to an Exercise Period shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. No fractional Shares shall be issued or otherwise transferred upon the exercise of an option under the Plan.

(b) Exercise Price. The Exercise Price offered to each Participant in a given Exercise Period shall be the Applicable Percentage of the Fair Market Value of a Share on the Exercise Date. The Applicable Percentage with respect to each Exercise Period shall be 85% unless and until such Applicable Percentage is increased by the Committee, in its discretion, provided that any such increase in the Applicable Percentage with respect to a given Exercise Period must be established prior to the commencement of the enrollment process for such Exercise Period.

(c) Limitations on Options that may be Granted. Notwithstanding any provision of the Plan to the contrary, (i) no Employee may participate in the Plan if such Employee, immediately after the applicable Entry Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or of any other related corporation for purposes of Section 423 of the Code, and (ii) no Participant shall be granted an option under the Plan which permits his or her right to purchase Shares under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of the Company and any Subsidiary, and any other related corporation for purposes of Section 423 of the Code, which are intended to qualify under Section 423 of the Code, exceeds $25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such option is outstanding at any time. For purposes of clause (ii) of the preceding sentence, the Fair Market Value of Shares purchased with respect to a given Exercise Period shall be determined as of the Entry Date for such Exercise Period. The limitations set forth in this Section 6(c) shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

(d) No Rights as Shareholder. A Participant shall have no voting, dividend or other shareholder rights in the Shares covered by his or her option until such option has been exercised in accordance with the provisions of the Plan and such Shares have actually been issued to such Participant.

(e) Bookkeeping Accounts Maintained. Individual bookkeeping accounts shall be maintained for each Participant. All Plan Contributions from a Participant’s Compensation shall be credited to such Participant’s Plan account. However, all Plan Contributions made for a Participant shall be deposited in the Company’s or a Designated Subsidiary’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company or a Designated Subsidiary may be used by the Company or such Designated Subsidiary for any corporate purpose, and neither the Company nor such Designated Subsidiary shall be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

7. Plan Contributions.

(a) Contribution by Payroll Deduction. All contributions to the Plan shall be made only by after-tax payroll deductions by the Company or Designated Subsidiary in a manner consistent with the provisions of Section 423 of the Code or any successor thereto.

(b) Payroll Deduction Election. At the time a Participant enrolls online with respect to an Exercise Period in accordance with Section 5, the Participant shall authorize payroll deductions from his or her Compensation to be made on each payroll date during the portion of the Exercise Period that he or she is a Participant in an amount not less than 1% and not more than 10% of the Participant’s Compensation on each payroll date during the portion of the Exercise Period that he or she is a Participant. The amount of payroll deductions must be a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant’s Compensation. The amount of payroll deductions may be adjusted to the extent required by applicable law.

(c) Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions shall commence with the earliest administratively practicable pay date on or after the Entry Date with respect to which the Participant enrolls online in accordance with Section 5, or is deemed to have elected continued participation in the Plan with respect to succeeding Exercise Periods in accordance with Section 7(d).

(d) Automatic Continuation of Payroll Deductions for Succeeding Exercise Periods. With respect to each succeeding Exercise Period, a Participant shall be deemed (i) to have elected to participate in such immediately succeeding Exercise Period (and, for purposes of such Exercise Period, the Participant’s “Entry Date” shall be the first day of such succeeding Exercise Period), and (ii) to have authorized the same payroll deduction for such immediately succeeding Exercise Period as was in effect for the Participant immediately prior to the commencement of such succeeding Exercise Period, unless such Participant elects otherwise prior to the Entry Date of such succeeding Exercise Period, in accordance with Section 7(e) below or such Participant withdraws from the Plan in accordance with Section 12 hereof.

(e) Change of Payroll Deduction Election. A Participant may not decrease or increase the rate of his or her payroll deductions during an Exercise Period. Using the online authorization process designated for this purpose by the Company in accordance with Section 5 above authorizing a change in the rate of payroll deductions, a Participant may decrease or increase the rate of his or her payroll deductions (within the limitations of Section 7(b) above) commencing with the first Exercise Period that begins after the date of such online authorization. Additionally, a Participant may withdraw from an Exercise Period as provided in Section 12(a) hereof.

(f) Automatic Changes in Payroll Deduction. The Company may decrease a Participant’s rate of payroll deductions, but not below zero percent, at any time during an Exercise Period to the extent necessary to comply with Section 423(b)(8) of the Code or any other applicable law or Section 6(a) or Section 6(c). Payroll deductions shall recommence at the rate provided in the Participant’s online enrollment at the beginning of the first Exercise Period beginning in the following calendar year, unless the Participant’s participation in the Plan terminates as provided in Section 12.

8. Exercise of Options and Purchase of Shares.

(a) Exercise of Options. On each Exercise Date, the option for the purchase of Shares of each Participant who has not withdrawn from the Plan and whose participation in the Exercise Period has not otherwise terminated before the Exercise Date shall be automatically exercised to purchase the number of whole Shares determined by dividing (i) the total amount of the accumulated Plan Contributions then credited to the Participant’s account under the Plan during the Exercise Period and not previously applied toward the purchase of Shares by (ii) the Exercise Price, subject to the limitations in Section 6(a) and Section 6(c) and any other limitation in the Plan.

(b) Pro Rata Allocation of Shares. If the aggregate number of Shares to be purchased by all Participants in the Plan and the International Plan on an Exercise Date exceeds the number of Shares available as provided in Section 13, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional Share resulting from such pro rata allocation to any Participant shall be disregarded and shall not be issued.

(c) Delivery of Shares. As soon as practicable after each Exercise Date, the Company shall arrange the delivery of the Shares purchased by each Participant on such Exercise Date to a broker designated by the Company that will hold such Shares for the benefit of each such Participant; provided that the Company may arrange the delivery to a Participant of a certificate representing such Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

(d) Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Exercise Date shall be refunded to the Participant as soon as practicable after such Exercise Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole Share on such Exercise Date, the Company may arrange for the cash balance to be retained in the Participant’s Plan account and applied toward the purchase of Shares in the subsequent Exercise Period, as the case may be.

(e) Tax Withholding. At the time a Participant’s option is granted or exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares he or she purchases under the Plan, the Participant shall make adequate provision for the federal, state, local and non-United States tax withholding obligations, if any, of the Company and/or the applicable Designated Subsidiary which arise upon grant or exercise of such option or upon such disposition of Shares, respectively. The Company and/or applicable Designated Subsidiary may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

(f) Expiration of Option. Any portion of a Participant’s option remaining unexercised after the end of the Exercise Period to which such option relates shall expire immediately upon the end of such Exercise Period.

(g) Provision of Reports to Participants. Unless otherwise determined by the Committee, each Participant who has exercised all or part of his or her option under the Plan shall receive, as soon as practicable after the Exercise Date, a report of such Participant’s Plan account setting forth the total Plan Contributions accumulated prior to such exercise, the number of Shares purchased, the Exercise Price for such Shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 8(d). The report pursuant to this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

9. ESPP Brokerage Account; Required Holding Period; Disqualifying Disposition.

(a) Deposit of Shares into ESPP Brokerage Account. Notwithstanding any other provisions of the Plan to the contrary, the Company may require that the Shares purchased on behalf of each Participant under the Plan shall be deposited directly into a brokerage account which the Company may establish for the Participant at a Company-designated brokerage firm (such an account, the “ESPP Brokerage Account”).

(b) Required Holding Period. The Shares deposited into a Participant’s ESPP Brokerage Account may not be transferred from the ESPP Brokerage Account or disposed of (whether electronically or in certificated form) or pledged until the required holding period for those Shares is satisfied. Unless otherwise determined by the Committee with respect to Participants generally, such required holding period shall be six (6) months following the Exercise Date on which such Shares are purchased, except as otherwise provided in Section 12(c) below in the case of a Participant’s death. Following expiration of such required holding period, a Participant may sell Shares held in his or her ESPP Brokerage Account at any time, but in the absence of any such sale, the Participant shall be required to hold such shares in the ESPP Brokerage Account until expiration of the holdings periods specified by Section 423(a)(1) of the Code applicable to such Shares.

(c) Participant Required to Report Disqualifying Disposition. A Participant shall be required to report in writing to the Company (or a person or firm designated by the Committee) any disposition of Shares purchased under the Plan prior to the expiration of the holding periods specified by Section 423(a)(1) of the Code.

10. Designation of Beneficiary.

(a) Designation. Unless otherwise determined by the Committee, a Participant may file with the Company (or a person or firm designated by the Committee) a written designation (in a form acceptable to the Committee) of a beneficiary who is to receive any Shares and/or cash, if any, otherwise deliverable from the Participant’s Plan account and/or ESPP Brokerage Account in the event of the Participant’s death prior to delivery to the Participant thereof, to the extent permitted and recognized by applicable law.

(b) Change of Designation; Absence of Designated Beneficiary. A Participant’s beneficiary designation may be changed by the Participant at any time in the manner designated by the Company (or a person or firm designated by the Committee). In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan in accordance with applicable law who is living at the time of such Participant’s death, the Company (or a person or firm designated by the Committee) shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company (or a person or firm designated by the Committee), in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. Transferability. Neither Plan Contributions credited to a Participant’s account nor any option or rights to exercise any option or receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 10). Any attempted such assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 12(a).

12. Withdrawal; Terminating Event.

(a) Withdrawal. A Participant may withdraw from an Exercise Period at any time by giving written notice to the Company (or a person or firm designated by the Committee) not later than 5:30 pm Pacific time on the last withdrawal date that corresponds to the applicable Exercise Date set forth below:

Exercise Period	Exercise Date	Last Withdrawal Date
March 1 – May 31	Last day of May	May 24
June 1 – August 31	Last day of August	August 24
September 1 – November 30	Last day of November	November 23
December 1 – February 28 or 29	Last day of February	February 21

Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt by the Company of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to such Participant’s account, if any, and not yet used to purchase Shares, shall be returned to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. Such Participant’s unexercised options to purchase Shares pursuant to the Plan shall be automatically terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Exercise Period in accordance with Section 5 and subject to the restriction provided in Section 12(b), below.

(b) Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 12(a) shall be eligible to participate in the Plan at the beginning of the next Exercise Period following the date the Former Participant withdrew, and the Former Participant must submit a new online enrollment in accordance with Section 5 in order to again become a Participant.

(c) Terminating Event. If a Participant has a Terminating Event, (i) such Participant may not make further Plan Contributions, (ii) his or her right to purchase Shares in the then-current Exercise Period shall immediately terminate, (iii) any amount of cash then credited to his or her Plan account shall be promptly returned to such Participant, and (iv) all Shares held in such Participant’s ESPP Brokerage Account shall continue to be held in such ESPP Brokerage Account unless the Participant sells or transfers such Shares, subject to satisfaction of both the required holding period (provided that such required holding period shall not apply in the case of a Terminating Event due to death) and the Code Section 423(a)(1) holding period requirements, as referenced in Section 9(b). For the avoidance of doubt, in the event that the employment of a Participant is transferred, and such Participant becomes an employee of a Subsidiary that is not a Designated Subsidiary of the Plan, such Participant shall have Terminating Event.

13. Shares Issuable under the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 13(b), the maximum number of Shares that may be issued under the Plan and the International Plan in the aggregate shall be 1,500,000. Such Shares issuable under the Plan may be authorized and unissued shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing. Any Shares issued under the Plan shall reduce on a Share-for-Share basis the number of Shares available for subsequent issuance under the Plan and the International Plan. If an outstanding option under the Plan or the International Plan for any reason expires or is terminated or cancelled, the Shares allocable to the unexercised portion of such option shall again be available for issuance under the Plan or the International Plan.

(b) Adjustments Upon Changes in Capitalization; Company Transactions.

(i) If the outstanding Shares are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, including as a result of one or more mergers, reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, or there occurs a separation, spin-off or other distribution of stock or property (including any extraordinary dividend, but excluding any ordinary dividends) affecting the Company, then appropriate adjustments shall be made to the number and/or kind of shares available for issuance in the aggregate under the Plan and the International Plan and under each outstanding option under the Plan and to the Exercise Price thereof, in each case as determined by the Committee, in its discretion, and the Committee’s determination shall be conclusive.

(ii) In the event of any proposed dissolution or liquidation of the Company, immediately prior to the consummation of such proposed action, any outstanding Exercise Period will terminate, and any Shares held in ESPP Brokerage Accounts, and all Plan Contributions credited to Participant Plan accounts and not used to purchase Shares, shall be distributed to each applicable Participant, unless otherwise provided by the Committee.

(iii) In the event of sale of all or substantially all of the Company’s assets, or a merger, amalgamation, consolidation, acquisition or sale or exchange of shares or similar event affecting the Company (each, a “Company Transaction”), then, as determined by the Committee, in its discretion, which determination shall be conclusive, either:

(A) each option under the Plan shall be assumed or an equivalent option shall be substituted by the Company’s successor corporation or a parent corporation (as defined in Section 424(e) of the Code) of such successor corporation, unless the Committee determines, in the exercise of its discretion, and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Company Transaction, the Company shall notify each Participant in writing, prior to the New Exercise Date, that the Exercise Date for such Participant’s option has been changed to the New Exercise Date, and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 12(a). For purposes of this Section 13(b), an option granted under the Plan shall be deemed to have been assumed if, following the Company Transaction, the option confers the right to purchase, for each Share subject to the option immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Shares for each Share held on the effective date of the Company Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if the consideration received in the Company Transaction was not solely common stock or Shares of the successor corporation or its parent corporation (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by the holders of Shares in the Company Transaction; or

(B) the Plan shall terminate and any Shares held in ESPP Brokerage Accounts and all the Plan Contributions credited to Participant Plan accounts and not yet used to purchase Shares, shall be distributed to each applicable Participant.

(iv) In all cases, the Committee shall have discretion to exercise any of the powers and authority provided under this Section 13, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 13.

14. Administration. The Plan shall be administered by the Committee. The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentences of this Section 14, subject to the express provisions of the Plan, the Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms and manner of any agreements, forms, and instruments, and all online enrollment, designation or communication, relating to the Plan; determine eligibility to participate in the Plan; adopt rules and regulations for administering the Plan; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in “Compensation;” retain and engage such third parties as it shall determine to assist with the administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan. All decisions, actions and determinations by the Committee with respect to the Plan; any agreement, form or instrument relating to the Plan; or any operation or administration of the Plan shall be final, conclusive and binding on all persons. Subject to applicable laws, rules, and regulations, the Committee may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company or any Subsidiary, and revoke any such delegation. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee.

15. Amendment, Suspension, and Termination of the Plan.

(a) Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided that (i) except as otherwise provided by Section 4(b) or Section 13(b), or to comply with any applicable law, regulation or rule, no such amendment may make any change in any option theretofore granted which materially adversely affects the previously accrued rights of any Participant with respect to any such option without such Participant’s consent, and (ii) the Plan shall not be amended in any way that will cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Section 423 of the Code, or any other applicable law, regulation or rule, the Company shall obtain shareholder approval of any such amendment.

(b) Suspension of the Plan. The Board or the Committee may, at any time, suspend the Plan; provided that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Board or the Committee may resume the operation of the Plan following any such suspension; provided that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 12(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period.

(c) Termination of the Plan. The Plan and all rights of Participants hereunder shall terminate on the earliest of:

(i) the Exercise Date at which Participants become entitled to purchase a number of Shares greater than the number of Shares remaining available for issuance under the Plan and the International Plan pursuant to Section 13;

(ii) such date as is determined by the Board in its discretion; or

(iii) the last Exercise Date immediately preceding the tenth (10th) anniversary of the Effective Date.

Notwithstanding the foregoing to the contrary, (i) the Board may at any time, with notice to Participants, terminate an Exercise Period then in progress and provide, in its discretion, that the outstanding balance of Plan Contributions credited to Participant Plan accounts and not yet used to purchase Shares shall either be (x) used to purchase Shares on an early Exercise Date established by the Board, or (y) distributed to the applicable Participants, and (ii) upon any termination of the Plan, any Exercise Period then in progress shall be treated as may be determined by the Board in accordance with clause (i) of this sentence, and any Shares held in ESPP Brokerage Accounts shall be distributed to the applicable Participants.

16. Miscellaneous.

(a) Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person or agent, designated by the Company for the receipt thereof.

(b) Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company or a Designated Subsidiary, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

(c) Rights of Participants.

(i) Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement thereunder. The liability of the Company or any Designated Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Designated Subsidiary or any other affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of any option under the Plan shall not confer any rights upon the Participant holding such option other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such option, or to all options. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement thereunder shall be deemed to:

(A)	give any Participant the right to be retained in the service of the Company or any Designated Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(B)	restrict in any way the right of the Company or any Designated Subsidiary to terminate, change or modify any Participant’s employment at any time with or without cause;

(C)	constitute a contract of employment between the Company or any Designated Subsidiary and any Employee, nor shall it constitute a right to remain in the employ of the Company or any Designated Subsidiary;

(D)	give any Employee of the Company or any Designated Subsidiary the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company and/or a Designated Subsidiary, nor be construed as limiting in any way the right of the Company and/or a Designated Subsidiary to determine, in its discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(E)	give any Employee any rights whatsoever with respect to any Share options except as specifically provided in the Plan and any applicable agreement thereunder.

(ii) Options. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to purchase any Shares under the Plan shall only result from continued employment with the Company or any Designated Subsidiary.

(iii) No Effects on Benefits; No Damages. Any compensation received by a Participant under an option is not part of any (1) normal or expected compensation or salary for any purpose, as an employee or otherwise; (2) termination, indemnity, severance, resignation, redundancy, end of service payments; (3) bonuses; (4) long-service awards; (5) pension or retirement benefits or (6) similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise, in each case, otherwise payable or provided to such Participant. A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of termination of employment of such Participant for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such termination of employment, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any option or Shares purchased under the Plan.

(iv) No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Designated Subsidiary, or prevent or limit the right of the Company or any Designated Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume options or other rights otherwise than under the Plan.

(d) Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

(e) Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange. Notwithstanding any contrary Plan provisions prescribing the manner and form in which stock certificates may be issued and/or Shares may be held by or on behalf of Participants, the Company and any affiliate thereof shall have the right to make such alternative arrangements as they may, in their discretion, determine, and which may include the transfer of Shares and/or the issue of stock certificates to any nominee or trust or other third party arrangement established for the benefit in whole or in part of Participants.

(f) Governing Law. The Plan and each agreement thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.

(g) No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Designated Subsidiary from taking any corporate action (including the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on the Plan, or any rights awarded Participants under the Plan. No employee, beneficiary, or other person, shall have any claim against the Company or any Designated Subsidiary as a result of any such action.

(h) Section 16. The provisions and operation of the Plan are intended to result in no transaction under the Plan being subject to (and not exempt from) the rules of Section 16 of the Securities Exchange Act of 1934, as amended, to the extent such rules are or become applicable to the Company.

(i) Requirements of Law; Limitations on Awards.

(i) The Plan, the granting, acceptance and exercise of options and the issuance of Shares under the Plan and the Company’s obligation to sell and deliver Shares upon the exercise of options to purchase Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(ii) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant or exercise of any option under the Plan, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(iii) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an option is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company, any Designated Subsidiary or any affiliate respectively thereof under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the United States Securities Act of 1933, as amended, or otherwise with respect to Shares or options, and the right to exercise any option under the Plan shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company, any Designated Subsidiary or any such affiliate.

(iv) Upon termination of any period of suspension under Section 16(i)(iii), any option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any option.

(v) The Committee may require each person receiving Shares in connection with any option under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any option as it deems appropriate. Any such restrictions may be set forth in the applicable agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(j) Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company and any Designated Subsidiary, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company and any Designated Subsidiary may share such information with any affiliate thereof, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Designated Subsidiary or any affiliate respectively thereof, or any division respectively thereof.

(k) Electronic Delivery. Any reference in the Plan or any related agreement to an agreement, document, statement, instrument or notice, whether written or otherwise, will include any agreement, document, statement, instrument or notice delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(l) Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The word “Section” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

(m) Effective Date. Following adoption of the Plan by the Board, the Plan shall become effective upon the date on which the Plan is approved by the stockholders of the Company who are present and or represented at an annual or special meeting of stockholders where a quorum is present, which approval occurs within the period ending twelve (12) months before or after the date the Plan is adopted by the Board.

Appendix C

EXPEDIA, INC.

2013 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide incentive for present and future eligible Employees to acquire equity interests (or increase existing equity interests) in the Company through the purchase of Shares. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

2. Definitions.

(a) “Applicable Exchange” means the NASDAQ Stock Market or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Shares.

(b) “Applicable Percentage” means the percentage specified in Section 6(b), subject to adjustment by the Committee as provided in Section 6(b).

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

(e) “Committee” means the committee appointed by the Board to administer the Plan as described in Section 14 or, in the absence of a committee, the Board.

(f) “Company” means Expedia, Inc., a Delaware corporation, or any successor thereto.

(g) “Company Transaction” has the meaning given such term in Section 13(b)(iii).

(h) “Compensation” means, with respect to each Participant for each pay period: base salary, wages, overtime, and shift premium paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (ii) any automobile, relocation or housing allowances, or reimbursement for any expenses, including automobile, relocation or housing expenses, (iii) any amounts paid as a bonus, including a starting bonus, referral fee, annual bonus, relocation bonus, or sales incentives or commissions, (iv) any amounts realized from the exercise of any stock options or incentive awards, (v) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, disability pay, or perquisites, or paid in lieu of such benefits, or (vi) other similar forms of extraordinary compensation.

(i) “Designated Countries” means the countries designated by the Board in writing from time to time for the purposes of the Plan.

(j) “Designated Subsidiaries” means the Subsidiaries whose employees have been designated by the Board in writing from time to time in its discretion as eligible to participate in the Plan.

(k) “Effective Date” means the date described in Section 16(m).

(l) “Employee” means any individual designated as an employee of a Designated Subsidiary on the payroll records thereof.

(m) “Entry Date” means the first day of each Exercise Period.

(n) “ESPP Brokerage Account” has the meaning given such term in Section 9(a).

(o) “Exercise Date” means the last day of each Exercise Period.

(p) “Exercise Period” means, subject to adjustment as provided in Section 4(b), the approximately three (3) month period beginning on each: (i) March 1 of each year and ending the last day of May of such year, (ii) June 1 of each year and ending on the last day of August of such year, (iii) September 1 of each year and ending on the last day of November of such year or (iv) December 1 of each year and ending on the last day of February of the following year, until the Plan terminates; provided that the first Exercise Period shall begin on June 1, 2013.

(q) “Exercise Price” means the price per Share offered in a given Exercise Period determined as provided in Section 6(b).

(r) “Fair Market Value” means, if the Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the closest preceding date on which Shares are so traded, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, the Fair Market Value of a Share shall mean the amount determined by the Board in good faith.

(s) “Participant” means an Employee who is eligible to participate in the Plan under Section 3 and who has elected to participate in the Plan by enrolling online as provided in Section 5 hereof.

(t) “Plan” means the Expedia, Inc. 2013 International Employee Stock Purchase Plan, as in effect from time to time.

(u) “Plan Contributions” means, with respect to each Participant, the after-tax payroll deductions withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 7 hereof.

(v) “Share” means a share of common stock, par value US$ 0.0001 per share, of the Company (including any new, additional or different stock or securities resulting from any change in capitalization pursuant to Section 13(b)).

(w) “Subsidiary” means any corporation of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock.

(x) “Terminating Event” means a Participant ceases to be an Employee under any circumstances; provided, however, that, for purposes of the Plan, a Participant’s status as an Employee shall be considered to be continuing intact while such Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Committee or the Participant’s supervisor. A transfer of a Participant’s employment between or among any Designated Subsidiaries (of the Plan or the U.S. Plan) shall be considered a Terminating Event.

(y) “U.S. Plan” means the Expedia, Inc. 2013 Employee Stock Purchase Plan, as in effect from time to time.

3. Eligibility.

(a) General Rule. Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.

(b) Exclusion. Notwithstanding the provisions of Section 3(a), to the extent permitted by applicable law, an Employee shall not be eligible to participate in an Exercise Period if, as of the Entry Date of such Exercise Period: (i) such Employee is classified as a vice president or more senior position in the records of any Designated Subsidiary or (ii) such Employee is not employed in a Designated Country.

4. Exercise Periods.

(a) In General. The Plan shall generally be implemented by a series of Exercise Periods, each of which lasts approximately three (3) months.

(b) Changes by Committee. The Committee shall have the authority to make changes to the occurrence, duration and/or the frequency of Exercise Periods with respect to future Exercise Periods if any such change is announced prior to the scheduled beginning of the first Exercise Period to be affected.

5. Participation. Employees meeting the eligibility requirements of Section 3 hereof may elect to participate in the Plan commencing on any Entry Date for the applicable Exercise Period by enrolling online in the manner and through the website designated by the Company during the period beginning on the First Enrollment Date and ending at 5:30 pm Pacific time on the Last Enrollment Date that corresponds to the applicable Exercise Period set forth below:

Exercise Period	First Enrollment Date	Last Enrollment Date
March 1 – May 31	February 1	February 21
June 1 – August 31	May 1	May 24
September 1 – November 30	August 1	August 24
December 1 – February 28 or 29	November 1	November 23

; provided, however, that before the Entry Date for any such Exercise Period, the Committee may prescribe with respect to Employees generally any alternative enrollment period for such Exercise Period. Notwithstanding the foregoing, eligible Employees who are citizens or residents of a jurisdiction may be excluded from the Plan if the grant of an option under the Plan or any offering to a citizen or resident of the jurisdiction is prohibited under the laws of such jurisdiction.

6. Grant of Option.

(a) Shares Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 6(c), the Participant shall be granted an option to purchase on the subsequent Exercise Date (at the Exercise Price determined as provided in Section 6(b) below) up to a number of Shares determined by dividing such Participant’s Plan Contributions accumulated during the current Exercise Period prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided that the maximum number of Shares a Participant may purchase during any Exercise Period shall be that whole number of Shares determined by dividing US$25,000 by the Fair Market Value of a Share on the Entry Date of such Exercise Period; provided further that such maximum number of Shares may instead be established by the Committee as a fixed number or a different predetermined formula with respect to any Exercise Period prior to the Entry Date thereof. No fractional Shares shall be issued or otherwise transferred upon the exercise of an option under the Plan.

(b) Exercise Price. The Exercise Price offered to each Participant in a given Exercise Period shall be the Applicable Percentage of the Fair Market Value of a Share on the Exercise Date. The Applicable Percentage with respect to each Exercise Period shall be 85% unless and until such Applicable Percentage is increased by the Committee, in its discretion, provided that any such increase in the Applicable Percentage with respect to a given Exercise Period must be established prior to the commencement of the enrollment process for such Exercise Period.

(c) Limitations on Options that may be Granted. Notwithstanding any provision of the Plan to the contrary, (i) no Employee may participate in the Plan if such Employee, immediately after the applicable Entry Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or of any other related corporation for purposes of Section 423 of the Code, and (ii) no Participant shall be granted an option under the Plan which permits his or her right to purchase Shares under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of the Company and any Subsidiary, and any other related corporation for purposes of Section 423 of the Code, which are intended to qualify under Section 423 of the Code, exceeds US$25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such option is outstanding at any time. For purposes of clause (ii) of the preceding sentence, the Fair Market Value of Shares purchased with respect to a given Exercise Period shall be determined as of the Entry Date for such Exercise Period. The limitations set forth in this Section 6(c) shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

(d) No Rights as Shareholder. A Participant shall have no voting, dividend or other shareholder rights in the Shares covered by his or her option until such option has been exercised in accordance with the provisions of the Plan and such Shares have actually been issued or otherwise transferred to such Participant or to an appointed nominee.

(e) Bookkeeping Accounts Maintained. Individual bookkeeping accounts shall be maintained for each Participant. All Plan Contributions from a Participant’s Compensation shall be credited to such Participant’s Plan account in the currency in which paid by the Designated Subsidiary until converted into U.S. dollars. Except as otherwise required by law, all Plan Contributions made for a Participant shall be deposited in the general corporate accounts of the Company or the applicable Designated Subsidiary and may be used for any corporate purpose, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions, and neither the Company nor any Designated Subsidiary shall be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

(f) Conversion into U.S. Dollars. For purposes of determining the number of Shares purchasable by a Participant, the Plan Contributions credited to such Participant’s Plan account during each Exercise Period shall be converted into U.S. dollars on the Exercise Date for such Exercise Period on the basis of the exchange rate in effect on such date. The Committee shall have the discretion to determine the applicable exchange rate to be in effect for each Exercise Date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intercompany financial transactions for the month of such purchase). Any changes or fluctuations in the exchange rate at which Plan Contributions are converted into U.S. dollars on each Exercise Date shall be borne solely by each applicable Participant.

7. Plan Contributions.

(a) Contribution by Payroll Deduction. All contributions to the Plan shall be made only by after-tax payroll deductions by the applicable Designated Subsidiary.

(b) Payroll Deduction Election. At the time a Participant enrolls online with respect to an Exercise Period in accordance with Section 5 the Participant shall authorize payroll deductions from his or her Compensation to be made on each payroll date during the portion of the Exercise Period that he or she is a Participant in an amount not less than 1% and not more than 10% of the Participant’s Compensation on each payroll date during the portion of the Exercise Period that he or she is a Participant. The amount of payroll deductions must be a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant’s Compensation. The amount of payroll deductions may be adjusted to the extent required by applicable law.

(c) Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions shall commence with the earliest administratively practicable pay date on or after the Entry Date with respect to which the Participant enrolls online in accordance with Section 5, or is deemed to have elected continued participation in the Plan with respect to succeeding Exercise Periods, in accordance with Section 7(d).

(d) Automatic Continuation of Payroll Deductions for Succeeding Exercise Periods. With respect to each succeeding Exercise Period, a Participant shall be deemed (i) to have elected to participate in such immediately succeeding Exercise Period (and, for purposes of such Exercise Period, the Participant’s “Entry Date” shall be the first day of such succeeding Exercise Period), and (ii) to have authorized the same payroll deduction for such immediately succeeding Exercise Period as was in effect for the Participant immediately prior to the commencement of such succeeding Exercise Period, unless such Participant elects otherwise prior to the Entry Date of such succeeding Exercise Period, in accordance with Section 7(e) below or such Participant withdraws from the Plan in accordance with Section 12 hereof.

(e) Change of Payroll Deduction Election. A Participant may not decrease or increase the rate of his or her payroll deductions during an Exercise Period. Using the online authorization process designated for this purpose by the Company in accordance with Section 5 above authorizing a change in the rate of payroll deductions, a Participant may decrease or increase the rate of his or her payroll deductions (within the limitations of Section 7(b) above) commencing with the first Exercise Period that begins after the date of such online authorization. Additionally, a Participant may withdraw from an Exercise Period as provided in Section 12(a) hereof.

(f) Automatic Changes in Payroll Deduction. The Company may decrease a Participant’s rate of payroll deductions, but not below zero percent, at any time during an Exercise Period to the extent necessary to comply with any applicable law or Section 6(a) or Section 6(c). Payroll deductions shall recommence at the rate provided in the Participant’s online enrollment at the beginning of the first Exercise Period beginning in the following calendar year, unless the Participant’s participation in the Plan terminates as provided in Section 12.

8. Exercise of Options and Purchase of Shares.

(a) Exercise of Options. On each Exercise Date, the option for the purchase of Shares of each Participant who has not withdrawn from the Plan and whose participation in the Exercise Period has not otherwise terminated before the Exercise Date shall be automatically exercised to purchase the number of whole Shares determined by dividing (i) the total amount of the accumulated Plan Contributions, as converted into U.S. dollars, then credited to the Participant’s account under the Plan during the Exercise Period and not previously applied toward the purchase of Shares by (ii) the Exercise Price, subject to the limitations in Section 6(a) and Section 6(c) and any other limitation in the Plan.

(b) Pro Rata Allocation of Shares. If the aggregate number of Shares to be purchased by all Participants in the Plan and the U.S. Plan on an Exercise Date exceeds the number of Shares available as provided in Section 13, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional Share resulting from such pro rata allocation to any Participant shall be disregarded and shall not be issued.

(c) Delivery of Shares. As soon as practicable after each Exercise Date, the Company shall arrange the delivery of the Shares purchased by each Participant on such Exercise Date to a broker designated by the Company that will hold such Shares for the benefit of each such Participant; provided that the Company may arrange the delivery to a Participant of a certificate representing such Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

(d) Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Exercise Date shall be refunded, in the currency in which collected by the Designated Subsidiary, to the Participant as soon as practicable after such Exercise Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole Share on such Exercise Date, the Company may arrange for the cash balance to be retained in the Participant’s Plan account and applied toward the purchase of Shares in the subsequent Exercise Period, as the case may be.

(e) Tax Withholding / Social Security. The Company, the Participant’s employer, any other affiliate of the Company, an applicable administrator, or any trustee of an applicable employee benefit trust may withhold any amount or make any arrangements which it considers necessary to satisfy any liability to tax or social security contributions which may arise from the grant, exercise, assignment, release or cancellation of rights granted to Participant pursuant to the terms of the Plan. These arrangements may include the sale of Shares on behalf of the Participant, unless he or she satisfies the relevant liability himself or herself.

(f) Expiration of Option. Any portion of a Participant’s option remaining unexercised after the end of the Exercise Period to which such option relates shall expire immediately upon the end of such Exercise Period.

(g) Provision of Reports to Participants. Unless otherwise determined by the Committee, each Participant who has exercised all or part of his or her option under the Plan shall receive, as soon as practicable after the Exercise Date, a report of such Participant’s Plan account setting forth the total Plan Contributions accumulated prior to such exercise, the number of Shares purchased, the Exercise Price for such Shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 8(d). The report pursuant to this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

9. ESPP Brokerage Account; Required Holding Period.

(a) Deposit of Shares into ESPP Brokerage Account. Notwithstanding any other provisions of the Plan to the contrary, the Company may require that the Shares purchased on behalf of each Participant under the Plan shall be deposited directly into a brokerage account which the Company may establish for the Participant at a Company-designated brokerage firm (such an account, the “ESPP Brokerage Account”).

(b) Required Holding Period. The Shares deposited into a Participant’s ESPP Brokerage Account may not be transferred from the ESPP Brokerage Account or disposed of (whether electronically or in certificated form) or pledged until the required holding period for those Shares is satisfied. Unless otherwise determined by the Committee with respect to Participants generally, such required holding period shall be six (6) months following the Exercise Date on which such Shares are purchased, except as otherwise provided in Section 12(c) below in the case of a Participant’s death. Following expiration of such required holding period, a Participant may sell Shares held in his or her ESPP Brokerage Account at any time.

10. Designation of Beneficiary.

(a) Designation. Unless otherwise determined by the Committee, a Participant may file with the Company (or a person or firm designated by the Committee) a written designation (in a form acceptable to the Committee) of a beneficiary who is to receive any Shares and/or cash, if any, otherwise deliverable from the Participant’s Plan account and/or ESPP Brokerage Account in the event of the Participant’s death prior to delivery to the Participant thereof, to the extent permitted and recognized by applicable law.

(b) Change of Designation; Absence of Designated Beneficiary. A Participant’s beneficiary designation may be changed by the Participant at any time in the manner designated by the Company (or a person or firm designated by the Committee). In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan in accordance with applicable law who is living at the time of such Participant’s death, the Company (or a person or firm designated by the Committee) shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company (or a person or firm designated by the Committee), in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. Transferability. Neither Plan Contributions credited to a Participant’s account nor any option or rights to exercise any option or receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 10). Any attempted such assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 12(a).

12. Withdrawal; Terminating Event.

(a) Withdrawal. A Participant may withdraw from an Exercise Period at any time by giving written notice to the Company (or a person or firm designated by the Committee) not later than 5:30 pm Pacific time on the last withdrawal date that corresponds to the applicable Exercise Date set forth below:

Exercise Period	Exercise Date	Last Withdrawal Date
March 1 – May 31	Last day of May	May 24
June 1 – August 31	Last day of August	August 24
September 1 – November 30	Last day of November	November 23
December 1 – February 28 or 29	Last day of February	February 21

Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt by the Company of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to such Participant’s account, if any, and not yet used to purchase Shares, shall be returned, in the currency in which collected by the Designated Subsidiary, to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. Such Participant’s unexercised options to purchase Shares pursuant to the Plan shall be automatically terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Exercise Period in accordance with Section 5 and subject to the restriction provided in Section 12(b), below.

(b) Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 12(a) shall be eligible to participate in the Plan at the beginning of the next Exercise Period following the date the Former Participant withdrew, and the Former Participant must submit a new online enrollment in accordance with Section 5 in order to again become a Participant.

(c) Terminating Event. If a Participant has a Terminating Event, (i) such Participant may not make further Plan Contributions, (ii) his or her right to purchase Shares in the then-current Exercise Period shall immediately terminate, (iii) any amount of cash then credited to his or her Plan account shall be promptly returned, in the currency in which it was collected by the Designated Subsidiary, to such Participant, and (iv) all Shares held in such Participant’s ESPP Brokerage Account shall continue to be held in such ESPP Brokerage Account unless the Participant sells or transfers such Shares, subject to satisfaction of the required holding period as referenced in Section 9(b), provided that such required holding period shall not apply in the case of a Terminating Event due to death. For the avoidance of doubt, in the event that the employment of a Participant is transferred, and such Participant becomes an employee of the Company or another Subsidiary (whether or not such Subsidiary is a Designated Subsidiary), such Participant shall have Terminating Event.

13. Shares Issuable under the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 13(b), the maximum number of Shares that may be issued under the Plan and the U.S. Plan in the aggregate shall be 1,500,000. Such Shares issuable under the Plan may be authorized and unissued shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing. Any Shares issued under the Plan shall reduce on a Share-for-Share basis the number of Shares available for subsequent issuance under the Plan and the U.S. Plan. If an outstanding option under the Plan or the U.S. Plan for any reason expires or is terminated or cancelled, the Shares allocable to the unexercised portion of such option shall again be available for issuance under the Plan or the U.S. Plan.

(b) Adjustments Upon Changes in Capitalization; Company Transactions.

(i) If the outstanding Shares are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, including as a result of one or more mergers, reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, or there occurs a separation, spin-off or other distribution of stock or property (including any extraordinary dividend, but excluding any ordinary dividends) affecting the Company, then appropriate adjustments shall be made to the number and/or kind of shares available for issuance in the aggregate under the Plan and the U.S. Plan and under each outstanding option under the Plan and to the Exercise Price thereof, in each case as determined by the Committee, in its discretion, and the Committee’s determination shall be conclusive.

(ii) In the event of any proposed dissolution or liquidation of the Company, immediately prior to the consummation of such proposed action, any outstanding Exercise Period will terminate, and any Shares held in ESPP Brokerage Accounts, and all Plan Contributions credited to Participant Plan accounts and not used to purchase Shares, shall be distributed to each applicable Participant, unless otherwise provided by the Committee.

(iii) In the event of sale of all or substantially all of the Company’s assets, or a merger, amalgamation, consolidation, acquisition or sale or exchange of shares or similar event affecting the Company (each, a “Company Transaction”), then, as determined by the Committee, in its discretion, which determination shall be conclusive, either:

(A) each option under the Plan shall be assumed or an equivalent option shall be substituted by the Company’s successor corporation or a parent corporation (as defined in Section 424(e) of the Code) of such successor corporation, unless the Committee determines, in the exercise of its discretion, and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Company Transaction, the Company shall notify each Participant in writing, prior to the New Exercise Date, that the Exercise Date for such Participant’s option has been changed to the New Exercise Date, and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 12(a). For purposes of this Section 13(b), an option granted under the Plan shall be deemed to have been assumed if, following the Company Transaction, the option confers the right to purchase, for each Share subject to the option immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Shares for each Share held on the effective date of the Company Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if the consideration received in the Company Transaction was not solely common stock or Shares of the successor corporation or its parent corporation (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by the holders of Shares in the Company Transaction; or

(B) the Plan shall terminate and any Shares held in ESPP Brokerage Accounts and all the Plan Contributions credited to Participant Plan accounts and not yet used to purchase Shares, shall be distributed to each applicable Participant.

(iv) In all cases, the Committee shall have discretion to exercise any of the powers and authority provided under this Section 13, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 13.

14. Administration. The Plan shall be administered by the Committee. The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentences of this Section 14, subject to the express provisions of the Plan, the Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms and manner of any agreements, forms, and instruments, and all online enrollment, designation or communication, relating to the Plan; determine eligibility to participate in the Plan; adopt rules and regulations for administering the Plan; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in “Compensation;” retain and engage such third parties as it shall determine to assist with the administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan. All decisions, actions and determinations by the Committee with respect to the Plan; any agreement, form or instrument relating to the Plan; or any operation or administration of the Plan shall be final, conclusive and binding on all persons. Subject to applicable laws, rules, and regulations, the Committee may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company or any Subsidiary, and revoke any such delegation. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee.

15. Amendment, Suspension, and Termination of the Plan.

(a) Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided that except as otherwise provided by Section 4(b) or Section 13(b), or to comply with any applicable law, regulation or rule, no such amendment may make any change in any option theretofore granted which materially adversely affects the previously accrued rights of any Participant with respect to any such option without such Participant’s consent. To the extent necessary to comply with any applicable law, regulation or rule, the Company shall obtain shareholder approval of any such amendment.

(b) Suspension of the Plan. The Board or the Committee may, at any time, suspend the Plan; provided that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Board or the Committee may resume the operation of the Plan following any such suspension; provided that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 12(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period.

(c) Termination of the Plan. The Plan and all rights of Participants hereunder shall terminate on the earliest of:

(i) the Exercise Date at which Participants become entitled to purchase a number of Shares greater than the number of Shares remaining available for issuance under the Plan and the U.S. Plan pursuant to Section 13;

(ii) such date as is determined by the Board in its discretion; or

(iii) the last Exercise Date immediately preceding the tenth (10th) anniversary of the Effective Date.

Notwithstanding the foregoing to the contrary, (i) the Board may at any time, with notice to Participants, terminate an Exercise Period then in progress and provide, in its discretion, that the outstanding balance of Plan Contributions credited to Participant Plan accounts and not yet used to purchase Shares shall either be (x) used to purchase Shares on an early Exercise Date established by the Board, or (y) distributed to the applicable Participants, and (ii) upon any termination of the Plan, any Exercise Period then in progress shall be treated as may be determined by the Board in accordance with clause (i) of this sentence, and any Shares held in ESPP Brokerage Accounts shall be distributed to the applicable Participants.

16. Miscellaneous.

(a) Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person or agent, designated by the Company for the receipt thereof.

(b) Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company or a Designated Subsidiary, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

(c) Rights of Participants.

(i) Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement thereunder. The liability of the Company or any Designated Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Designated Subsidiary or any other affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of any option under the Plan shall not confer any rights upon the Participant holding such option other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such option, or to all options. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement thereunder shall be deemed to:

(A)	give any Participant the right to be retained in the service of the Company or any Designated Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(B)	restrict in any way the right of the Company or any Designated Subsidiary to terminate, change or modify any Participant’s employment at any time with or without cause;

(C)	constitute a contract of employment between the Company or any Designated Subsidiary and any Employee, nor shall it constitute a right to remain in the employ of the Company or any Designated Subsidiary;

(D)	give any Employee of the Company or any Designated Subsidiary the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company and/or a Designated Subsidiary, nor be construed as limiting in any way the right of the Company and/or a Designated Subsidiary to determine, in its discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(E)	give any Employee any rights whatsoever with respect to any Share options except as specifically provided in the Plan and any applicable agreement thereunder.

(ii) Options. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to purchase any Shares under the Plan shall only result from continued employment with the Company or any Designated Subsidiary.

(iii) No Effects on Benefits; No Damages. Any compensation received by a Participant under an option is not part of any (1) normal or expected compensation or salary for any purpose, as an employee or otherwise; (2) termination, indemnity, severance, resignation, redundancy, end of service payments; (3) bonuses; (4) long-service awards; (5) pension or retirement benefits or (6) similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise, in each case, otherwise payable or provided to such Participant. A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of termination of employment of such Participant for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such termination of employment, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any option or Shares purchased under the Plan.

(iv) No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Designated

Subsidiary, or prevent or limit the right of the Company or any Designated Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume options or other rights otherwise than under the Plan.

(d) Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

(e) Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange. Notwithstanding any contrary Plan provisions prescribing the manner and form in which stock certificates may be issued and/or Shares may be held by or on behalf of Participants, the Company and any affiliate thereof shall have the right to make such alternative arrangements as they may, in their discretion, determine, and which may include the transfer of Shares and/or the issue of stock certificates to any nominee or trust or other third party arrangement established for the benefit in whole or in part of Participants.

(f) Governing Law. The Plan and each agreement thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.

(g) No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Designated Subsidiary from taking any corporate action (including the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on the Plan, or any rights awarded Participants under the Plan. No employee, beneficiary, or other person, shall have any claim against the Company or any Designated Subsidiary as a result of any such action.

(h) Section 16. The provisions and operation of the Plan are intended to result in no transaction under the Plan being subject to (and not exempt from) the rules of Section 16 of the Securities Exchange Act of 1934, as amended, to the extent such rules are or become applicable to the Company.

(i) Requirements of Law; Limitations on Awards.

(i) The Plan, the granting, acceptance and exercise of options and the issuance of Shares under the Plan and the Company’s obligation to sell and deliver Shares upon the exercise of options to purchase Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(ii) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant or exercise of any option under the Plan, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(iii) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an option is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company, any Designated Subsidiary or any affiliate respectively thereof under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the United States Securities Act of 1933, as amended, or otherwise with respect to Shares or options, and the right to exercise any option under the Plan shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company, any Designated Subsidiary or any such affiliate.

(iv) Upon termination of any period of suspension under Section 16(i)(iii), any option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any option.

(v) The Committee may require each person receiving Shares in connection with any option under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any option as it deems appropriate. Any such restrictions may be set forth in the applicable agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(j) Data Protection. As a condition of participation, the Participant shall:

(i) explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of his or her Personal Data (as defined below) by and among, as applicable, the Company, its Designated Subsidiaries, its affiliates, and the trustee of any applicable employee benefit trust for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan;

(ii) agree that the Company and the applicable Designated Subsidiary, affiliate, or trustee (as the case may be) may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number (to the extent permitted under applicable local law) or other identification number, salary, nationality, job title, residency status, any Shares or directorships held in the Company and/or its affiliates (if any), details of all shares or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (collectively, “Personal Data”);

(iii) further agree that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan (the “Recipients”) and that these recipients may be located in the Participant’s country, or elsewhere (including outside the European Economic Area), and that the Recipient’s country may have different data privacy laws and protections than the Participant’s country;

(iv) authorize the Recipients to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker, escrow agent or other third party with whom the unrestricted Shares acquired upon vesting thereof may be deposited;

(v) agree that Personal Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan; and

(vi) agree that refusal or withdrawal of consent given pursuant to this Section 16(j) may affect his or her ability to participate in the Plan

(k) Electronic Delivery. Any reference in the Plan or any related agreement to an agreement, document, statement, instrument or notice, whether written or otherwise, will include any agreement, document, statement, instrument or notice delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(l) Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The word “Section” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

(m) Effective Date. Following adoption of the Plan by the Board, the Plan shall become effective upon the date on which the Plan is approved by the stockholders of the Company who are present and or represented at an annual or special meeting of stockholders where a quorum is present, which approval occurs within the period ending twelve (12) months before or after the date the Plan is adopted by the Board.

(n) Country Appendices. Notwithstanding any provision in the Plan to the contrary, the Board may determine that options shall be subject to special terms and provisions for each Designated Country. If the Participant relocates to a different Designated Country, the special terms and conditions for such country will apply to such Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable to comply with local law or facilitate the administration of the Plan and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the option (unless the Company specifically determines to incur such expense).

(o) Imposition of other Requirements. The Company reserves the right to impose other requirements on each Participant’s participation in the Plan, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 17, 2013.
Vote by Internet
• Go to www.investorvote.com/EXPE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:	For	Withhold				For	Withhold		For	Withhold		+
01 - George “Skip” Battle*	☐	☐	02 - Pamela L. Coe			☐	☐	03 - Barry Diller	☐	☐
04 - Jonathan L. Dolgen	☐	☐	05 - Craig A. Jacobson*			☐	☐	06 - Victor A. Kaufman	☐	☐
07 - Peter M. Kern*	☐	☐	08 - Dara Khosrowshahi			☐	☐	09 - John C. Malone	☐	☐
10 - José A. Tazón	☐	☐	For	Against	Abstain					For	Against	Abstain

2.   Approval of the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan, including an amendment to increase the number of shares of Expedia common stock authorized for issuance thereunder by 6,000,000.

			☐	☐	☐	3. Approval of the Expedia, Inc. 2013 Employee Stock Purchase Plan and the Expedia, Inc. 2013 International Employee Stock Purchase Plan.				☐	☐	☐
4. Ratification of the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for the year ending December 31, 2013.			☐	☐	☐	5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

*    To be voted upon by the holders of Expedia, Inc.’s Common Stock voting as a separate class. All nominees will serve a term of one year or until their respective successors shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors).

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2012 Annual Report to Stockholders are available at: http://www.RRDEZProxy.com/2013/EXPE

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

Proxy — Expedia, Inc.

Notice of 2013 Annual Meeting of Stockholders

8800 West Sunset Boulevard, West Hollywood, California 90069

Proxy Solicited by Board of Directors for Annual Meeting – June 18, 2013

The undersigned stockholder of Expedia, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2013 and hereby appoints each of Dara Khosrowshahi and Robert J. Dzielak proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Expedia, Inc. to be held on Tuesday, June 18, 2013, at 8:00 a.m. local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock and/or Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

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